FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-06

Free Writing Prospectus

Structural and Collateral Term Sheet

$622,662,516

(Approximate Initial Pool Balance)

$539,381,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2025-5C6

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association
JPMorgan Chase Bank, National Association
LMF Commercial, LLC
RREF V – D Direct Lending Investments, LLC
Argentic Real Estate Finance 2 LLC
Citi Real Estate Funding Inc.
Goldman Sachs Mortgage Company
UBS AG

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5C6

September 16, 2025

Wells Fargo Securities	J.P. Morgan	Citigroup	Goldman Sachs & Co. LLC	UBS Securities LLC

Co-Lead Managers and
Joint Bookrunners

Academy Securities, Inc.	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch / Morningstar DBRS / Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$1,198,000	30.000%	(7)	2.51	11/25 – 06/30	16.1%	39.5%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(8)	30.000%	(7)	(8)	(8)	16.1%	39.5%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(8)	30.000%	(7)	(8)	(8)	16.1%	39.5%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$435,863,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$103,518,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$42,808,000	23.125%	(7)	4.94	09/30 – 09/30	14.6%	43.4%
B	AA-sf/AAA(sf)/NR	$34,247,000	17.625%	(7)	4.94	09/30 – 09/30	13.7%	46.5%
C	A-sf/AAA(sf)/NR	$26,463,000	13.375%	(7)	4.94	09/30 – 09/30	13.0%	48.9%
	Non-Offered Certificates
X-D	BBB-sf/AA(sf)/NR	$23,278,000(13)(15)	N/A	Variable IO(14)	N/A	N/A	N/A	N/A
D	BBB-sf/AA(low)(sf)/NR	$23,278,000(15)	9.637%(15)	(7)	4.96	09/30 – 10/30	12.5%	51.0%
E-RR	NR/A(high)(sf)/NR	$6,298,000(15)	8.625%	(7)	5.02	10/30 – 10/30	12.3%	51.6%
F-RR	NR/A(low)(sf)/NR	$10,119,000	7.000%	(7)	5.02	10/30 – 10/30	12.1%	52.5%
G-RR	NR/BBB(sf)/NR	$8,561,000	5.625%	(7)	5.02	10/30 – 10/30	11.9%	53.3%
H-RR	NR/BBB(low)(sf)/NR	$6,227,000	4.625%	(7)	5.02	10/30 – 10/30	11.8%	53.8%
J-RR	NR/BB(low)(sf)/NR	$13,231,000	2.500%	(7)	5.02	10/30 – 10/30	11.5%	55.0%
K-RR	NR/NR/NR	$15,567,515	0.000%	(7)	5.02	10/30 – 10/30	11.3%	56.4%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. dba Morningstar DBRS (“Morningstar DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 16, 2025 (the “Preliminary Prospectus”). Fitch, Morningstar DBRS and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B and X-D Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.
(4) (5)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certificate Structure
(8)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $434,665,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial Certificate Balance of $434,665,000), the Class A-2 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $200,000,000	N/A – 4.79	N/A / 06/30 – 08/30
Class A-3	$234,665,000 - $434,665,000	4.83 – 4.87	06/30 – 09/30 / 08/30 – 09/30

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The initial Certificate Balance of each of the Class D and E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial Certificate Balance of the Class D Certificates is expected to fall within a range of $22,378,000 to $24,128,000, and the initial Certificate Balance of the Class E-RR Certificates is expected to fall within a range of $5,448,000 to $7,198,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the Classes of Certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D Certificates would affect the initial notional amount of the Class X-D certificates. Additionally, the Approximate Initial Credit Support for the Class D Certificates will range between approximately 9.500% and 9.781%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2025-5C6	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties		Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	4	4		$150,300,000	24.1%
LMF Commercial, LLC	7	7		106,181,310	17.1
Wells Fargo Bank, National Association	5	16		89,132,700	14.3
RREF V – D Direct Lending Investments, LLC	2	2		62,800,000	10.1
Argentic Real Estate Finance 2 LLC	3	5		60,000,000	9.6
Citi Real Estate Funding Inc.	2	14		57,198,000	9.2
UBS AG / Wells Fargo Bank, National Association	1	1		50,000,000	8.0
Goldman Sachs Mortgage Company	2	2		47,050,505	7.6
Total	26	5	1	$622,662,516	100.0%

Loan Pool:

Initial Pool Balance:	$622,662,516
Number of Mortgage Loans:	26
Average Cut-off Date Balance per Mortgage Loan:	$23,948,558
Number of Mortgaged Properties:	51
Average Cut-off Date Balance per Mortgaged Property(1):	$12,209,069
Weighted Average Interest Rate:	6.4863%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	71.4%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	58
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	356
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.64x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	56.4%
Weighted Average Balloon Loan-to-Value Ratio(1):	56.3%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.1%
% of Mortgage Loans with Single Tenants(3):	21.0%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2025-5C6	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 5.2% of the mortgage pool (2 mortgage loans) has scheduled amortization, as follows:

5.2% (2 mortgage loans) require amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 94.8% of the mortgage pool (24 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 57.0% and 1.65x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 57.3% of the mortgage pool (12 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	64.3% of the pool
Insurance:	40.4% of the pool
Capital Replacements:	60.4% of the pool
TI/LC:	45.2% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, industrial and leased fee properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

76.9% of the mortgage pool (20 mortgage loans) features a lockout period, then defeasance only until an open period;

14.3% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

8.8% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2025-5C6	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$539,381,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:

Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPMCB”), LMF Commercial, LLC (“LMF”), RREF V – D Direct Lending Investments, LLC (“Rialto”), Argentic Real Estate Finance 2 LLC (“AREF2”), Citi Real Estate Funding Inc. (“CREFI”), Goldman Sachs Mortgage Company (“GSMC”) and UBS AG (“UBS AG”)

Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., DBRS, Inc. dba Morningstar DBRS and Moody’s Investors Service, Inc.
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:

For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by RREF V – D Direct Lending Investments, LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

RREF V – Direct Lending Investments, LLC, the retaining sponsor, intends to cause RREF V – D AIV RR H, LLC to retain an “eligible horizontal residual interest”, in the form of certificates representing approximately 5.03% of the fair value of all the ABS interests issued, which will be comprised of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, RREF V – D Direct Lending Investments, LLC will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Rules and UK Securitization Rules:

No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU Securitization Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—Other Risks Relating to the Certificates— EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.

Initial Controlling Class Certificateholder:	RREF V – D AIV RR H, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in October 2025 (or, in the case of any mortgage loan that has its first due date after October 2025, the date that would have been its due date in October 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about October 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2025-5C6	Issue Characteristics
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in November 2025.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in November 2025.
Rated Final Distribution Date:	The Distribution Date in October 2058.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Units or Rooms	Cut-off Date Balance Per SF or Unit or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
Rialto	125th & Lenox	New York	NY	1 / 1	$59,000,000	9.5%	Retail	172,070	$581.16	68.9%	68.9%	1.36x	8.0%
JPMCB	Aman Hotel New York	New York	NY	1 / 1	55,000,000	8.8	Hospitality	83	1,385,542.17	28.6	28.6	2.07	18.1
AREF2	Olive Industrial 3-Pack	Various	Various	1 / 3	51,500,000	8.3	Industrial	1,101,126	46.77	66.7	66.7	1.33	9.3
UBS AG/WFB	80 International Drive	Windsor	CT	1 / 1	50,000,000	8.0	Industrial	698,574	100.20	58.9	58.9	1.52	10.7
CREFI	Soudry NYC Multifamily Portfolio	Various	NY	1 / 13	48,000,000	7.7	Various	204	382,352.94	63.1	63.1	1.37	8.9
JPMCB	415 West 13th Street	New York	NY	1 / 1	47,000,000	7.5	Mixed Use	67,707	694.17	64.1	64.1	1.32	9.8
LMF	Landing at Fancher Creek Apartments	Fresno	CA	1 / 1	46,000,000	7.4	Multifamily	476	96,638.66	63.6	63.6	1.32	8.7
JPMCB	Vertex HQ	Boston	MA	1 / 1	32,300,000	5.2	Mixed Use	1,134,479	492.56	34.0	34.0	3.29	16.5
WFB	Manhattan Gateway Shopping Center	Manhattan Beach	CA	1 / 1	31,500,000	5.1	Retail	82,000	384.15	55.4	55.4	1.23	9.4
GSMC	The Campus at Lawson Lane	Santa Clara	CA	1 / 1	24,500,000	3.9	Office	328,867	212.85	31.2	31.2	3.82	20.7
Top Three Total/Weighted Average				3 / 5	$165,500,000	26.6%				54.8%	54.8%	1.59x	11.8%
Top Five Total/Weighted Average				5 / 19	$263,500,000	42.3%				57.1%	57.1%	1.53x	11.0%
Top Ten Total/Weighted Average				10 / 24	$444,800,000	71.4%				55.3%	55.3%	1.72x	11.5%
Non-Top Ten Total/Weighted Average				16 / 27	$177,862,516	28.6%				59.3%	59.0%	1.42x	10.7%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
No.	Property Name	Mortgage Loan Seller in WFCM 2025-5C6	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined U/W NCF DCSR(2)	Combined U/W NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	125th & Lenox	Rialto	$59,000,000	$41,000,000	$100,000,000	WFCM 2025-5C6	Midland	Rialto(3)	WFCM 2025-5C6	1.36x	8.0%	68.9%
2	Aman Hotel New York	JPMCB	$55,000,000	$60,000,000	$115,000,000	WFCM 2025-5C6	Midland	Rialto(3)	BANK5 2025-5YR16	2.07x	18.1%	28.6%
4	80 International Drive	UBS AG/WFB	$50,000,000	$20,000,000	$70,000,000	WFCM 2025-5C6	Midland	Rialto(3)	Future Securitization	1.52x	10.7%	58.9%
5	Soudry NYC Multifamily Portfolio	CREFI	$48,000,000	$30,000,000	$78,000,000	WFCM 2025-5C6	Midland	Rialto(3)	Benchmark 2025-V17(4)	1.37x	8.9%	63.1%
8	Vertex HQ	JPMCB	$32,300,000	$526,500,000	$558,800,000	VRTX 2025-HQ	Trimont	Situs	VRTX 2025-HQ	3.29x	16.5%	34.0%
10	The Campus at Lawson Lane	GSMC	$24,500,000	$45,500,000	$70,000,000	BANK5 2025-5YR16	Trimont	LNR	BANK5 2025-5YR16 (Note A-1), CPPIB Credit Investments III Inc. (Note B)	3.82x	20.7%	31.2%
22	Equinox Sports Club LA	LMF	$6,400,000	$60,000,000	$66,400,000	BBCMS 2025-5C36	Midland	K-Star	BBCMS 2025-5C36	1.20x	8.2%	68.7%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	Rialto Capital Advisors, LLC
(4)	The Benchmark 2025-V17 securitization is expected to close on September 29, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
8	JPMCB	Vertex HQ	$32,300,000	5.2%	$441,200,000	NAP	5.5957%	3.29x	1.62x	16.5%	9.2%	34.0%	60.8%
10	GSMC	The Campus at Lawson Lane	24,500,000	3.9	70,000,000	NAP	7.0385	3.82	1.44	20.7	10.4	31.2	62.3
Total/Weighted Average			$56,800,000	9.1%	$511,200,000	NAP	6.2181%	3.52x	1.54x	18.3%	9.7%	32.8%	61.4%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
6	JPMCB	415 West 13th Street	New York	NY	Mixed Use	$47,000,000	7.5%	JPMCC 2016-JP3
7	LMF	Landing at Fancher Creek Apartments	Fresno	CA	Multifamily	46,000,000	7.4	BANK 2019-BN21 UBSCM 2019-C17
8	JPMCB	Vertex HQ	Boston	MA	Mixed Use	32,300,000	5.2	WFCM 2016-BNK1 MSBAM 2016-C30 CFCRE 2016-C6 MSC 2016-UB11 CGCMT 2016-C2 CGCMT 2016-P5 CD 2016-CD1
9	WFB	Manhattan Gateway Shopping Center	Manhattan Beach	CA	Retail	31,500,000	5.1	WFCM 2015-NXS3
10	GSMC	The Campus at Lawson Lane	Santa Clara	CA	Office	24,500,000	3.9	BANK5 2025-5YR16
12	LMF	Equinox Sports Club Orange County	Irvine	CA	Retail	23,600,000	3.8	COMM 2015-CR25
22	LMF	Equinox Sports Club LA	Los Angeles	CA	Retail	6,400,000	1.0	COMM 2015-CR24
23	AREF2	Bayview Apartments	Tacoma	WA	Multifamily	5,050,000	0.8	RCMT 2019-5
25	Rialto	Bethlehem Township Self Storage	Bethlehem	PA	Self Storage	3,800,000	0.6	WFCM 2015-C30
26	AREF2	Lauren May Apartments	Seattle	WA	Multifamily	3,450,000	0.6	WFCM 2015-C30
	Total					$223,600,000	35.9%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Retail	16	$162,242,778	26.1%	63.4%	63.4%	1.37	x	9.2%	8.9%	6.3800%
Anchored	4	115,698,000	18.6	64.0	64.0	1.37		9.0	8.7	6.1942
Single Tenant	12	46,544,778	7.5	61.8	61.8	1.38		9.5	9.5	6.8420
Industrial	5	114,250,000	18.3	63.8	63.8	1.43		9.9	9.3	6.4144
Warehouse	3	51,500,000	8.3	66.7	66.7	1.33		9.3	8.5	6.3130
Warehouse/Distribution	1	50,000,000	8.0	58.9	58.9	1.52		10.7	10.1	6.5520
Manufacturing	1	12,750,000	2.0	71.2	71.2	1.51		9.6	9.6	6.2840
Multifamily	17	113,783,538	18.3	62.6	62.6	1.35		9.0	8.8	6.4451
Mid Rise	14	58,137,538	9.3	63.1	63.1	1.36		9.0	8.8	6.4090
Garden	2	53,250,000	8.6	62.0	62.0	1.33		9.1	8.8	6.4916
High Rise	1	2,396,000	0.4	63.1	63.1	1.37		8.9	8.7	6.2900
Hospitality	3	87,281,816	14.0	34.8	34.2	1.80		16.7	13.7	7.4428
Full Service	3	87,281,816	14.0	34.8	34.2	1.80		16.7	13.7	7.4428
Mixed Use	2	79,300,000	12.7	51.8	51.8	2.12		12.5	12.3	6.2219
Office/Retail	1	47,000,000	7.5	64.1	64.1	1.32		9.8	9.5	7.1060
Lab/Office	1	32,300,000	5.2	34.0	34.0	3.29		16.5	16.4	4.9355
Office	4	33,116,884	5.3	36.9	36.9	3.27		18.2	18.1	5.5614
Suburban	1	24,500,000	3.9	31.2	31.2	3.82		20.7	20.6	5.3270
Medical	3	8,616,884	1.4	53.0	53.0	1.72		11.1	10.9	6.2280
Leased Fee	1	13,487,500	2.2	64.2	64.2	1.25		8.4	8.4	6.6200
Leased Fee	1	13,487,500	2.2	64.2	64.2	1.25		8.4	8.4	6.6200
Self Storage	2	10,900,000	1.8	62.6	62.6	1.64		10.7	10.5	6.3396
Self Storage	2	10,900,000	1.8	62.6	62.6	1.64		10.7	10.5	6.3396
Manufactured Housing	1	8,300,000	1.3	63.4	63.4	1.36		8.8	8.6	6.2500
Manufactured Housing	1	8,300,000	1.3	63.4	63.4	1.36		8.8	8.6	6.2500
Total/Weighted Average	51	$622,662,516	100.0%	56.4%	56.3%	1.64	x	11.3%	10.6%	6.4863%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
F.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	18	$227,387,500	36.5%	56.7%	56.7%	1.52	x	11.1%	10.0%	6.4855%
California	5	132,000,000	21.2	56.3	56.3	1.74		11.1	11.0	6.4862
Northern California	2	70,500,000	11.3	52.3	52.3	2.19		12.9	12.7	5.9945
Southern California	3	61,500,000	9.9	60.7	60.7	1.22		9.1	9.0	7.0498
Connecticut	2	66,000,000	10.6	59.9	59.9	1.52		10.7	10.1	6.5879
Texas	7	53,373,414	8.6	52.8	52.1	1.38		11.6	10.2	7.0618
Wisconsin	2	42,920,000	6.9	68.0	68.0	1.38		9.4	8.8	6.3044
Massachusetts	1	32,300,000	5.2	34.0	34.0	3.29		16.5	16.4	4.9355
Other(2)	16	68,681,601	11.0	58.8	58.5	1.53		11.2	10.6	6.7870
Total/Weighted Average	51	$622,662,516	100.0%	56.4%	56.3%	1.64	x	11.3%	10.6%	6.4863%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 12 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool
G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,450,000 - 4,000,000	2	$7,250,000	1.2%
4,000,001 - 7,000,000	3	16,350,000	2.6
7,000,001 - 8,000,000	2	14,350,000	2.3
8,000,001 - 9,000,000	1	8,300,000	1.3
9,000,001 - 10,000,000	2	18,929,310	3.0
10,000,001 - 15,000,000	2	26,237,500	4.2
15,000,001 - 20,000,000	1	16,000,000	2.6
20,000,001 - 30,000,000	4	94,945,705	15.2
30,000,001 - 59,000,000	9	420,300,000	67.5
Total:	26	$622,662,516	100.0%
Average:	$23,948,558
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.30	4	$74,987,500	12.0%
1.31 - 1.40	8	221,700,000	35.6
1.41 - 1.50	2	55,300,000	8.9
1.51 - 2.00	9	158,875,016	25.5
2.01 - 3.84	3	111,800,000	18.0
Total:	26	$622,662,516	100.0%
Weighted Average:	1.73x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.0 - 9.0	7	$204,787,500	32.9%
9.1 - 10.0	7	156,150,000	25.1
10.1 - 11.0	4	76,900,000	12.4
11.1 - 12.0	3	40,743,200	6.5
12.1 - 20.7	5	144,081,816	23.1
Total:	26	$622,662,516	100.0%
Weighted Average:	11.3%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	20	$547,531,816	87.9%
Acquisition	5	65,932,700	10.6
Recapitalization	1	9,198,000	1.5
Total:	26	$622,662,516	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
4.9355 - 5.7500	3	$115,800,000	18.6%
5.7501 - 6.2500	4	48,893,200	7.9
6.2501 - 6.5000	4	158,250,000	25.4
6.5001 - 6.7500	5	90,787,500	14.6
6.7501 - 7.0000	5	98,800,000	15.9
7.0001 - 7.5000	3	77,850,000	12.5
7.5001 - 8.6000	2	32,281,816	5.2
Total:	26	$622,662,516	100.0%
Weighted Average:	6.4863%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.30	5	$97,538,005	15.7%
1.31 - 1.40	9	273,200,000	43.9
1.41 - 1.50	4	36,781,310	5.9
1.51 - 2.00	5	103,343,200	16.6
2.01 - 3.82	3	111,800,000	18.0
Total:	26	$622,662,516	100.0%
Weighted Average:	1.64x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.8 - 9.0	9	$261,187,500	41.9%
9.1 - 10.0	5	99,750,000	16.0
10.1 - 11.0	7	117,643,200	18.9
11.1 - 15.0	3	87,281,816	14.0
15.1 - 20.6	2	56,800,000	9.1
Total:	26	$622,662,516	100.0%
Weighted Average:	10.6%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C6	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	26	$622,662,516	100.0%
Total:	26	$622,662,516	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
56 - 60	26	$622,662,516	100.0%
Total:	26	$622,662,516	100.0%
Weighted Average:	58 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	24	$590,380,700	94.8%
360	2	32,281,816	5.2
Total:	26	$622,662,516	100.0%
Weighted Average(3):	360 months
REMAINING AMORTIZATION TERM(2)
Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	24	$590,380,700	94.8%
356	2	32,281,816	5.2
Total:	26	$622,662,516	100.0%
Weighted Average(3):	356 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	12	$356,543,200	57.3%
Springing	9	157,631,816	25.3
Soft / Springing Cash Management	5	108,487,500	17.4
Total:	26	$622,662,516	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	20	$478,731,205	76.9%
Lockout / GRTR 1% or YM / Open	5	88,931,310	14.3
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	55,000,000	8.8
Total:	26	$622,662,516	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.6 - 40.0	4	$134,350,505	21.6%
40.1 - 55.0	3	34,995,200	5.6
55.1 - 60.0	4	95,031,310	15.3
60.1 - 65.0	8	193,035,500	31.0
65.1 - 71.2	7	165,250,000	26.5
Total:	26	$622,662,516	100.0%
Weighted Average:	56.4%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.6 - 40.0	4	$134,350,505	21.6%
40.1 - 55.0	3	34,995,200	5.6
55.1 - 60.0	4	95,031,310	15.3
60.1 - 65.0	8	193,035,500	31.0
65.1 - 71.2	7	165,250,000	26.5
Total:	26	$622,662,516	100.0%
Weighted Average:	56.3%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	24	$590,380,700	94.8%
Amortizing Balloon	2	32,281,816	5.2
Total:	26	$622,662,516	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	2	$66,000,000	10.6%
1	6	165,235,500	26.5
2	12	273,845,200	44.0
3	4	85,300,000	13.7
4	2	32,281,816	5.2
Total:	26	$622,662,516	100.0%
Weighted Average:	2 months
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D and R Certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates, and, therefore, the amount of interest they accrue. Class A-1, A-2, A-3, X-A(1), X-B(1) and X-D(1) Certificates Class A-S Certificates Class C Certificates Class B Certificates Non-Offered Certificates(2)
(1) The Class X-A, X-B and X-D Certificates are interest-only certificates. (2) Other than the Class X-D and R Certificates.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions

Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.               Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.               Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.               Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.               Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.               After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(1)         to each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates,

(2)         to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions

which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above;

(3)         to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)         to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above;

provided, however, that after the Notional Amounts of the Class X-A, X-B and X-D Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates as provided in the WFCM 2025-5C6 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class H-RR Certificates; fourth, to the Class G-RR Certificates; fifth, to the Class F-RR Certificates; sixth, to the Class E-RR Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates; tenth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions
The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions
principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates; provided that the Class E-RR and F-RR Certificates will only be Control Eligible Certificates for so long as the initial third-party purchaser, the initial Special Servicer or any of their affiliates is the holder by Certificate Balance of the majority of such Class of Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Morningstar DBRS and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C6 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C6 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions

provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Principal Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2025-5C6 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2025-5C6 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any specially serviced loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                 recalculating and reviewing for accuracy and consistency with the WFCM 2025-5C6 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                 to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions
Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2025-5C6 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2025-5C6 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Wells Fargo Commercial Mortgage Trust 2025-5C6	Certain Terms and Conditions

related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2025-5C6 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2025-5C6 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2025-5C6 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that RREF V - D AIV RR H, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mortgage Loan No. 1 – 125th & Lenox

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location:	New York, NY 10027
Original Balance(1):	$59,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$59,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	9.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2016/NAP
Borrower Sponsors:	Wharton Properties, Gindi Capital and Schottenstein Property Group			Size:	172,070 SF
Guarantors:	Jeff Sutton, Eli Gindi and Schottenstein Realty LLC			Cut-off Date Balance Per SF(1):	$581
Mortgage Rate:	5.6570%			Maturity Date Balance Per SF(1):	$581
Note Date:	7/29/2025			Property Manager:	Wharton Properties LLC
Maturity Date:	8/6/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,983,020
IO Period:	60 months			UW NCF:	$7,776,536
Seasoning:	2 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield(1):	7.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.36x
Additional Debt Balance(1):	$41,000,000			Most Recent NOI:	$8,150,793 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$8,151,993 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$8,040,868 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (3/31/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$145,100,000 (5/13/2025)
Deferred Maintenance:	$53,131	$0	NAP	Appraised Value PSF:	$843
				Cut-off Date LTV Ratio(1):	68.9%
				Maturity Date LTV Ratio(1):	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	100.0%	Loan Payoff:	$92,993,277	93.0%
			Return of Equity:	$1,174,749	1.2%
			Upfront Reserves:	$53,131	0.1%
			Closing Costs:	$5,778,842	5.8%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The 125th & Lenox Mortgage Loan (as defined below) is part of the 125th & Lenox Whole Loan (as defined below), which is comprised of three pari passu promissory notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the 125th & Lenox Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The largest mortgage loan (the “125th & Lenox Mortgage Loan”) is part of a whole loan (the “125th & Lenox Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $100,000,000. The 125th & Lenox Whole Loan was originated by RREF V - D Direct Lending Investments, LLC. The 125th & Lenox Whole Loan is secured by a first priority fee mortgage encumbering a 172,070 SF retail (anchored) property located in New York, New York (the “125th & Lenox Property”).

The 125th & Lenox Mortgage Loan is evidenced by the controlling Note A-1-1 with an original principal amount of $59,000,000. The remaining promissory notes comprising the 125th & Lenox Whole Loan are summarized in the table below. The 125th & Lenox Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

125th & Lenox Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$59,000,000	$59,000,000	WFCM 2025-5C6	Yes
A-1-2	$16,000,000	$16,000,000	RREF V - D Direct Lending Investments, LLC	No
A-2	$25,000,000	$25,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
Whole Loan	$100,000,000	$100,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The Borrower and the Borrower Sponsors. The borrower is 125th & Lenox Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors and environmental indemnitors for the 125th & Lenox Whole Loan are Jeff Sutton, Eli Gindi, and Schottenstein Realty LLC, a Delaware limited liability company. The borrower sponsors are a joint venture between Wharton Properties, Gindi Capital, and Schottenstein Property Group. The borrower and borrower sponsors are subject to certain ongoing litigation matters, as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

Wharton Properties was founded by Jeff Sutton in 1990. Since inception, Wharton has amassed over 120 properties in prime locations throughout New York City, the majority of which are retail. Wharton Properties owns over 40 properties across New York City.

Gindi Capital is a family owned, New York based real estate and development firm founded by brothers Eli and Jeffrey Gindi in 1998. Gindi Capital focuses on retail properties and has been involved in projects such as the BLVD project on the Las Vegas Strip. They also own several multifamily assets in the greater New York City area.

Schottenstein Property Group (“Schottenstein”) is a fully integrated, self-administered and self-managed owner, operator, acquirer and redeveloper of high-quality power, big box, community, and neighborhood shopping centers in major population centers throughout the United States. Founded in 1975, based in Ohio. Schottenstein has an ownership interest in 80 retail properties in 23 states with approximately 11.5 million SF of GLA. They also own several industrial and office properties totaling a combined 1.6 million SF of GLA. Schottenstein is also active in the multifamily space in Columbus, Ohio, where they own 534 units and are in the process of developing an additional 1,100 units.

The Property. The 125th & Lenox Property is a 2016-vintage, 6-story (plus finished selling basement) 172,070 SF block-front retail property located on the west side of Lenox Avenue, between West 124th and West 125th Street, in the Harlem neighborhood of Manhattan, New York. As of March 31, 2025, the 125th & Lenox Property is 100.0% leased to 6 tenants with a weighted average lease term (the “WALT”) of 9.6 years as of August 1, 2025. The borrower sponsors acquired the site in July 2002 and bought out over 20 rent-controlled residential and retail tenants before beginning construction on the retail development. After 6 national retailers signed leases in 2016, the 125th & Lenox Property reached 100% occupancy by year-end 2016. All tenants are original to the 2016 redevelopment, with the exception of H&M, who assumed American Eagle’s lease in 2023.

The 125th & Lenox Property benefits from a 25-year ICAP tax abatement that phases out beginning in fiscal year 2033/2034 (Year 9) and fully expires by fiscal year 2042/2043 (Year 18).

Major Tenants.

Burlington Stores, Inc. (“Burlington”) (75,000 SF, 43.6% of NRA, 25.9% of underwritten base rent): Burlington Stores, Inc. (NYSE: BURL) operates as a retailer of branded merchandise in the United States and Puerto Rico. The company offers fashion-focused merchandise, including women's ready-to-wear apparel, menswear, youth apparel, footwear, accessories, home furnishings, toys, gifts, and coats, as well as baby and beauty merchandise products. It operates stores under the Burlington Stores, and Cohoes Fashions brands in Washington D.C. and Puerto Rico. Burlington Stores, Inc. was founded in 1924 and is headquartered in Burlington, New Jersey. Burlington occupies a total of 75,000 SF space across the entire 4th, 5th and 6th floors and is accessible via escalator or elevator off West 125th street. Burlington signed their lease in May 2012 which commenced in September 2016 and expires in February 2037.

Whole Foods Market, Inc. (“Whole Foods”) (37,203 SF, 21.6% of NRA, 28.8% of underwritten base rent): Whole Foods Market, Inc. (NASDAQ: WFM) owns and operates a chain of natural and organic foods supermarket. Whole Foods offers grocery, meat and poultry, seafood, bakery, prepared foods, coffee and tea, beer and wine, cheese, nutritional supplements, vitamins, body care, pet foods, and household goods. Whole Foods serves customers in the United States and the United Kingdom. Whole Foods is a subsidiary of Amazon. This is the only Whole Foods location North of Central Park in Manhattan. The next closest location is on the Upper West Side on 97th and Columbus Ave. Whole Foods occupies a total of 37,203 SF space on the grade and selling basement levels (11,863 SF grade; 25,340 SF basement).

Raymours Furniture Company, Inc., (“Raymour & Flanigan”) (36,411 SF, 21.2% of NRA, 15.1% of underwritten base rent): Raymour & Flanigan retails home furnishing products. Raymour & Flanigan provides furniture for the living room, bedroom, dining room, youth bedroom, and home office. Raymours Furniture operates in the United States. Raymour & Flanigan occupies a total of 36,411 space SF on the 2nd and 3rd floors (8,811 SF 2nd floor; 27,600 SF 3rd floor), with an entrance on West 125th St.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to the tenancy at the 125th & Lenox Property:

Tenant Summary (1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent (3)	% of Total Annual UW Rent	Annual UW Rent PSF	WALT (Yrs) (4)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Tenants
Burlington	NR / NR / BB+	75,000	43.6%	$2,686,200	25.9%	$35.82	11.6	02/28/2037	2 x 10 yr	N
Whole Foods	A1 / AA- / AA	37,203	21.6%	$2,981,899	28.8%	$80.15	12.0	07/31/2037	4 x 5 yr	N
Raymour & Flanigan	N/R	36,411	21.2%	$1,562,032	15.1%	$42.90	6.3	11/30/2031	2 x 10 yr	N
Olive Garden(5)	Baa2 / BBB / BBB	10,500	6.1%	$618,750	6.0%	$58.93	1.4	12/31/2026	4 x 5 yr	N
H&M	NR / NR / BBB	9,900	5.8%	$1,812,555	17.5%	$183.09	6.5	01/31/2032	2 x 5 yr	N
TD Bank	A2 / AA- / A+	3,056	1.8%	$691,884	6.7%	$226.40	11.3	10/31/2036	4 x 5 yr	N
Tenants Subtotal/Wtd. Avg.		172,070	100.0%	$10,353,319	100.0%	$60.17	9.6

Vacant Space		0	0.0%
Total/Wtd. Avg.		172,070	100.0%

(1)	Information is based on the underwritten rent roll dated March 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW base rent includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank)
(4)	WALT calculation is as of August 1, 2025.
(5)	The Olive Garden space is physically dark, although the tenant continues to pay rent and reimbursements.

The following table presents certain information relating to the lease rollover schedule at the 125th & Lenox Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	10,500	6.1%	6.1%	$618,750	6.0%	6.0%	$58.93
2027	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2028	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2029	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2030(3)	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2031	1	36,411	21.2%	27.3%	$1,562,032	15.1%	21.1%	$42.90
2032	1	9,900	5.8%	33.0%	$1,812,555	17.51%	38.6%	$183.09
2033	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2034	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2035	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2036	1	3,056	1.8%	34.8%	$691,884	6.7%	45.3%	$226.40
2037 & Thereafter	2	112,203	65.2%	100.0%	$5,668,099	54.75%	100.0%	$50.52
Total/Wtd. Avg.	6	172,070	100.0%		$10,353,319	100.0%		$60.17

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Annual UW base rent includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank)
(3)	The 125th & Lenox Whole Loan maturity date is August 6, 2030.

The Market. The 125th & Lenox Property is located on the west side of Lenox Avenue, between West 124th and West 125th Street, in the Harlem neighborhood of Manhattan. The 125th & Lenox Property is situated on top of the 125th Metro servicing the 2 and 3 subway line. The corner is also at the intersection of 3 bus lines; the M125 (an east west route that also connects to South Bronx), the M60-SBS (an east west route that travels through Astoria and to LaGuardia Airport), and the M101 (a north south route that that traffics Lexington Ave and 3rd Ave before cutting across Manhattan on 125th St). The 125th & Lenox Property is near the Apollo Theater and has become a hub for national retailers. Across the street is a newly opened Target and Trader Joe’s. Next door there is a Bath & Body Works, Victoria’s Secret, Mattress Firm, and T-Mobile. The intersection of 125th St and Lenox Ave is a strong retail corridor that serves as a central shopping corridor for residents of Upper Manhattan. A market research report estimates that the intersection of 125th St and Lenox Ave has received 6.3 million visits in the past 12 months with an average frequency of 5.8 times per visitor. Visits within 250 feet of the site are up 7.6% year over year.

According to a market research report, as of the first quarter of 2025, the Harlem/North Manhattan retail submarket contains 10.56 million SF of inventory across 746 buildings. The average quoted rent in the 125th & Lenox Property’s submarket was $57.17/SF and vacancy was reported at 7.2%. Net absorption was negative 19,637 SF. There were 30,067 SF under of retail space construction, which is the Taconic development at 407 W 207th St, which is expected to be completed in August 2025. This 125th & Lenox Property is located in the Inwood neighborhood (not Harlem), so it will not directly compete with the 125th & Lenox Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The 2024 population within the 10027 zip code was 65,050, with 25,274 households and an average household income $106,335.

The following table summarizes the comparable ground level/inline retail leases in the surrounding market of the 125th & Lenox Property:

Summary of Comparable Ground Level/Inline Retail Leases
Address	Location	Tenant Name	Lease Date	Term (yrs.)	Space Location	Tenant Size (SF)	Base Rent PSF
233 West 125th Street	New York, NY	Listing	Listing	N/A	Grade	1,100	$150.00
216 West 125th Street	New York, NY	Chick-Fil-A	Q3 2021	10.0	Grade & 2nd	7,618	$197.00
121 West 125th Street	New York, NY	Sephora	Q3 2023	10.0	Grade	4,224	$175.00
201 West 125th Street	New York, NY	Citibank (Renewal)	Q4 2023	5.0	Grade	2,000	$270.00
56-62 West 125th Street	New York, NY	Teriyaki One	Jul-24	10.0	Grade	2,200	$126.00
56-62 West 125th Street	New York, NY	Buffalo Wild Wings Go	Apr-24	10.0	Grade	1,300	$143.00
159 East 125th Street	New York, NY	Pizza Hut	Feb-24	N/A	Grade	2,100	$115.00
17 West 125th Street	New York, NY	7th Street Burger	Jan-24	10.0	Grade	2,600	$111.00
64-68 West 125th Street	New York, NY	Pollo Campero	Dec-22	11.0	Grade	2,500	$122.00
24-30 West 125th Street	New York, NY	99 Cent Store	Apr-22	10.0	Grade	1,425	$107.00
24-30 West 125th Street	New York, NY	DCT Trading	Aug-21	10.0	Grade	1,425	$114.00
201 East 125th Street	New York, NY	Teriyaki Madness	Mar-22	15.0	Grade	1,500	$73.00

Source: Appraisal

The following table summarizes the comparable anchor and off-grade retail leases in the surrounding market of the 125th & Lenox Property.

Summary of Anchor & Off-Grade Retail Leases
Address	Location	Tenant Name	Lease Date	Term (yrs.)	Space Location	Tenant Size (SF)	Base Rent PSF
1-3 West 125th Street	New York, NY	Vanderbilt Home Collections	Mar-25	10.0	2nd Floor	12,700	$40.92
22-11 31st Street	Astoria, NY	Target	Aug-24	15.0	2nd & 3rd Floors	46,351	$42.23
139 Flatbush Avenue	Brooklyn, NY	Chuck E Cheese	Aug-24	1.0	3rd Floor	22,418	$26.85
69-65 Yellowstone Boulevard	Forest Hills, NY	Trader Joe’s	Nov-23	15.0	Lower Level	28,550	$38.53
2080 Lexington Avenue	New York, NY	Olgam Life	Feb-23	15.0	Lower Level	12,700	$50.00
31-35 Downing Street	Flushing, NY	KTV Lounge	Feb-23	15.0	2nd Floor	18,626	$35.43
121 West 125th Street	New York, NY	Target	Aug-20	15.0	2nd Floor	48,798	$70.00

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 125th & Lenox Property:

Cash Flow Analysis
	2023	2024	03/31/2025 TTM	UW		UW PSF
Gross Potential Rent(1)	$9,626,347	$9,679,216	$9,705,139	$10,353,319		$60.17
Expense Reimbursements(2)	$399,954	$473,658	$442,126	$515,001		$2.99
Net Rental Income	$10,026,301	$10,152,873	$10,147,265	$10,868,320		$63.16
(Vacancy & Credit Loss)(3)	$0	$0	$0	($685,901)		($3.99)
Effective Gross Income	$10,026,301	$10,152,873	$10,147,265	$10,182,419		$59.18

Real Estate Taxes	$829,954	$799,145	$828,114	$895,343		$5.20
Insurance	$212,884	$294,559	$294,559	$277,521		$1.61
Management Fees(4)	$0	$0	$0	$152,736		$0.89
Landlord CAM	$942,595	$907,176	$873,799	$873,799		$5.08
Total Operating Expenses	$1,985,433	$2,000,880	$1,996,472	$2,199,399		$12.78

Net Operating Income	$8,040,868	$8,151,993	$8,150,793	$7,983,020		$46.39
Replacement Reserves	$0	$0	$0	$34,414		$0.20
TI/LC	$0	$0	$0	$172,070		$1.00
Net Cash Flow	$8,040,868	$8,151,993	$8,150,793	$7,776,536		$45.19

Occupancy %	100.0%	100.0%	100.0%	93.7%	(5)
NOI DSCR	1.40x	1.42x	1.42x	1.39x
NCF DSCR	1.40x	1.42x	1.42x	1.36x
NOI Debt Yield	8.0%	8.2%	8.2%	8.0%
NCF Debt Yield	8.0%	8.2%	8.2%	7.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 31, 2025 and includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank
(2)	Based on actual reimbursement obligations.
(3)	UW Vacancy % Credit Loss represents the Olive Garden space which is physically dark, although the tenant continues to pay rent and reimbursements.
(4)	The borrower sponsors do not charge a Management Fee, however, Raymour & Flanigan has a contractual obligation to reimburse management fees under the terms of their lease, which is reflected in UW reimbursements.
(5)	Based on 6.3% underwritten vacancy.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Trigger Event (as defined below), or if the borrower fails to furnish receipts or other evidence of payment of the property taxes, the borrower is required to reserve monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During a Cash Management Trigger Event (as defined below)or if the borrower fails to provide paid receipts for insurance premiums, the borrower is required to reserve monthly 1/12th of the annual estimated insurance payments on a monthly basis.

Deferred Maintenance – At origination, the borrower deposited $53,131 for the cost to cure, remediate, and discharge outstanding city violations at the 125th & Lenox Property.

Replacement Reserve – During a Cash Management Trigger Event, on a monthly basis, the borrower is required to escrow $2,868 for replacement reserves.

Critical Tenant TI/LC Reserve – If a Critical Tenant Trigger Event (as defined below) occurs, then until such time as the applicable Critical Tenant Trigger Event is cured, the borrower is required to deposit all excess cash flow into a Critical Tenant TI/LC Reserve.

Lockbox and Cash Management. The 125th & Lenox Whole Loan is structured with a hard lockbox and springing cash management. All rents from the 125th & Lenox Property are required to be deposited directly into a clearing account. So long as a Cash Management Trigger Event is not continuing, all available funds are transferred to a borrower-controlled account. During a Cash Management Trigger Event, all available funds are required to be transferred to a lender-controlled cash management account. Provided no event of default exists, on each payment date, funds deposited in the cash management account are required to be applied to operating expenses, debt service and other amounts due and owing under the 125th & Lenox Whole Loan and the reserves and escrows described above. All excess cash flow will be deposited (x) if the Cash Management Trigger Event is solely the result of a Critical Tenant Trigger Event, into the Critical Tenant TI/LC reserve, which can be used to fund approved leasing costs for a Critical Tenant Lease Extension or a Critical Tenant Space Re-tenanting Event in accordance with the terms of the loan documents for the 125th & Lenox Whole Loan and—(y) if the Cash Management Trigger Event is the result of any other Cash Management Trigger Event, into the excess cash flow account as additional collateral for the 125th & Lenox Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Retail – Anchored	Loan #1	Cut-off Date Balance:	$59,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, (iii) any bankruptcy action of any guarantor, (iv) any bankruptcy action of the property manager, (v) a default or breach occurs under the property management agreement, beyond any applicable notice, grace and/or cure periods, (vi) the debt service coverage ratio is less than 1.15x for 2 consecutive calendar quarters or (vii) a Critical Tenant Trigger Event occurs. A Cash Management Trigger Event is cured (a) with respect to clause (i) of the definition of Cash Management Trigger Event, if the lender accepts the cure of the event of default giving rise to the Cash Management Trigger Event, (b) with respect to clause (ii) of the definition of Cash Management Trigger Event, the Cash Management Trigger Event is the result of an involuntary bankruptcy petition against the borrower and is not solicited, caused or consented to by the borrower, any guarantor or any of their affiliates and is discharged, stayed or dismissed within 90 days, (c) with respect to clause (iii) of the definition of Cash Management Trigger Event, the Cash Management Trigger Event is the result of an involuntary bankruptcy petition against the guarantor and is not solicited, caused or consented to by the borrower, any guarantor or any of their affiliates and is discharged, stayed or dismissed within 90 days, (d) with respect to clause (iv) of the definition of Cash Management Trigger Event, either (x) the borrower replaces the property manager with a qualified manager pursuant to a replacement property management agreement or (y) the Cash Management Trigger Event is the result of an involuntary bankruptcy petition against the property manager not solicited, caused or consented to by the property manager or any of its affiliates and is discharged, stayed or dismissed within 90 days, (e) with respect to clause (v) of the definition of Cash Management Trigger Event, either (x) the borrower replaces the property manager with a qualified manager pursuant to a replacement property management agreement or (y) the default under the property management agreement is cured, (f) with respect to clause (vi) of the definition of Cash Management Trigger Event, on the date that the debt service ratio is greater than 1.20x for 2 consecutive calendar quarters, and (g) with respect to clause (vii) of the definition of Cash Management Trigger Event, a Critical Tenant Trigger Event is cured.

A “Critical Tenant Trigger Event” means each occurrence of any of the following with respect to any Critical Tenant (as defined below) lease - (i) on or prior to 12 months prior to the applicable expiration date under its lease, Critical Tenant fails to give notice to renew, (ii) on or prior to the date when the Critical Tenant is required to notify the landlord with its election to renew, Critical Tenant fails to give notice, (iii) a default under the Critical Tenant lease occurs with respect to the payment of base rent, fixed rent, percentage rent or any other scheduled periodic payment of rent, in each case, beyond any applicable notice or cure period, (iv) a bankruptcy action of a Critical Tenant or a Critical Tenant’s lease guarantor occurs or (v) the related Critical Tenant discontinues its normal business operations at its leased premises. A Critical Tenant Trigger Event will be deemed cured if (a) with respect to clauses (i) or (ii) of the definition of Critical Tenant Trigger Event, the tenant executes a lease extension for at least five years with all related costs funded or reserved, or the space is re-tenanted on acceptable terms, (b) with respect to clause (iii) of the definition of Critical Tenant Trigger Event, any monetary default under the lease is cured in a manner acceptable to the lender, (c) with respect to clause (iv) of the definition of Critical Tenant Trigger Event, either (x) the lease is affirmed with rent being paid, (y) the lease is terminated and re-tenanted in accordance with the loan documents for the 125th & Lenox Whole Loan, or (z) excess cash flow deposited into the Critical Tenant TI/LC account reaches the specified dollar threshold for that Critical Tenant, or (d) with respect to clause (v) of the definition of Critical Tenant Trigger Event, either (x) the tenant resumes normal operations, (y) the space is re-tenanted in accordance with the loan documents for the 125th & Lenox Whole Loan, or (z) or the borrower posts cash collateral or a letter of credit equal to 12 months’ rent. With respect to Raymour & Flanigan, a Critical Tenant Trigger Event may also be cured upon satisfaction of the Raymour & Flanigan TI/LC Account Condition.

A “Critical Tenant” means any tenant (together with its affiliates) that occupies 34,000 SF or more or accounts for more than 20% of total annual rent of the 125th& Lenox Property, Burlington, Whole Foods, or Raymour & Flanigan.

A “Raymour & Flanigan TI/LC Account Condition” means the date on which the aggregate amount of excess cash flow deposited into the Critical Tenant TI/LC Account equals or exceeds $1,820,550.

Subordinate Debt. None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Purchase Option/Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

RESIDENTIAL
15th-30th floors
(non-collateral)
RESTAURANT/BAR
14th & 15th floors
SPA
9th-11th floors
HOTELS
7th-14th floors
RETAIL
1st-3rd floors
(non-collateral)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mortgage Loan No. 2 – Aman Hotel New York

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/AA(low)/NR			Location:	New York, NY 10019
Original Balance(1):	$55,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	8.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1921/2022
Borrower Sponsor:	OKO Group			Size:	83 Rooms
Guarantor:	Rock Investment U.S. Realty			Cut-off Date Balance Per Room(1):	$1,385,542
	Holdings LLC			Maturity Date Balance Per Room(1):	$1,385,542
Mortgage Rate:	6.9600%			Property Manager:	Aman Group S.A.R.L.
Note Date:	7/7/2025				(borrower-related)
Maturity Date:	8/6/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI:	$20,831,730
Amortization Term:	0 months			UW NCF:	$16,781,625
IO Period:	60 months			UW NOI Debt Yield:	18.1%
Seasoning:	2 months			UW NCF Debt Yield:	14.6%
Prepayment Provisions(2):	L(24),YM1(2),DorYM1(27),O(7)			UW NOI Debt Yield at Maturity:	18.1%
Lockbox/Cash Mgmt Status(3):	Soft/Springing			UW NCF DSCR:	2.07x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(6):	$20,930,479 (4/30/2025 TTM)
Additional Debt Balance(1):	$60,000,000			2nd Most Recent NOI(6):	$19,745,669 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(6):	$7,357,035 (12/31/2023)
Reserves(4)				Most Recent Occupancy(6):	72.2% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	70.3% (12/31/2024)
RE Taxes:	$0	$544,368	NAP	3rd Most Recent Occupancy(6):	53.1% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$402,000,000 (12/18/2024)
FF&E Reserve:	$172,283	(5)	NAP	Appraised Value Per Room(7):	$4,843,373
Condominium Reserve:	$330,774	Springing	NAP	Cut-off Date LTV Ratio(7):	28.6%
Other Reserve:	$18,251,757	Springing	NAP	Maturity Date LTV Ratio(7):	28.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,000,000	86.4%	Loan Payoff:	$108,243,157	81.3%
Sponsor Equity:	$18,163,993	13.6%	Upfront Reserves:	$18,754,814	14.1%
			Closing Costs:	$6,166,022	4.6%

Total Sources:	$133,163,993	100.0%	Total Uses:	$133,163,993	100.0%

(1)	The Aman Hotel New York Mortgage Loan (as defined below) is part of the Aman Hotel New York Whole Loan (as defined below). Underwriting and Financial Information presented in the chart above is based on the Aman Hotel New York Whole Loan.
(2)	In the event the ICAP (as defined below) is not approved and implemented within the required 12-month period, the borrower sponsor (with such obligation guaranteed by the non-recourse carveout guarantor) is required to prepay a portion of the Aman Hotel New York Whole Loan in the amount of $47,562,441 plus any required yield maintenance.
(3)	To the extent the Hotel Manager CM Conditions (as defined below) are satisfied, the borrower is required to or cause the hotel manager to (i) first collect all revenue derived from the Aman Hotel New York Property (as defined below) and hold the same in the hotel manager’s operating account established at loan origination and pledged to the lender as additional security for the Aman Hotel New York Whole Loan, (ii) apply such revenue solely to the payment of management fees and reimbursement of expenses relating to the operation of the hotel as expressly contemplated by the related hotel management agreement and (iii) deposit any excess revenue after the payment of the costs contemplated by the foregoing clause (ii) into the lockbox account (the foregoing clauses (i), (ii) and (iii), collectively, the “Hotel Management Cash Flow Provision”). To the extent the Hotel Manager CM Conditions at any time fail to be satisfied, the borrower is required to cause all revenue from the Aman Hotel New York Property to be deposited directly into the lockbox account. As used herein, “Hotel Manager CM Conditions” means that either (x) the hotel management agreement in place as of the loan origination date remains unmodified and in full force and effect and all revenue from the Aman Hotel New York Property is being collected and applied by the hotel manager in all material respects consistent with the Hotel Management Cash Flow Provision or (y) (i) a replacement hotel management agreement with a qualified hotel manager is in full force and effect, (ii) such replacement hotel management agreement includes a Hotel Management Cash Flow Provision and (iii) all revenue from the Aman Hotel New York Property is being collected by such qualified hotel manager and applied in all material respects consistent with the applicable Hotel Management Cash Flow Provision.
(4)	See “Escrows and Reserves” below.
(5)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on or prior to the monthly payment date in July 2026 (the “First Anniversary”), 2% of the gross rents per annum, (ii) after the First Anniversary and on or prior to the monthly payment date in July 2027 (the “Second Anniversary”), 3% of the gross rents per annum, and (iii) after the Second Anniversary, 4% of gross rents per annum.
(6)	The increase from 3rd Most Recent NOI and 3rd Most Recent Occupancy through Most Recent NOI and Most Recent Occupancy is primarily attributable to the Aman Hotel New York Property opening in August 2022 and subsequent ramp up in operations.
(7)	Appraised Value reflects the “As-is” value, inclusive of the Industrial and Commercial Abatement Program (“ICAP”), which the borrower sponsor has applied for and expects to be implemented, accounting for a $33.3 million add to value. Excluding value attributed to the ICAP, the Aman Hotel New York Whole Loan results in a 31.2% Cut-off Date LTV Ratio and Maturity Date LTV Ratio. We can provide no assurance the ICAP will be approved and implemented as expected. See “The Property” herein for additional information.

The Mortgage Loan. The second largest mortgage loan (the “Aman Hotel New York Mortgage Loan”) is part of a whole loan (the “Aman Hotel New York Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $115,000,000. The Aman Hotel New York Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on July 7, 2025. The Aman Hotel New York Whole Loan is secured by a first priority fee mortgage encumbering an 83-room, full service, non-union hospitality property located in New York, New York (the “Aman Hotel New York Property”). The Aman Hotel New York Mortgage Loan is evidenced by the controlling Note A-1-1, with an original principal balance of $55,000,000. The Aman Hotel New York Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%
Aman Hotel New York Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$55,000,000	$55,000,000	WFCM 2025-5C6	Yes
A-1-2(1)	$10,000,000	$10,000,000	JPMCB	No
A-2(1)	$30,000,000	$30,000,000	JPMCB	No
A-3	$20,000,000	$20,000,000	BANK5 2025-5YR16	No
Whole Loan	$115,000,000	$115,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Aman Hotel New York Whole Loan is 730 Fifth Upper, LLC, a Delaware limited liability company, structured as a single-purpose entity with two independent directors. The borrower sponsor for the Aman Hotel New York Whole Loan is OKO Group, an upper-level affiliate of the borrower created and owned by Vlad Doronin who, together with his descendants, indirectly owns the borrower. The non-recourse carveout guarantor is Rock Investment U.S. Realty Holdings LLC (the “Guarantor”), which is the primary United States based holding company of Vlad Doronin and his descendants and has an indirect interest in the borrower. The Aman Hotel New York Whole Loan documents require the borrower and guarantor to remain under common control.

Founded in 2015 by Russian-born international developer Vlad Doronin, OKO Group (“OKO”) is a vertically integrated real estate firm delivering design-driven projects across the residential, hospitality and commercial sectors. In addition to the Aman Hotel New York Property, OKO owns various Aman branded hotels, including the Aman Beverly Hills and the Aman Miami Beach and is affiliated with the Aman Group S.A.R.L., the property manager. OKO is currently headquartered in Miami, Florida and has invested in and developed over $10 billion of real estate projects spanning various asset classes. Notable holdings include 830 Brickell, the first class A freestanding office building in Miami’s financial center in over a decade, as well as the Palm Beach Residences, which is located on the oceanfront site of the former Ambassador Hotel.

The Property. The Aman Hotel New York Property is an 83-key, non-union, ultra-luxury hotel and private members club located in Manhattan’s Midtown neighborhood. The Aman Hotel New York Property features high-end amenities and the related private members club is considered to be among the most exclusive private membership clubs in New York City, requiring annual dues of $20,000 and achieving an average daily rate (“ADR”) of approximately $3,056 as of the trailing twelve months ending April 2025. The Aman Hotel New York Property, which opened in August 2022, is located in the historic Crown Building on the corner of 57th Street and 5th Avenue, which is subject to a condominium structure. In 2015, the borrower acquired the upper condominium portion of the building (floors 7 through 30) and repositioned the asset to consist of the ultra-luxury hotel, an exclusive private members club, 22 luxury Aman-branded residential condominium units (non-collateral) and a spa, among other hospitality features. The Aman Hotel New York Property’s guest rooms span floors 7 through 12. According to the borrower sponsor, as of June 12, 2025, the private members club had 533 active current members each paying $20,000 in annual dues and approximately 102 potential members currently in the screening process. Club members have access to all of the Aman amenities including the food and beverage offerings, the spa and the fitness facility, among other offerings. Only club members, hotel guests and residential condominium residents have access to the Aman Hotel New York Property’s various amenities and food and beverage offerings (except for the jazz club which is open to the public). The bottom three floors of the Crown building consist of luxury retail condominium units (non-collateral). Owners of residential condominium units (non-collateral) may choose to participate in the condominium rental program through the Aman hotel management, subject to a 15% service fee and a 50/50 profit sharing agreement. There are currently four units participating in the program out of 22 units, which produced 253 nights booked for the trailing twelve months ending April 2025. Rental revenues from the residential condominiums only flow to the hotel to the extent the residential condominium owners choose to participate in the condominium rental program, which accounts for less than 2% of underwritten revenues. The Aman Hotel New York Property generates revenue from various sources, including rooms (58.7% of UW revenues), food and beverage (22.7% of UW revenues), club memberships (9.2% of UW revenues), spa (5.2% of UW revenues), laundry/parking/other (2.4%) and condominium rental participation (1.9%).

The Aman Hotel New York Property features high-end food, beverage and nightlife venues including 7,000 square feet of outdoor dining space. The Aman Hotel New York Property’s amenities include two restaurants by a three-star Michelin chef, the 25,000 SF Aman Spa, a 65+ foot indoor swimming pool, a garden terrace with city views and an exclusive subterranean jazz club. Underneath the Aman Hotel New York Property, the separate retail condominium features luxury brands such as Chanel, Bulgari, Mikimoto and Zegna. The Aman Hotel New York Property serves as a “one stop shop” for entertaining and socializing, attracting hotel guests, club members and residents. The Aman Hotel New York Property benefits from widespread brand recognition after signing a 30-year management agreement with Aman Group S.A.R.L., the affiliated property manager, in 2022 that extends through 2052 and has an automatic, 20-year renewal, unless the manager provides a notice of non-renewal at least one year prior to expiration. The Aman brand has 36 resorts across 20 countries. Membership in the private members club allows for global access to Aman clubs/properties.

The borrower has applied for a 10-year ICAP tax abatement, which, if and when formally approved, will be applied effective as of the July 1, 2023 tax payment date through the 2032/2033 tax year. Until the ICAP is formally approved, the Aman Hotel New York Whole Loan is partially recourse to the Guarantor in an amount equal to $47,562,441 (the “ICAP Prepayment Obligation”). Prior to the ICAP Completion Date (as defined below), subsequent to a prepayment in an amount equal to the ICAP Prepayment Obligation, in the event the Remaining ICAP Items (as defined below) are not complete, the Aman Hotel New York Whole Loan results in an UW NCF Debt Yield of 15.0%. The borrower was required at loan origination to deposit $422,978 to satisfy certain municipal violations that must be cleared or waived by the applicable governing authority (the “Remaining ICAP Items”) into a violations repair reserve, which the lender is required to disburse to the borrower on the ICAP Effective Date. As used herein, “ICAP Effective Date” means the date upon which the lender has been provided with satisfactory written evidence that (i) the ICAP has been granted and the related ICAP benefits are effective with respect to the Aman Hotel New York Property and (ii) all accrued and unpaid taxes with respect to the Aman Hotel New York Property which are then due and payable have been paid in full. See “ICAP Tax Abatement” below for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Aman Hotel New York Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Aman Hotel New York Property(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	71.9%	$1,172.29	$843.17	53.1%	$3,060.21	$1,625.36	73.8%	261.0%	192.8%
2024	70.6%	$1,251.65	$884.22	70.3%	$3,057.58	$2,148.40	99.5%	244.3%	243.0%
TTM 4/30/2025	67.7%	$1,290.22	$874.08	72.2%	$3,056.12	$2,206.21	106.6%	236.9%	252.4%

Source: Industry Report.

(1)	Competitive set includes Four Seasons Hotel New York, St. Regis New York, The Peninsula New York, Mandarin Oriental New York, Baccarat Hotel New York and The Plaza, A Fairmont Managed Hotel.
(2)	Occupancy, ADR and RevPAR figures for the Aman Hotel New York Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.

The Market. The Aman Hotel New York Property is located in the Midtown Manhattan submarket. The Midtown submarket is known for its concentration of luxury hotels, corporate offices and major attractions, making it a prime location for both business and leisure travelers. Demand for lodging accommodations in Manhattan is influenced by seasonal factors generally resulting in an uptick in demand during spring and fall, driven by major events such as Fashion Week and the United Nations General Assembly. As of October 2024, the Midtown Manhattan submarket occupancy reached 70.1%, a 4.1% increase versus the prior year, with midweek business improving and steady growth in corporate, group and international leisure travel. The Midtown Manhattan submarket has shown strong operating fundamentals for the competitive set, recording an ADR of $1,231.32 as of October 31, 2024, yielding a RevPAR of $862.64, an increase of 9.5% versus the prior year, significantly exceeding pre-COVID-19 pandemic levels. According to the appraisal, there is one competitive new proposed hotel anticipated to enter the market in March 2031, the Six Senses hotel, comprising 144 rooms.

The Midtown neighborhood benefits from a wide array of uses, with its office space commanding some of the highest rental rates in the city, as well as pockets of residential communities such as Tudor City, Sutton Place, Turtle Bay, Clinton and Lower Park Avenue. Many subway lines run through Eighth Avenue, Fifth Avenue, 57th Street or Central Park South; bus service is also provided along the major north/south avenues. The various transportation lines also provide for access into larger transit hubs such as Pennsylvania Station, the Port Authority Bus Terminal and Grand Central Station. There are also several prominent retail areas, particularly between 51st Street and 59th Street. Some of the more well known stores include Cartier, Saks Fifth Avenue, Tiffany & Co., Versace and Gucci. Further complementing the area are several different tourist attractions including the Empire State Building, Rockefeller Center, Carnegie Hall and Central Park. According to the appraisal, Midtown benefits from several neighborhood attractions, eclectic nightlife and ease of travel.

Appraisal. The appraisal concluded to an “As-Is” value for the Aman Hotel New York Property of $402,000,000 as of December 18, 2024, inclusive of $33.3 million in value attributable to the ICAP, which has not yet been obtained. Excluding value attributed to the ICAP, the Aman Hotel New York Whole Loan results in 31.2% Cut-off Date LTV Ratio and Maturity Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated January 2, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the Aman Hotel New York Property. The ESA did identify a “business environmental condition” related to two above-ground storage tanks (“ASTs”) located at the Aman Hotel New York Property for emergency power generators, but noted that the ASTs were contained and did not recommend any further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Aman Hotel New York Property:

Cash Flow Analysis(1)(2)(3)
	2023	2024	4/30/2025 TTM	UW	UW per Room
Occupancy(6)	53.1%	70.3%	72.2%	72.2%
ADR	$3,060.21	$3,057.58	$3,056.12	$3,056.12
RevPAR	$1,625.36	$2,148.40	$2,206.21	$2,206.21

Room Revenue	$45,713,357	$65,242,544	$66,837,261	$66,837,261	$805,268
Food & Beverage	$23,973,290	$26,069,655	$25,847,407	$25,847,407	$311,415
Club Membership	$7,482,000	$9,935,000	$10,475,000	$10,475,000	$126,205
Other Departmental Income(4)	$8,748,989	$11,003,962	$10,685,284	$10,685,284	$128,738
Total Revenue	$85,917,636	$112,251,161	$113,844,952	$113,844,952	$1,371,626

Room Expense	$17,298,787	$21,100,510	$21,642,622	$21,642,622	$260,754
Food & Beverage Expenses	$26,225,061	$26,005,753	$25,582,429	$25,582,429	$308,222
Club Membership Expense	$3,307,251	$2,813,543	$2,816,156	$2,816,156	$33,930
Other Departmental Expense	$6,718,121	$7,179,489	$6,599,653	$6,599,653	$79,514
Management Fee	$2,262,009	$3,191,808	$3,284,956	$3,284,956	$39,578
Real Estate Taxes(5)	$210,013	$6,268,131	$6,376,753	$6,532,420	$78,704
Insurance	$1,723,574	$679,185	$1,086,429	$1,029,513	$12,404
Other Expense	$20,815,785	$25,267,072	$25,525,474	$25,525,474	$307,536
Total Expenses	$78,560,601	$92,505,492	$92,914,473	$93,013,223	$1,120,641

Net Operating Income(6)	$7,357,035	$19,745,669	$20,930,479	$20,831,730	$250,985
FF&E	$3,130,651	$4,014,800	$4,050,105	$4,050,105	$48,796
Net Cash Flow	$4,226,385	$15,730,869	$16,880,375	$16,781,625	$202,188

NOI DSCR(7)	0.91x	2.43x	2.58x	2.57x
NCF DSCR(7)	0.52x	1.94x	2.08x	2.07x
NOI Debt Yield(7)	6.4%	17.2%	18.2%	18.1%
NCF Debt Yield(7)	3.7%	13.7%	14.7%	14.6%

(1)	Variances between the underwriting, the appraisal and the third-party market research report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Historical financial information prior to 2023 is not available due to the Aman Hotel New York Property opening in August 2022.
(4)	Other Departmental Income is comprised of spa, residences, laundry, parking and miscellaneous income.
(5)	Historical and UW Real Estate Taxes are based on the anticipated ICAP benefit, which would be applied retroactively effective as of the July 1, 2023 tax payment date. UW Real Estate taxes are based on the 2025/2026 assessed value and the in-place tax rate of 10.762%, net of the anticipated ICAP benefit. Per the actual 2025/2026 tax bill, without giving consideration to the ICAP, the taxes for the 2025/2026 fiscal year are approximately $13.2 million. We can provide no assurance the ICAP will be approved and implemented as expected.
(6)	The increase from 2023 Net Operating Income and Occupancy through 4/30/2025 (TTM) Net Operating Income and Occupancy is primarily attributable to the Aman Hotel New York Property opening in August 2022 and subsequent ramp up in operations.
(7)	Debt service coverage ratios and debt yields are based on the Aman New York Hotel Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $544,368).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement will be waived so long as (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Aman Hotel New York Property as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

FF&E – On the loan origination date, the borrower was required to make a deposit of $172,283 into a reserve for furniture, fixtures and equipment (“FF&E”). In addition, the borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on or prior to the First Anniversary, 2% of the gross rents per annum, (ii) after the First Anniversary and on or prior to the Second Anniversary, 3% of the gross rents per annum, and (iii) after the Second Anniversary, 4% of gross rents per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

Custodial Funds and Hotel Tax – On each monthly payment date during the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit an amount reasonably budgeted by the borrower and approved by the lender, in its reasonable discretion, to provide for tips, gratuities, or service charges owed to staff and charges collected from guests payable to a third-party service provider, as well as any sales and occupancy taxes owed to a governmental authority.

Condominium Reserve Fund – On the loan origination date, the borrower was required to deposit approximately $330,774, which may be applied, at the lender’s discretion, to pay any delinquent condominium assessments. In addition, on each monthly payment date during the continuance of a Cash Sweep Period, the borrower is required to make a deposit into a condominium reserve in an amount equal to 1/12 of the monthly condominium assessments payable during the next 12 months, assuming that such condominium assessments are to be paid in full on the required payment date.

Remaining ICAP Items – On the loan origination date, the borrower was required to deposit $422,978 to satisfy the Remaining ICAP Items including, without limitation, to clear all municipal violations.

ICAP Reserve Funds – On the loan origination date, the borrower was required to deposit $6,675,006 (the “ICAP Reserve Funds”), which may be disbursed back to the borrower if the borrower delivers a letter of credit equal to the same amount (the “ICAP Letter of Credit”) and represents the estimated gap between abated and unabated real estate taxes in the 12-month period prior to the ICAP Effective Date. Upon the occurrence of the ICAP Effective Date, the lender is required to, as applicable, disburse the ICAP Reserve Funds or return the ICAP Letter of Credit to the borrower. If the ICAP Effective Date does not occur prior to the ICAP Completion Date, the lender is required to (a) deposit the remaining ICAP Reserve Funds into the tax and insurance account or (b) to the extent the borrower has delivered a letter of credit (“LoC”), liquidate the LoC and deposit the proceeds into the tax and insurance account.

Rental Program FF&E – On an ongoing basis and immediately upon receipt, the borrower is required to deposit all amounts paid by the residential unit owners to satisfy the obligation of the applicable residential unit owner to deposit such amounts pursuant to the related rental program documents under which the residential unit owners make their respective units available for short term rental purposes for hotel guests.

RE Tax Installment Reserve Funds – On the loan origination date, the borrower was required to deposit approximately $11,153,773 (the “RE Tax Installment Reserve Funds”), which may be disbursed back to the borrower if the borrower delivers a letter of credit equal to the same amount (the “Installment Letter of Credit”) and represents (a) the total unabated past due taxes that have accrued as the result of the borrower sponsor’s tax payment based on assumption of the ICAP benefits (such total past due tax amount, the “Installment Taxes”) less (b) $5,000,000, which is the aggregate amount that is recourse to the borrower (the “RE Tax Installment Recourse”) and is required to be reduced on a dollar-for-dollar basis by the amount of installment taxes actually paid by the borrower following loan origination. If the lender determines that the sum of (i) the RE Tax Installment Recourse amount and (ii) amounts on deposit in the RE Tax Installment Reserve Account or, after the borrower has delivered an Installment Letter of Credit, such Installment Letter of Credit will be insufficient to pay all Installment Taxes in full, the borrower is required to make, as applicable, a true up payment in cash or LoC with respect to such insufficiency into the RE Tax Installment Reserve Account. Upon the occurrence of the ICAP Effective Date, the lender is required to, as applicable, disburse the RE Tax Installment Reserve Funds or return the Installment Letter of Credit to the borrower.

Membership Dues Reserve Funds – The borrower is required to (x) at such time as no Cash Sweep Period is ongoing, deposit 25% of all collected club dues with the lender and (y) during such time as a Cash Sweep Period is ongoing, deposit all collected club dues with the lender. If, as of the payment date in August of each year during the term of the loan, the borrower has not deposited $1,750,000 or more into the reserve during the prior twelve month period (or in the case of the August 2025 payment date, during the period from the loan origination date through the payment date), the borrower must deposit the difference between $1,750,000 and the amount deposited.

Lockbox and Cash Management. The Aman Hotel New York Whole Loan is structured with a soft lockbox and springing cash management. The hotel manager is required to deposit (a) to the extent the Hotel Manager CM Conditions (as defined below) are satisfied, all revenue derived from the Aman Hotel New York Property to be deposited thereto pursuant to the terms of the related hotel management agreement (the “Hotel Management Agreement”) into a hotel operating account pledged to the lender as additional security (the “Hotel Operating Account”), and (b) (i) any excess revenue after the payment of management fees and reimbursement of expenses relating to the operation of the hotel pursuant to the Hotel Management Agreement and (ii) any revenue which is not required pursuant to the terms of the Hotel Management Agreement to be deposited into the Hotel Operating Account into a lockbox account that the borrower is required to simultaneously establish and maintain during the loan term. Notwithstanding the foregoing, to the extent any other revenue is derived from tenants pursuant to leases or if, at any time, the Hotel Manager CM Conditions fail to be satisfied, the borrower is required to direct the tenants to pay rents and credit card companies or credit card clearing banks with which the borrower or the hotel manager has entered into merchant's agreements to deliver all receipts payable directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept into the borrower’s operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day into a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as additional cash collateral for the Aman Hotel New York Whole Loan.

A “Cash Sweep Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or the hotel manager or (iii) the debt service coverage ratio based on the trailing 3-month period being less than 1.30x (a “DSCR Trigger Event”).

A Cash Sweep Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above solely with respect to the hotel manager, if the hotel manager is replaced within 60 days with a qualified manager under a replacement management agreement, or (c) with respect to clause (iii) above, the debt service coverage ratio is greater than or equal to 1.40x for six consecutive months based upon the trailing three-month period immediately preceding the date of determination; provided, however, that (A) no event of default is continuing, (B) the borrower may cure a DSCR Trigger Event by depositing additional cash or letter of credit in an amount that, if applied to repay the Aman Hotel New York Whole Loan, would be sufficient to cause the debt service coverage ratio to be equal to or greater than 1.40x no more than three times during the term of the Aman Hotel New York Whole Loan, (C) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Period, including reasonable attorney’s fees and expenses, and (D) in no event may the borrower cure a Cash Sweep Period caused by a bankruptcy action of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$55,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

“Hotel Manager CM Conditions” means that either (x) the hotel management agreement in place as of loan origination date remains unmodified and in full force and effect and all revenue from the Aman Hotel New York Property is being collected and applied by the hotel manager in all material respects with the Hotel Management Cash Flow Provision or (y) (i) a replacement hotel management agreement with a qualified hotel manager is in full force and effect, (ii) such replacement hotel management agreement includes a Hotel Management Cash Flow Provision, and (iii) all revenue from the Aman Hotel New York Property is being collected by such qualified hotel manager and applied in all material respects with the applicable Hotel Management Cash Flow Provision.

ICAP Tax Abatement. The borrower has applied for a 10-year ICAP tax abatement, which, if and when formally approved, will be applied effective as of the July 1, 2023 tax payment date through the 2032/2033 tax year. The borrower has represented that it has completed the renovations required for approval of the ICAP except the Remaining ICAP Items. To the extent that the ICAP Effective Date does not occur on or before July 7 2026 (the “ICAP Completion Date”), the borrower is required to prepay $47,562,441 plus the applicable yield maintenance premium (the “ICAP Prepayment Obligation”), which ICAP Prepayment Obligation is guaranteed by the Guarantor. The borrower was required at loan origination to deposit $422,978 to satisfy the Remaining ICAP Items into a violations repair reserve, which the lender is required to disburse to the borrower upon, among other conditions, delivery of the borrower’s officers’ certificate stating that all Remaining ICAP Items have been completed in good and workmanlike manner, cleared from the public record and in accordance with all applicable federal, state and local laws, rules and regulations. The Aman Hotel New York Whole Loan documents provide for (a) a loss carveout with respect to any loss, after the ICAP Effective Date, of the ICAP benefits as the result of the borrower’s failure to satisfy certain ongoing obligations required to maintain the ICAP benefits, and (b) (A) until the ICAP Effective Date, recourse in the amount equal to the ICAP Prepayment Obligation and (B) in the event the ICAP Effective Date does not occur on or prior to the ICAP Completion Date, recourse in the amount of the ICAP Prepayment Obligation until the ICAP Effective Date. Underwritten taxes in the amount of approximately $6.5 million reflect the applied-for ICAP tax abatement. According to the actual 2025/2026 tax bill, without giving consideration to the ICAP, the taxes for the 2025/2026 fiscal year are approximately $13.1 million. See “Escrows and Reserves” above and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

Condominium. The Aman Hotel New York Property is subject to a condominium structure. The borrower owns 47.7891% of the common elements and is entitled to elect three of the eight members to the board. Though the borrower does not have control of the condominium association, certain protections exist, including, among others, the following: (a) any amendment to the condominium documents adversely affecting the borrower or any lien on any individual unit must be approved by such unit owner, (b) the consent of a supermajority of unit owners is required for the condominium board to borrow an amount exceeding $1,000,000 and is required for certain actions, including, without limitation, approval of an annual operating budget, any special assessments and capital expenditures exceeding $500,000 and (c) as the master commercial unit owner, the borrower has the right to use any excess area to increase the available floor area of the hotel unit and/or the residential section. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the prospectus for additional information.

Terrorism Insurance. The borrower is required to obtain and maintain all risk property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Sponsor Buy-Back Obligations. The borrower is subject to a pair of buy-back agreements dated October 2020 and June 2019, respectively (each, a “Sponsor Buy-Back Agreement”), entered into with the buyers of the respective residential condominium units (each, a “Sponsor Buy-Back Unit”). Under each Buy-Back Agreement, the borrower or the borrower sponsor is required to repurchase, or cause to repurchase, the Sponsor Buy-Back Unit if, within 10 years following the date of purchase of the applicable Sponsor Buy-Back Unit, Aman Group is no longer the operator of the hotel. Any costs associated with such buy-back obligations are guaranteed under the Aman Hotel New York Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 3 – Olive Industrial 3-Pack

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/MDBRS/Moody’s):		NR/NR/NR		Location(2):	Various
Original Balance:		$51,500,000		General Property Type:	Industrial
Cut-off Date Balance:		$51,500,000		Detailed Property Type:	Warehouse
% of Initial Pool Balance:		8.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(2):	Various
Borrower Sponsors:		Thomas J. O'Brien, Rodney L. Provience and Jeffery Rhett Wiseman		Size:	1,101,126 SF
Guarantors:		Thomas J. O'Brien, Rodney L. Provience and Jeffery Rhett Wiseman		Cut-off Date Balance PSF:	$47
Mortgage Rate:		6.313%		Maturity Balance PSF:	$47
Note Date:		9/9/2025		Property Manager(3):	Various
Maturity Date:		9/10/2030
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$4,764,833
IO Period:		60 months		UW NCF	$4,379,439
Seasoning:		1 month		UW NOI Debt Yield:	9.3%
Prepayment Provisions:		L(25),D(32),O(3)		UW NCF Debt Yield:	8.5%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type:		NAP		UW NCF DSCR:	1.33x
Additional Debt Balance:		NAP		Most Recent NOI:	$4,898,775 (5/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$5,294,261 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,323,029 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/16/2025)
RE Taxes:	$966,287	$113,681	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$127,165	$16,955	NAP	3rd Most Recent Occupancy:	93.1% (12/31/2023)
Replacement Reserve:	$0	$9,176	NAP	Appraised Value (as of)(4):	$77,170,000 (Various)
Deferred Maintenance:	$307,680	$0	NAP	Appraised Value per SF:	$70
TI/LC Reserve:	$0	$22,940	NAP	Cut-off Date LTV Ratio:	66.7%
Liquidity Reserve:	$250,000	$0	NAP	Maturity Date LTV Ratio:	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,500,000	95.4%	Loan Payoff:	$49,524,143	91.7%
Borrower Sponsor Equity:	$2,477,109	4.6%	Closing Costs:	$2,801,835	5.2%
			Upfront Reserves:	$1,651,132	3.1%

Total Sources:	$53,977,109	100.0%	Total Uses:	$53,977,109	100.0%

(1)	For a full description of Reserves, please refer to “Escrows and Reserves” below.
(2)	See “The Properties” below for more information.
(3)	The De Pere Warehouse Property (as defined below) and the Mission Warehouse Property (as defined below) are managed by Momentum Commercial Management LLC. The El Paso Warehouse Property (as defined below) is managed by Optima Real Estate Services, LLC.
(4)	The appraisal concluded to an “as-is” value for De Pere Warehouse Property of $43,100,000 as of July 21, 2025, an “as-is” value for the El Paso Warehouse Property of $26,520,000 as of July 18, 2025 and an “as-is” value for the Mission Warehouse Property of $7,550,000 as of July 11, 2025 resulting in an aggregate “as-is” value of $77,170,000 for the Olive Industrial 3-Pack Properties (as defined below).

The Mortgage Loan. The third largest mortgage loan (the “Olive Industrial 3-Pack Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $51,500,000 and secured by a first-priority mortgage encumbering the borrowers’ overlapping fee and leasehold interests in a portfolio of three industrial warehouse properties comprising 1,101,126 square feet located in Texas and Wisconsin (the “Olive Industrial 3-Pack Properties”).

The Borrowers and the Borrower Sponsors.

The borrowers are comprised of 105 entities, including tenant-in-common (“TIC”) borrower parties, the shareholder LLC parties and the Master Tenants (as defined below). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the prospectus for more information. Each borrower is a special purpose, bankruptcy-remote entity structured with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Olive Industrial 3-Pack Mortgage Loan.

The ownership structure includes a total of 89 TICs, including 32 TICs for the El Paso Warehouse Property, 29 TICs for the Mission Warehouse Property and 28 TICs for the De Pere Warehouse Property. Each TIC entity is managed by an entity solely owned and controlled by the borrower sponsors and non-recourse carveout guarantors. The borrower sponsors and non-recourse carveout guarantors are Thomas J. O'Brien, Rodney L. Provience and Jeffery Rhett Wiseman. Thomas J. O’Brien, Rodney L. Provience and Jeffrey Rhett Wiseman are principals of Olive Co., a real estate investment firm

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

focusing on the acquisition and management of industrial assets throughout the Midwest and East Coast of the United States. Since inception, Olive Co. has acquired and developed 154 properties comprising over 14.4 million square feet of industrial and distribution space.

In connection with the origination of the Olive Industrial 3-Pack Mortgage Loan, for each of the Olive Industrial 3-Pack Properties, the applicable TIC entities (as “Landlord”) and an entity that is a co-borrower under the Olive Industrial 3-Pack Mortgage Loan and controlled by the guarantors (as “Master Tenant”) entered into a master lease structure with an expiration date of September 10, 2050. The master lease structure enables the Master Tenant to manage and operate the applicable Olive Industrial 3-Pack Property and assume the Landlord’s obligations under the applicable tenant leases. Furthermore, in the event of foreclosure, the master lease structure enables the lender to become the Master Tenant. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the prospectus.

The Properties. The Olive Industrial 3-Pack Properties are comprised of three industrial properties located in Wisconsin (the “De Pere Warehouse Property”) and Texas (the “El Paso Warehouse Property” and the “Mission Warehouse Property”). The Olive Industrial 3-Pack Properties total 1,101,126 square feet of net rentable area and are 100% leased to four tenants on a triple-net basis.

De Pere Warehouse Property. The De Pere Warehouse Property consists of one single-story, 688,700 square foot manufacturing/warehouse industrial building located in De Pere, Wisconsin approximately 12.1 miles south of Green Bay. The De Pere Warehouse Property was constructed between 1998 and 2002 and is situated on a 44.95-acre site. The De Pere Warehouse Property features 9 grade-level or ramped loading doors and 42 exterior loading docks with clear heights ranging from 22 to 34 feet. The De Pere Warehouse Property has 6,887 square feet of office space resulting in a 1.0% office finish, with the other 99.0% of net rentable area used for warehouse and manufacturing purposes. The De Pere Warehouse Property contains 122 parking spaces resulting in a parking ratio of 0.18 spaces per 1,000 square feet of net rentable area. The borrower sponsors purchased the De Pere Warehouse Property in June 2022 for $42.5 million. As of July 16, 2025, the De Pere Warehouse Property was 100.0% leased by two tenants.

El Paso Warehouse Property. The El Paso Warehouse Property consists of one single-story, 309,797 square foot warehouse/distribution industrial building located in El Paso, Texas approximately 11.9 miles north of downtown El Paso. The El Paso Warehouse Property was constructed in 1998 and is situated on a 22.08-acre site. The El Paso Warehouse Property features 30 dock-high and drive-in loading entrances, and rail access with clear heights ranging from 24 to 29 feet. The El Paso Warehouse Property has 22,305 square feet of office space resulting in a 7.2% office finish, with the other 92.8% of net rentable area used for warehouse and distribution purposes. The El Paso Warehouse Property contains 150 parking spaces resulting in a parking ratio of 0.48 spaces per 1,000 square feet of net rentable area. The borrower sponsors purchased the El Paso Warehouse Property in April 2021 for approximately $22.3 million. As of July 16, 2025, the De Pere Warehouse Property was 100.0% leased by SW Foam, LLC (“SW Foam”).

Mission Warehouse Property. The Mission Warehouse Property consists of one single-story, 102,629 square foot warehouse/distribution industrial building located in Mission, Texas. The Mission Warehouse Property was constructed in 1996 and is situated on a 4.94-acre site. The Mission Warehouse features 11 dock-high and 2 drive-in loading entrances with clear heights of 26 feet. The Mission Warehouse Property has 5,131 square feet of office space resulting in a 5.0% office finish, with the other 95.0% of net rentable area used for warehouse and distribution purposes. The Mission Warehouse Property contains 104 parking spaces resulting in a parking ratio of 1.01 spaces per 1,000 square feet of net rentable area. The borrower sponsors purchased the Mission Warehouse Property in December 2021 for approximately $7.4 million. As of July 16, 2025, the Mission Warehouse Property was 100.0% leased by Kontane Integration, LLC (“Kontane”).

The following table presents a summary of the Olive Industrial 3-Pack Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Total SF(2)	Occ.(2)	Office Finish (%)	Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value(1)
De Pere Warehouse	De Pere, WI	2002 / NAP	688,700	100.0%	1.0%	$30,170,000	$2,713,471	56.9%	$43,100,000
El Paso Warehouse	El Paso, TX	1998 / NAP	309,797	100.0%	7.2%	$16,045,000	$1,544,457	32.4%	$26,520,000
Mission Warehouse	Mission, TX	1996 / NAP	102,629	100.0%	5.0%	$5,285,000	$506,905	10.6%	$7,550,000
Total/ Wtd. Avg			1,101,126	100.0%	3.1%	$51,500,000	$4,764,833	100.0%	$77,170,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated July 16, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

Major Tenants.

FyterTech Nonwovens, LLC. (378,026 SF, 34.3% of NRA, 31.2% of underwritten base rent). FyterTech Nonwovens, LLC (“FyterTech”) is a sorbent manufacturer with production and distribution facilities in Wisconsin, Tennessee, Alaska and the United Kingdom. FyterTech has over 300 employees and sells its technical nonwoven fabrics and spill control products to distribution partners throughout North America and in over 60 different countries. FyterTech commenced its initial lease at the De Pere Warehouse Property in June 2022 for a period of ten years. The lease initially encumbered 237,500 square feet with a pre-determined expansion into an additional 140,526 square feet that commenced in April 2023. FyterTech currently subleases 30,000 square feet of space to Wisconsin Plastics, Inc. expiring in December 2025 at a base rental rate of $5.40 annually per square foot. Additionally, FyterTech subleases 50,000 square feet to AmeriLux Logistics, LLC at a rate of $5.40 annually per square foot. The sublease square footage is set to reduce to 30,000 square feet on October 1, 2025, with 20,000 of the remaining space expiring on December 31, 2025 and the other 10,000 square feet subleased on a month-to-month basis. FyterTech has two, five-year renewal options remaining and no termination options.

AmeriLux Logistics, LLC. (310,674 SF, 28.2% of NRA, 25.2% of underwritten base rent). AmeriLux Logistics, LLC (“AmeriLux”) is a freight brokerage company and a division of AmeriLux International, LLC. AmeriLux commenced its initial five-year lease at the De Pere Warehouse Property in April 2023, which was amended in July 2024 to expire in July 2036. In 2023, Robinson Inc. (“Robinson”), a metal fabrication solutions provider which has a manufacturing facility adjacent to the De Pere Warehouse Property, subleased 55,000 square feet for an initial term of 18 months. In August 2024, Robinson agreed to sublease the entire space from AmeriLux, however, AmeriLux has the right to occupy 70,000 square feet at no cost through December 31, 2025. The sublease is co-terminus with the AmeriLux lease, which has two, five-year renewal options and no termination options, and includes identical rental terms. Robinson is a U.S. based metal fabrication company which has several facilities in Wisconsin including a manufacturing plant located at 2107 American Boulevard which is adjacent to the De Pere Warehouse Property. The De Pere Warehouse Property is Robinson’s latest expansion location and provides production space for welding, fabricating, assembly, and electrical integration. Under the sublease, Robinson has two, five-year renewal options and no termination options.

SW Foam, LLC (309,797 SF, 28.1% of NRA, 33.1% of underwritten base rent). SW Foam, LLC (“SW Foam”) is a manufacturer and distributor of flexible urethane foam materials for automotive components. SW Foam commenced its initial lease for 309,797 square feet at the El Paso Warehouse Property in April 2013. The initial lease expired in October 2020, at which time the tenant extended its lease through October 2030. The tenant has two, five-year renewal options remaining and no termination options. As of September 2025, SW Foam was in discussion with a potential tenant to sublease 33,900 square feet of space for a five-year term, but no agreement has been reached.

Kontane Integration, LLC (102,629 SF, 9.3% of NRA, 10.5% of underwritten base rent). Kontane Integration, LLC (“Kontane”) is a third-party logistics provider with offices in North Carolina, South Carolina and Texas. Kontane commenced its initial lease at the Mission Warehouse Property in July 2021 for a term of five years. Kontane has one, three-year renewal option available and no termination options. In October 2020, Mr. Lukas LLC (“Mr. Lukas”) subleased 7,000 square feet of space from Kontane. After two expansions, with the most recent commencing in October 2024 and expiring in June 2026, Mr. Lukas now encumbers 21,500 square feet of subleased space. Additionally, NCSMUS LLC, which sells lighting parts online and utilizes the space as storage, subleases 3,197 square feet from Kontane expiring in June 2026.

The following table presents certain information relating to the tenancy at the Olive Industrial 3-Pack Properties:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(3)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
FyterTech Nonwovens, LLC	NR/NR/NR	378,026	34.3%	1,636,750	31.2%	$4.33	6/30/2032	No	2 x 5 Year
AmeriLux Logistics, LLC	NR/NR/NR	310,674	28.2%	1,318,376	25.2%	$4.24	7/31/2036	No	2 x 5 Year
SW Foam, LLC	NR/NR/NR	309,797	28.1%	1,735,009	33.1%	$5.60	10/31/2030	No	2 x 5 Year
Kontane Integration, LLC	NR/NR/NR	102,629	9.3%	549,065	10.5%	$5.35	6/30/2026	No	1 x 3 Year
Subtotal/Wtd. Avg.		1,101,126	100.0%	$5,239,200	100.0%	$4.76
Other Tenants		0	0.0%	0	0.0%	$0.00
Total Occupied Space		1,101,126	100.0%	$5,239,200	100.0%	$4.76
Vacant Space		0	0.0%
Total/Wtd. Avg.		1,101,126	100.0%

(1)	Information is based on the underwritten rent roll dated July 16, 2025.
(2)	FyterTech Nonwovens, LLC, AmeriLux Logistics, LLC and Kontane Integration, LLC are subleasing all or a portion of their space. The lease terms shown reflect those under the prime lease only.
(3)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

The following table presents certain information with respect to the lease rollover at the Olive Industrial 3-Pack Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	102,629	9.3%	9.3%	$549,065	10.5%	10.5%	$5.35
2027	0	0	0.0%	9.3%	$0	0.0%	10.5%	$0.00
2028	0	0	0.0%	9.3%	$0	0.0%	10.5%	$0.00
2029	0	0	0.0%	9.3%	$0	0.0%	10.5%	$0.00
2030	1	309,797	28.1%	37.5%	$1,735,009	33.1%	43.6%	$5.60
2031	0	0	0.0%	37.5%	$0	0.0%	43.6%	$0.00
2032	1	378,026	34.3%	71.8%	$1,636,750	31.2%	74.8%	$4.33
2033	0	0	0.0%	71.8%	$0	0.0%	74.8%	$0.00
2034	0	0	0.0%	71.8%	$0	0.0%	74.8%	$0.00
2035	0	0	0.0%	71.8%	$0	0.0%	74.8%	$0.00
2036 & Thereafter	1	310,674	28.2%	100.0%	$1,318,376	25.2%	100.0%	$4.24
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	4	1,101,126	100.0%		$5,239,200	100.0%		$4.76

(1)	Information is based on the underwritten rent roll dated July 16, 2025.

The Markets.

De Pere Warehouse Property. The De Pere Warehouse Property is located in De Pere, Wisconsin, approximately 12.1 miles south of Green Bay. Primary access to the De Pere Warehouse Property is provided by American Boulevard and World War II Veterans Memorial Highway (US 41). The De Pere Warehouse Property is located approximately 8.5 miles southeast of Green Bay Austin Straubel International Airport.

According to the appraisal, the De Pere Warehouse Property is located in the Greater Fox Valley industrial market. As of the first quarter of 2025, the Greater Fox Valley industrial market had an inventory of approximately 127.5 million square feet with an occupancy rate of 97.1% and an average asking rent of $5.06 per square foot. The 2024 estimated population within a one-, three- and five-mile radius of the De Pere Warehouse Property was 1,827, 27,183 and 56,880, respectively, and the 2024 estimated median household income within the same radii was approximately $100,000, $92,938 and $95,844, respectively.

El Paso Warehouse Property. The El Paso Warehouse Property is located in El Paso, Texas, approximately 11.9 miles north of downtown El Paso. Primary access to the El Paso Warehouse Property is provided by Railroad Drive and Woodrow Bean Transmountain Drive. The El Paso Warehouse Property is located approximately 9.8 miles north of El Paso International Airport.

According to the appraisal, the El Paso Warehouse Property is located in the Northeast industrial submarket. As of the first quarter of 2025, the Northeast industrial submarket had an occupancy rate of 87.7% and an average asking rent of $6.70 per square foot. The 2024 estimated population within a one-, three- and five-mile radius of the El Paso Warehouse Property was 9,291, 68,030 and 112,870, respectively, and the 2024 estimated median household income within the same radii was approximately $56,285, $58,295 and $60,893, respectively.

Mission Warehouse Property. The Mission Warehouse Property is located in Mission, Texas approximately 5.8 miles north of the U.S. - Mexico border. Primary access to the Mission Warehouse Property is provided by Trinity Street and the Anzalduas Highway (TX 396). The Mission Warehouse Property is located approximately 7.2 miles west of McAllen International Airport and 13.1 miles north of Reynosa, Mexico.

According to the appraisal, the Mission Warehouse Property is located in the Outlying Hidalgo County warehouse submarket. As of the first quarter of 2025, the Outlying Hidalgo County warehouse submarket had an inventory of 10,329,597 with an occupancy rate of 95.9% and an average asking rent of $9.80 per square foot. The 2024 estimated population within a one-, three- and five-mile radius of the Mission Warehouse Property was 2,835, 60,363 and 140,208, respectively, and the 2024 estimated median household income within the same radii was approximately $55,250, $59,029 and $56,343, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Olive Industrial 3-Pack Properties:

Market Rent Summary(1)
	De Pere Warehouse	El Paso Warehouse	Mission Warehouse
Rentable Area(2)	688,700	309,797	102,629
Market Rent (PSF per Year)	$4.50	$7.50	$5.35
Lease Term (Years)	7	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection (per Year)	2.75% annually	4.00% annually	3.00% annually
Tenant Improvements (New Tenant) (PSF)	$0.30	$1.00	$0.00
Tenant Improvements (Renewal) (PSF)	$0.15	$0.50	$0.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 16, 2025.

The following table presents recent leasing data for comparable industrial flex properties with respect to the De Pere Warehouse Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
De Pere Warehouse De Pere, WI	2002 / NAP	688,700(2)	AmeriLux Logistics, LLC(2)	310,674(2)	Apr-23(2)	160(2)	$4.24(2)
Confidential Glendale, WI	1956 / 1980	348,100	Confidential	348,100	Aug-25	24	$4.14
Phoenix Wauwatosa Industrial Facility Wauwatosa, WI	1958 / 2019	1,368,232	Harley Davidson	160,000	Jan-25	64.8	$4.45
Vinland Industrial Park Oshkosh, WI	1959 / 1988	364,794	ECM Group	25,824	Dec-24	60	$4.37
Former LSC Communications Facility Baraboo, WI	1982 / 1999	613,710	Verst Group Logistics, Inc	195,441	Aug-24	36	$5.05
5401 West Donges Bay Road Mequon, WI	1971 / NAP	464,503	Almo Distribution	280,395	Jan-24	36	$4.25
Confidential Fond du Lac, WI	1977 / NAP	611,564	Confidential	611,564	Jan-24	96	$4.55
Wausau Distribution Center Wausau, WI	1997 / 2001	495,075	KK Integrated Logistics, Inc.	495,075	May-23	84	$4.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 16, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

The following table presents recent leasing data for comparable industrial flex properties with respect to the El Paso Warehouse Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
El Paso Warehouse El Paso, TX	1998 / NAP	309,797(2)	SW Foam, LLC(2)	309,797(2)	Nov-20(2)	120(2)	$5.60(2)
Northwest Corporate Center El Paso, TX	1997 / NAP	NAV	Schnieder Electric USA	211,091	Sep-24	129.6	$8.75
Hoover Industrial El Paso, TX	2000 / NAP	NAV	Southwire Company	401,401	Apr-24	84	$7.15
Industrial Warehouse El Paso, TX	1994 / NAP	NAV	Penske Logistics	353,611	Feb-24	60	$7.00
14 Butterfield Trail El Paso, TX	1986 / 2016	NAV	KeyTronic EMS	80,269	Aug-23	60	$7.85
Industrial Warehouse El Paso, TX	2000 / NAP	NAV	CEVA Freight, LLC	354,159	Jan-23	36	$7.50

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 16, 2025.

The following table presents recent leasing data for comparable industrial flex properties with respect to the Mission Warehouse Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Mission Warehouse Mission, TX	1996 / NAP	102,629(2)	Kontane Integration, LLC(2)	102,629(2)	Jul-21(2)	60(2)	$5.35(2)
Methode Electronics Warehouse McAllen, TX	1996 / NAP	228,612	Methode Electronics	228,612	Jan-23	60	$5.20
Office Warehouse Facility Harlingen, TX	1993 / 2021	81,660	CAHS, Inc	81,660	Aug-21	60	$5.00
Larsen Tella Brownsville, TX	2000 / NAP	50,643	Larsen Tella	50,643	Dec-22	84	$4.49
Formosa Avenue Warehouse McAllen, TX	2001 / NAP	76,000	Fair Trade Outsourcing	32,143	Apr-24	24	$5.40
NAFTA Industrial Park Warehouse Brownsville, TX	2001 / NAP	100,000	ProTrans	40,000	Dec-23	60	$6.00
Capote International Business Park Pharr, TX	2017 / NAP	157,500	ASCO	78,750	Mar-23	48	$6.96
Wilcox Trade Center McAllen, TX	2007 / NAP	171,200	Santos International	85,600	Apr-22	36	$5.16

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 16, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

Appraisal. The appraisal concluded to an “as-is” value for the De Pere Warehouse Property of $43,100,000 as of July 21, 2025, an “as-is” value for the El Paso Warehouse Property of $26,520,000 as of July 18, 2025 and an “as-is” value for the Mission Warehouse Property of $7,550,000 as of July 11, 2025 resulting in an aggregate “as-is” value of $77,170,000 for the Olive Industrial 3-Pack Properties.

Environmental Matters. According to the Phase I environmental site assessments dated July 24, 2025, there was no evidence of any recognized environmental conditions at the Olive Industrial 3-Pack Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Olive Industrial 3-Pack Properties:

Cash Flow Analysis
	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent	$4,674,467	$4,968,556	$5,055,116	$5,239,200	$4.76
Reimbursements	$1,337,960	$2,362,278	$1,586,099	$1,862,681	$1.69
Other Income	$0	$0	$0	$0	$0.00
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	($355,094)	($0.32)
Effective Gross Income	$6,012,427	$7,330,834	$6,641,215	$6,746,787	$6.13

Real Estate Taxes(1)	$0	$1,345,286	$1,080,057	$1,389,286	$1.26
Insurance	$169,740	$192,704	$197,800	$203,464	$0.18
Other Operating Expenses	$519,658	$498,584	$464,584	$389,204	$0.35
Total Operating Expenses	$689,398	$2,036,574	$1,742,440	$1,981,954	$1.80

Net Operating Income	$5,323,029	$5,294,261	$4,898,775	$4,764,833	$4.33
Replacement Reserves	$0	$0	$0	$110,113	$0.10
TI/LC	$0	$0	$0	$275,282	$0.25
Net Cash Flow	$5,323,029	$5,294,261	$4,898,775	$4,379,439	$3.98

Occupancy (%)(2)	93.1%	100.0%	100.0%	95.0%
NOI DSCR	1.62x	1.61x	1.49x	1.45x
NCF DSCR	1.62x	1.61x	1.49x	1.33x
NOI Debt Yield	10.3%	10.3%	9.5%	9.3%
NCF Debt Yield	10.3%	10.3%	9.5%	8.5%

(1)	Actual tax expense for 2023 was approximately $1.3 million and was paid in 2024.
(2)	UW Occupancy % represents underwritten economic occupancy. The Olive Industrial 3-Pack Properties are 100% physically occupied.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $966,287 for real estate taxes, (ii) $152,598 for insurance premiums, (iii) $127,165 for deferred maintenance and (iv) $250,000 into a liquidity reserve. On the payment date occurring immediately after the borrowers demonstrate to the satisfaction of the lender, in its sole discretion, that the guarantors collectively have liquid assets of $2,500,000 or greater (exclusive of sums on deposit in the liquidity reserve subaccount), as evidenced by bank or investment statements in the name of the guarantors, provided no event of default has occurred and is continuing, the lender will disburse funds on deposit in the liquidity reserve subaccount to the borrowers.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $113,681.

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $16,955.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $9,176 for replacement reserves.

Rollover Reserve – On a monthly basis, the borrowers are required to escrow approximately $22,940 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

Lockbox and Cash Management. The Olive Industrial 3-Pack Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents received by the borrowers or property manager to be deposited into a lender-controlled lockbox. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). During a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Olive Industrial 3-Pack Mortgage Loan documents. During a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	12 months prior to the stated maturity date;
(ii)	the occurrence of an event of default;
(iii)	the net operating income debt service coverage ratio falling below 1.10x as of the end of any calendar quarter; or
(iv)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i), the borrowers deposit with the lender a cash deposit or a letter of credit pursuant to the requirements of the loan agreement, in the amount, as determined by the lender, of all available cash that would be swept to the cash collateral subaccount during the 12-month period prior to the stated maturity date;
●	with respect to clause (ii), the cure of such event of default and no other event of default has occurred and is continuing; or
●	with respect to clause (iii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.25x for two consecutive calendar quarters; or
●	with respect to clause (iv) above, the Trigger Lease Sweep Period has ended or the borrowers deposit with the lender a cash deposit or a letter of credit pursuant to the requirements of the loan agreement, in a sufficient amount, as determined by the lender, to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required pursuant to the loan agreement during any period of time that rents are insufficient as a result of down-time or free rent periods.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the earlier of (a) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or (b) the date a tenant under a Trigger Lease actually gives notice of its intention not to renew or extend;
(ii)	the date required under a Trigger Lease by which the applicable tenant under the Trigger Lease is required to give notice of its exercise of a renewal option thereunder or the date that any tenant under a Trigger Lease gives written notice of its intention not to renew or extend its lease;
(iii)	any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof);
(iv)	any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., "goes dark") or gives written notice that it intends to do the same;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or
(vi)	the occurrence of an insolvency proceeding by a tenant under a Trigger Lease.

A “Trigger Lease” means any of the three master leases, the Fytertech lease, the AmeriLux lease, the SW Foam lease and any lease which (a) covers 15% or more of the rentable square feet at the Olive Industrial 3-Pack Properties in the aggregate and/or (b) has a gross annual rent of 15% or more of the total annual rent at the Olive Industrial 3-Pack Properties in the aggregate.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) any of the following events:

●	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrowers that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure; or
●	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Industrial - Warehouse	Loan #3	Cut-off Date Balance:	$51,500,000
Various	Olive Industrial 3-Pack	Cut-off Date LTV:	66.7%
Various		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.3%

Partial Release. The borrowers are permitted to release any of the Olive Industrial 3-Pack Properties at any time after two years from the closing of the WFCM 2025-5C6 securitization, subject to satisfaction of the conditions set forth in the Olive Industrial 3-Pack Mortgage Loan documents, including, among other conditions, (i) the debt yield after giving effect to the release is at least the greater of the debt yield immediately prior to the release and 8.5%, (ii) the debt service coverage ratio after giving effect to the release is at least the greater of the debt service coverage ratio immediately prior to the release and 1.33x, (iii) the borrowers defease an amount of principal equal to 130% of the allocated loan amount of the released property and (iv) satisfaction of all REMIC requirements.

Right of First Offer/Right of First Refusal. AmeriLux, the second largest tenant at the De Pere Warehouse Property, has a right of first refusal to purchase the De Pere Warehouse Property pursuant to the terms of its lease if the related borrowers receive an offer for the sale of the De Pere Warehouse Property that the related borrowers intend to accept. Upon receipt of notice from the related borrowers of such third-party offer, AmeriLux will have 10 days to notify the related borrowers of its election to purchase the De Pere Warehouse Property at the price and on the terms of such third-party offer. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Olive Industrial 3-Pack Mortgage Loan, AmeriLux waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Olive Industrial 3-Pack Properties and business interruption insurance for at least 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 4 – 80 International Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG/WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location:	Windsor, CT 06095
Original Balance(1):	$50,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	8.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/NAP
Borrower Sponsor:	Sycamore Partners Management, L.P.			Size:	698,574 SF
Guarantors:	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.			Cut-off Date Balance PSF(1):	$100
Mortgage Rate:	6.5520%			Maturity Balance PSF(1):	$100
Note Date:	9/9/2025			Property Manager:	Self-managed
Maturity Date:	10/6/2030
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$7,515,396
IO Period:	60 months			UW NCF:	$7,058,901
Seasoning:	0 months			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions:	L(12),YM1(41),O(7)			UW NCF Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.52x
Additional Debt Balance(1):	$20,000,000			Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
Reserves(2)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/6/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	Springing	$558,859	Appraised Value (as of):	$118,800,000 (6/23/2025)
Other Reserves(3):	$0	Springing	NAP	Appraised Value per SF:	$170
				Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$70,000,000	98.7%	Loan Payoff:	$70,057,679	98.8%
Sponsor Equity:	$900,345	1.3%	Closing Costs:	$842,665	1.2%
Total Sources:	$70,900,345	100.0%	Total Uses:	$70,900,345	100.0%

(1)	The 80 International Drive Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented above is based on the 80 International Drive Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Other Reserves consists of a (i) springing monthly Material Tenant (as defined below) reserve and (ii) springing monthly Low Debt Yield/DSCR Cure Funds (as defined below) reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(4)	Historical financial information is not available due to the borrower acquiring the 80 International Drive Property (as defined below) in a sale leaseback transaction.

The Mortgage Loan. The fourth largest mortgage loan (the “80 International Drive Mortgage Loan”) is part of a whole loan (the “80 International Drive Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 80 International Drive Whole Loan was co-originated by UBS AG New York Branch (“UBS AG”) and Wells Fargo Bank, National Association (“WFB”). The 80 International Drive Whole Loan is secured by the fee interest in a 698,574 SF industrial warehouse/distribution center located in Windsor, Connecticut (the “80 International Drive Property”).

The 80 International Drive Mortgage Loan is evidenced by the controlling Note A-1-1 and non-controlling Note A-1-2 and Note A-1-3 to be contributed by UBS AG and non-controlling Note A-2-1, Note A-2-2 and Note A-2-3 to be contributed by WFB, with an aggregate original principal balance of $50,000,000. The 80 International Drive Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

80 International Drive Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$20,000,000	$20,000,000	WFCM 2025-5C6	Yes
A-1-2	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-1-3	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-1-4(1)	$10,000,000	$10,000,000	UBS AG	No
A-2-1	$20,000,000	$20,000,000	WFCM 2025-5C6	No
A-2-2	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-2-3	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-2-4(1)	$10,000,000	$10,000,000	WFB	No
Total	$70,000,000	$70,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is DC PropCo Borrower LLC, a Delaware limited liability company and a single purpose entity with two independent directors in its organizational structure. The borrower is an affiliate of the borrower sponsor. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 80 International Drive Whole Loan.

The non-recourse carveout guarantors are Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. The borrower sponsor is Sycamore Partners Management, L.P. (“Sycamore Partners”), a private equity firm based in New York specializing in consumer, distribution and retail-related investments. Sycamore Partners has approximately $10.0 billion in aggregate committed capital and its strategy is to partner with management teams to improve the operating profitability and strategic value of its businesses. Past and present portfolio companies include Walgreens, The Boots Group, Shields Health Solutions, Playa Bowls, KnitWell Group, RONA, The Goddard School, LA Fitness, STE Michelle Wine Estates, AZAMARA Cruise Lines, Margaritaville at Sea, Lane Bryant, Pure Fishing, Rithum, Staples, Hot Topic, Torrid, Stuart Weitzman and Kurt Geiger.

The Property. The 80 International Drive Property consists of a 698,574 SF industrial warehouse and distribution center located in Windsor, Connecticut. Situated on an approximately 130.99-acre site, the 80 International Drive Property was built in 2007 for the former owner and current sole tenant, Walgreens Eastern, a wholly-owned subsidiary of Walgreen Co. (“Walgreens”) that is indirectly owned by the borrower sponsor. The 80 International Drive Property is comprised of three buildings and features 25- to 100-foot clear heights, a cafeteria, a locker room, a computer training room, 50 dock doors, six drive-in doors and approximately 6.2% of the NRA is office space. The 80 International Drive Property has 1,045 parking spaces, resulting in a parking ratio of approximately 1.50 parking spaces per 1,000 SF.

The 80 International Drive Property is the subject of a sale leaseback transaction in connection with the acquisition of such property by the related borrower. As of October 6, 2025, the 80 International Drive Property was 100.0% master leased by the borrower, as lessor, to Walgreens Eastern, as lessee. According to publications, Walgreens Eastern invested approximately $175.0 million in the construction of the 80 International Drive Property. The build-to-suit building was the 13th distribution center designed and constructed by Korte Company specifically for Walgreens Eastern. The master lease has an initial term of 15 years, and three, five-year renewal options remaining, with no termination options. The master lease is guaranteed by the parent company, Walgreens. The rental rate will increase 3.0% annually during the initial term and will increase over the renewal period at a rate equal to the greater of (i) 103% of base rent for the year immediately preceding the first year of the renewal term and base rent will increase by 3% annually during the renewal term and (ii) market rate as determined under the lease agreement and base rent will increase by 3% annually during the renewal term.

Sole Tenant.

Walgreens Eastern (698,574 SF; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens is the seventh largest overall U.S. retailer and the second largest pharmacy retailer, generating annual sales of approximately $121.4 billion for the fiscal third quarter of 2025. Headquartered in Deerfield, Illinois, Walgreens has 8,560 retail and healthcare locations across all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. As of August 31, 2024, approximately 78% of the population of the U.S. lived within five miles of a store. Walgreens utilizes its vast scale and retail network to provide customers and patients with convenient, omnichannel access to consumer goods and services, as well as pharmacy and health and wellness services.

The following table presents certain information relating to the tenancy at the 80 International Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Walgreens Eastern	NR/B1/BB-	698,574	100.0%	$8,033,601	100.0%	$11.50	8/31/2040	N	3 x 5 yr
Occupied Collateral Total		698,574	100.0%	$8,033,601	100.0%	$11.50

Vacant Space		0	0.0%
Total/Wtd. Avg.		698,574	100.0%

(1)	Information is based on the underwritten rent roll dated October 6, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the 80 International Drive Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	698,574	100.0%	100.0%	$8,033,601	100.0%	100.0%	$11.50
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	698,574	100.0%		$8,033,601	100.0%		$11.50

(1)	Information is based on the underwritten rent roll dated October 6, 2025.

The Market. The 80 International Drive Property is located in Windsor, Hartford County, Connecticut, approximately 16.4 miles north of downtown Hartford, Connecticut. The 80 International Drive Property is located in the Hartford-West Hartford-East Hartford, CT Metropolitan Statistical Area, with an estimated 2025 population of 1,157,215 and an estimated 2025 average household income of $132,294, according to a third-party market research report. Primary access to the 80 International Drive Property is provided by Interstate 91 (approximately 6.4 miles southeast), a major north-south corridor providing direct access to Hartford and Springfield, Massachusetts and is approximately 5.1 miles east of Highway 202. In addition, the 80 International Drive Property is approximately 4.3 miles southwest of Bradley International Airport, the second-largest airport in New England, which serves travelers from Connecticut, western Massachusetts, and other New England states. Development activity in the immediate area has been predominantly industrial, with major employers including Amazon, Town of Windsor, Voya Financial and Walgreens.

According to a third-party market research report, the 80 International Drive Property is located in the Hartford - CT industrial market within the Windsor industrial submarket. As of July 2025, Windsor industrial submarket contained 13,700,705 SF of industrial inventory space with an average rent of $10.13 PSF and a vacancy rate of 8.8%. As of year-end 2024, the Windsor industrial submarket contained 13,515,105 SF of industrial inventory space with an average rent of $10.08 and a vacancy rate of 8.5%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the 80 International Drive Property was 1,685, 12,469 and 43,368, respectively, and the estimated 2025 average household income within the same radii was $124,133, $137,969 and $141,190, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 80 International Drive Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Office %	Clear Height	Annual Base Rent PSF	Lease Type
80 International Drive 60-80 International Drive Windsor, CT	2007/NAP	Walgreens Eastern(2)	698,574(2)	Aug-25(2)	15.0(2)	6.2%	25’-100’	$11.50(2)	NNN(2)
205 Baker Hollow Road Windsor, CT	2025/NAP	Marvin Logistics, LLC	185,600	Sep-24	7.3	5.0%	32’	$12.25	NNN
Rentschler Field Logistics Center 501 East Hartford Boulevard North East Hartford, CT	2024/NAP	Lowe’s	1,300,000	Jul-24	10.3	1.0%	36’	$8.70	NNN
20 Constitution Boulevard South Shelton, CT	2004/NAP	Undisclosed	158,000	Jan-24	NAV	25.3%	38’	$12.00	NNN
425 Day Hill Road Windsor, CT	2023/NAP	Undisclosed	170,300	Jan-24	NAV	5.0%	32’	$11.75	NNN
1180 Northrop Road Wallingford, CT	2023/NAP	Whole Foods	80,000	Dec-23	15.0	5.0%	32’	$12.25	NNN
140 Old Country Circle Windsor Locks, CT	2006/NAP	Eversource Energy	268,497	Dec-23	9.3	4.7%	31’	$8.50	Modified Gross

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated October 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

Appraisal. The appraisal concluded to an “as-is” appraised value for the 80 International Drive Property of $118,800,000 as of June 23, 2025.

Environmental Matters. According to the Phase I environmental report dated June 13, 2025, there was no evidence of any recognized environmental conditions at the 80 International Drive Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 80 International Drive Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$8,033,601	$11.50
Vacant Income	$0	$0.00
Gross Potential Rent	$8,033,601	$11.50
Total Reimbursements	$2,330,506	$3.34
Net Rental Income	$10,364,107	$14.84
Less Vacancy & Credit Loss	($518,205)	($0.74)
Effective Gross Income	$9,845,902	$14.09

Total Expenses	$2,330,506	$3.34

Net Operating Income	$7,515,396	$10.76
CapEx	$139,715	$0.20
TI/LC	$316,780	$0.45
Net Cash Flow	$7,058,901	$10.10

Occupancy %(3)	95.0%
NOI DSCR	1.62x
NCF DSCR	1.52x
NOI Debt Yield	10.7%
NCF Debt Yield	10.1%
(1)	Historical financial information is not available due to the borrower acquiring the 80 International Drive Property in a sale leaseback transaction.
(2)	Base Rent is based on the underwritten rent roll dated October 6, 2025.
(3)	The UW Occupancy % represents the in-place economic occupancy. The 80 International Drive Property was 100.0% occupied as of October 6, 2025.

Escrows and Reserves.

Real Estate Taxes – The 80 International Drive Whole Loan documents require an ongoing monthly real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $93,741 monthly; provided, such monthly deposits will be waived so long as (i) no event of default has occurred and is continuing, (ii) the Walgreens Eastern lease is in full force and effect and no monetary or non-monetary defaults have occurred and are continuing, and Walgreens Eastern continues to occupy all of the 80 International Drive Property and (iii) Walgreens Eastern continues to make the payments and perform the obligations required under its lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and provides the lender with a quarterly certification in connection with the same (it being understood that the lender will have the right to request evidence of the payment and performance of such obligations under the Walgreens Eastern lease at any time during an event of default (collectively, the “Reserve Waiver Conditions”).

Insurance – The 80 International Drive Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at approximately $24,659 monthly; provided, such monthly deposits will be waived to the extent that the insurance requirements under the 80 International Drive Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the monthly escrow insurance premiums will be waived for so long as the Reserve Waiver Conditions with respect to insurance reserves are satisfied.

Replacement Reserve – The 80 International Drive Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $23,286, subject to a cap of $558,859; provided, such monthly deposits will be waived so long as the Reserve Waiver Conditions with respect to replacement reserves are satisfied.

Low Debt Yield/DSCR Cure Funds – If the borrower deposits in cash with the lender one or more of a Low Debt Yield Cure Deposit (as defined below) or Low DSCR Cure Deposit (as defined below) to avoid the occurrence of a Cash Management Debt Yield Trigger Event (as defined below) and/or a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low Debt Yield/DSCR Cure Funds account. The lender will hold such Low Debt Yield/DSCR Cure Deposit(s) as additional collateral for the 80 International Drive Whole Loan. At any time during the term of the 80 International Drive Whole Loan that Low Debt Yield/DSCR Cure Funds are on deposit in the Low Debt Yield/DSCR Cure Funds account, the lender will determine the debt service coverage ratio (“DSCR”) or the pro forma debt yield, as applicable, on the last day of the 12th month following the making of such deposit, taking into account the Low Debt Yield/DSCR Cure Funds. If the lender determines that the Low Debt Yield/DSCR Cure Funds then on deposit in the Low Debt Yield/DSCR Cure Funds account, if applied to reduce the then outstanding principal balance, would be insufficient to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

cause either (i) the proforma debt yield to be at least 9.0% or (ii) the DSCR to be at least 1.30x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue avoid the occurrence of a Cash Management Debt Yield Trigger Event and/or Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low Debt Yield/DSCR Cure Funds account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (i) a proforma debt yield of at least 9.0% or (b) a DSCR of at least 1.30x.

Lockbox and Cash Management. The 80 International Drive Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the 80 International Drive Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 80 International Drive Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 80 International Drive Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve or (b) if no Material Tenant Trigger Event has occurred and is continuing, to an excess cash account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 80 International Drive Whole Loan documents, (ii) any bankruptcy action involving any of the borrower or the guarantors, (iii) the trailing 12-month period DSCR falling below 1.30x (a “Cash Management DSCR Trigger Event”), (iv) the pro forma debt yield falling below 9.0% (a “Cash Management Debt Yield Trigger Event”) or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s or the guarantors’ monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.30x for two consecutive calendar quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a DSCR that is equal to or greater than 1.30x, (d) with respect to clause (iv) above, the pro forma debt yield being at least 9.0% for the succeeding 12 month period or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low Debt Yield Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a pro forma debt yield that is equal to or greater than 9.0% or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant” means (i) Walgreens Eastern or (ii) any tenant at the 80 International Drive Property that, together with its affiliates, either (a) leases no less than 20% of the total NRA of the 80 International Drive Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 80 International Drive Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (iii) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (iv)(a) Walgreens Eastern “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 10% or more of its space or (b) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or substantially all of its space; provided, however, this clause (iv) will not include such portion of the 80 International Drive Property that (A) is currently the subject of a casualty, (B) is leased, licensed and/or subleased pursuant to agreements previously approved in writing by the lender or which are otherwise permitted under the 80 International Drive Whole Loan documents, (C) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the 80 International Drive Property or (D) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (v)(a) Walgreens Eastern announces or discloses publicly, its intention to relocate or vacate 10% or more of its space or (b) a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or any portion of its Material Tenant space, (vi)(a) 10% or more of Walgreens Eastern’s space is marketed for sublease by or on behalf of Walgreens Eastern or (b) all or substantially all of a Material Tenant’s space is marketed for sublease or subleased by or on behalf of a Material Tenant, (vii) with respect to Walgreens Eastern, commencing with the fiscal quarter ending February 28, 2026, the fixed charge coverage ratio of a parent entity of Walgreens Eastern (the “USR ABL Borrower”) is less than 1.0x for any fiscal quarter or (viii) an event of default under that certain loan (the “USR ABL Loan”) made to the USR ABL Borrower pursuant to that certain ABL credit agreement dated as of August 28, 2025 by and between certain parent entities of Walgreens Eastern and WFB (“USR ABL Administrative Agent”) pursuant to the USR ABL Loan documents and expiring upon (a) with respect to clause (iii), (iv), (v) or (vi) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 80 International Drive Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, a cure of the applicable event of default, (c) with respect to clause (iii) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (d) with respect to clause (iv) above and if the conditions in clause (i) above are not satisfied, (A) with respect to Walgreens Eastern, Walgreens Eastern re-commences its operations and the conduct of business in the ordinary course at the 80 International Drive Property or the applicable portion thereof sufficient to not result in a violation of clause (iv) in the definition of “Material Tenant Trigger Event” and (B) with respect to any other Material Tenant, the applicable the Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the 80 International Drive Property or a portion thereof, (e) with respect to clause (v) above and if the conditions in clause (i) above are not satisfied, (A) with respect to Walgreens Eastern, the unconditional retraction by Walgreens Eastern of all announcements or disclosures of its intention to relocate from or vacate any applicable portion of the 80 International Drive Property sufficient to not result in a violation of clause (v) in the definition of “Material Tenant Trigger Event” or (B) with respect to any other Material Tenant, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space, (f) with respect to clause (vi) above and if the conditions in clause (i) above are not satisfied, (A) with respect to Walgreens Eastern, the unconditional cessation of all marketing efforts by or on behalf of Walgreens Eastern with respect to any applicable portion of the 80 International Drive Property sufficient to not result in a violation of clause (vi) and (B) with respect to any other Material Tenant, the cessation of marketing efforts with respect to its Material Tenant space, (g) with respect to clause (vii) above, fixed charge coverage ratio of the USR ABL Borrower is at least 1.0x for two consecutive fiscal quarters and (h) with respect to clause (viii) above, a cure of the event of default under the USR ABL Loan that is accepted or waived by USR ABL Administrative Agent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Industrial – Warehouse/Distribution	Loan #4	Cut-off Date Balance:	$50,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

Terrorism Insurance. The 80 International Drive Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

E. 14th St
New York Eye & Ear Infirmary
Village East by Angelika
1 Haven Plaza
Cardozo School of Law
Grace Church
Bathhouse Studios
MANHATTAN
Greenwich Village
Under St. Marks Theater
Tompkins Square Park
Alphabet City
FDR Drive
East River Park Track
East River
Washington Square Arch
Tisch School of The Arts
Washington Square Park
The Public Theater
The Cooper Union
Ukrainian Museum
Hebrew Union College - Jewish Inst. of Religion
New York University
East Village
Connelly Theater
East River Baseball Field
NYU Stern School of Business
IATI Theater
E. Houston St
NYU Athletics at the John A. Paulson Ctr.
Hamilton Fish Park
Sara D. Roosevelt Park
Lower East Side
East River Park
The Basilica of St. Patrick's Old Cathedral
SoHo
Nolita
New Museum
Williamsburg Bridge
The Bowery Ballroom
Delancey St
Tenement Museum
Little Italy
Grand St
East Broadway
Italian American Museum

NEW YORK CITY

Soudry NYC Multifamily Portfolio					
1	9 & 11 Stanton Street	New York, NY	8	244 East Houston Street	New York, NY
2	210 Rivington Street	New York, NY	9	15 Stanton Street	New York, NY
3	19 Stanton Street	New York, NY	10	126 East 7th Street	New York, NY
4	76 East 1st Street	New York, NY	11	2848 Brighton 7th Street	Brooklyn, NY
5	120 Orchard Street	New York, NY	12	17 Stanton Street	New York, NY
6	624 East 11th Street	New York, NY	13	1111 Flatbush Avenue	Brooklyn, NY
7	203 Chrystie Street	New York, NY			

Statue of Liberty
Governors Island
Downtown Brooklyn
Bedford-Stuyvesant
Ozone Park
Brooklyn Battery Tunnel
Barclays Center
Red Hook
NEW JERSEY
QUEENS
Brooklyn Botanic Gardens
Park Slope
Eastern Pkwy
Prospect Park Zoo
Crown Heights
South Brooklyn Marine Terminal
Gowanus Bay
Upper New York Bay
Prospect Park
NYC Health + Hospitals/ Kings County
SUNY Downstate Medical School
East New York
JFK Intl. Airport 1 mile
Howard Beach
Greenwood Cemetery
Gowanus Expwy
Sunset Park
BROOKLYN
Borough Park
Brooklyn College
Flatlands
Canarsie
Bay Ridge
STATEN ISLAND
Belt Parkway
Fort Hamilton
Brooklyn Veterans Hosp.
Bensonhurst
Sheepshead Bay
Kings Plaza Shopping Center
GATEWAY NATIONAL RECR. AREA
Verrazzano-Narrows Bridge
Fort Wadsworth
Gravesend
Brooklyn Marine Park
Floyd Bennett Field
NYC Health + Hospitals/ South Brooklyn Health
Gerritsen Beach
Jamaica Bay
Kingsborough Comm. College
Marine Parkway Bridge
Seagate
Maimonides Park
New York Aquarium
Brighton Beach
Manhattan Beach
Coney Island
Atlantic Ocean
Rockaway Beach
Jacob Riis Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Mortgage Loan No. 5 – Soudry NYC Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location(5):	Various, NY
Original Balance(1):	$48,000,000			General Property Type(5):	Various
Cut-off Date Balance(1):	$48,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	7.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(5):	Various / Various
Borrower Sponsors(2):	Jonathan Soudry, Ariel Soudry and Steven Soudry			Size(6):	204 Units
Guarantors:	Jonathan Soudry, Ariel Soudry and Steven Soudry			Cut-off Date Balance per Unit:	$382,353
Mortgage Rate:	6.2900%			Maturity Date Balance per Unit:	$382,353
Note Date:	7/31/2025			Property Manager:	Better Living Properties Management LLC (borrower-related)
Maturity Date:	8/6/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI:	$6,932,285
Amortization Term:	0 months			UW NCF:	$6,807,839
IO Period:	60 months			UW NOI Debt Yield:	8.9%
Seasoning:	2 months			UW NCF Debt Yield:	8.7%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.37x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$6,902,918 (TTM 6/30/2025)
Additional Debt Balance(1):	$30,000,000			2nd Most Recent NOI:	$6,587,686 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$6,491,818 (12/31/2023)
				Most Recent Occupancy(6):	99.0% (7/2/2025)
Reserves(3)				2nd Most Recent Occupancy(6):	98.6% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	99.3% (12/31/2023)
RE Taxes:	$333,627	$166,814	NAP	Appraised Value (as of):	$123,700,000 (Various)
Insurance:	$63,234	$31,617	NAP	Appraised Value per Unit:	$606,373
Replacement Reserve:	$0	$7,491	NAP	Cut-off Date LTV Ratio:	63.1%
TI / LC Reserve:	$0	$2,600	$100,000	Maturity Date LTV Ratio):	63.1%
Deferred Maintenance:	$32,750	$0	NAP
Other Reserves(4):	$632,750	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$78,000,000	100.0%	Loan Payoff:	$69,974,631	89.7%
			Sponsor Equity:	$5,443,929	7.0%
			Closing Costs:	$1,519,079	1.9%
			Upfront Reserves:	$1,062,361	1.4%
Total Sources:	$78,000,000	100.0%	Total Uses:	$78,000,000	100.0%

(1)	The Soudry NYC Multifamily Portfolio Mortgage Loan (as defined below) is part of the Soudry NYC Multifamily Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $78,000,000. The Underwriting and Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Soudry NYC Multifamily Portfolio Whole Loan.
(2)	See “The Borrowers and the Borrower Sponsors” below.
(3)	See “Escrows and Reserves” below.
(4)	Initial Other Reserves are comprised of a $632,750 SBA loan reserve to account for certain Small Business Administration loans made to certain of the borrowers. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the prospectus.
(5)	See the chart titled “Portfolio Summary” under “The Properties” below.
(6)	Size, Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy represents the multifamily component of the Soudry NYC Multifamily Portfolio Properties (as defined below), which also include 31,200 square feet of retail space.

The Mortgage Loan. The fifth largest mortgage loan (the “Soudry NYC Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a portfolio of 12 multifamily properties and one retail property totaling 204 residential units and 31,200 square feet of retail space located in the Lower East Side, East Village, Brighton Beach and Flatbush neighborhoods of Manhattan and Brooklyn, New York (collectively, the “Soudry NYC Multifamily Portfolio Properties”). The Soudry NYC Multifamily Portfolio Mortgage Loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000 (the “Soudry NYC Multifamily Portfolio Whole Loan”). The Soudry NYC Multifamily Portfolio Whole Loan was originated on July 31, 2025 by CREFI and accrues interest at a fixed rate of 6.29000% per annum. The Soudry NYC Multifamily Portfolio Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Soudry NYC Multifamily Portfolio Whole Loan is August 6, 2030. The Soudry NYC Multifamily Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $48,000,000. The Soudry NYC Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

Soudry NYC Multifamily Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$48,000,000	$48,000,000	WFCM 2025-5C6	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2025-V17(1)	No
Total	$78,000,000	$78,000,000
(1)	The Benchmark 2025-V17 securitization is expected to close on September 29, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are Air Power Air-Conditioning Corp., First and First Realty Corp., 244 Houston Corp., 9-11 Stanton Street Realty Corp. and 203 Chrystie Street Realty Corp., each a New York corporation, and SAJ Realty, LLC, Brighton Terrace, LLC, 1111 Flatbush Realty, LLC, Eleventh Street Realty LLC, 19 Stanton Realty LLC, Orchard Street Realty LLC, 126 East 7th LLC, 210 Rivington A.S. Realty LLC and 210 Rivington Realty Holdings LLC, each a New York limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Soudry NYC Multifamily Portfolio Whole Loan. In addition, 210 Rivington A.S. Realty LLC and 210 Rivington Realty Holdings LLC own the 210 Rivington Street property as tenants-in-common.

The borrower sponsors and non-recourse carveout guarantors are Ariel Soudry, Jonathan Soudry and Steven Soudry of Better Living Properties, which specializes in residential and commercial properties in Manhattan and Brooklyn.

The Properties. The Soudry NYC Multifamily Portfolio Properties are comprised of 12 multifamily properties and one retail property totaling 204 residential units and 31,200 square feet of retail space, located throughout the Lower East Side, East Village, Flatbush and Brighton Beach neighborhoods of New York City. The multifamily component of the Soudry NYC Multifamily Portfolio Properties consists of 204 units, of which 32 are rent stabilized, and accounts for 76.6% of underwritten base rent. The multifamily component of the Soudry NYC Multifamily Portfolio Properties has a unit mix of 91 studio units, 22 one-bedroom units, 72 two-bedroom units, 17 three-bedroom units, and two four-bedroom units. The retail component of the Soudry NYC Multifamily Portfolio Properties is comprised of 16 retail tenants located within the one retail property and on the ground floor of certain of the multifamily properties, accounting for 23.4% of underwritten base rent. As of July 2, 2025, the multifamily component of the Soudry NYC Multifamily Portfolio Properties was 99.0% leased and the retail component was 100.0% leased.

The following table presents certain information relating to the Soudry NYC Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Property Type(1)	Location(1)	Year Built / Renovated(1)	# of Units(2)(3)	Occupancy(2)(3)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
9 & 11 Stanton Street	Multifamily	New York, NY	1900 / 1989	36	97.2%	$8,169,231	17.0%	$1,189,730	17.2%	$20,200,000
210 Rivington Street	Multifamily	New York, NY	1920 / 2013	20	100.0%	$6,395,385	13.3%	$916,610	13.2%	$16,700,000
19 Stanton Street	Multifamily	New York, NY	1900 / NAP	13	100.0%	$4,310,769	9.0%	$606,326	8.7%	$11,100,000
76 East 1st Street	Multifamily	New York, NY	1900 / 1999	16	100.0%	$4,089,231	8.5%	$609,232	8.8%	$10,600,000
120 Orchard Street	Multifamily	New York, NY	1900 / 2003	13	100.0%	$3,743,077	7.8%	$543,288	7.8%	$10,200,000
624 East 11th Street	Multifamily	New York, NY	1900 / 1987	25	100.0%	$3,514,462	7.3%	$499,671	7.2%	$9,500,000
203 Chrystie Street	Multifamily	New York, NY	1900 / 1992	20	100.0%	$3,473,846	7.2%	$504,064	7.3%	$8,600,000
244 East Houston Street	Multifamily	New York, NY	1900 / 1988	14	100.0%	$3,313,846	6.9%	$475,430	6.9%	$8,100,000
15 Stanton Street	Multifamily	New York, NY	1900 / 1989	13	92.3%	$3,271,385	6.8%	$465,720	6.7%	$8,600,000
126 East 7th Street	Multifamily	New York, NY	1900 / 1985, 2008	11	100.0%	$2,702,462	5.6%	$390,396	5.6%	$6,900,000
2848 Brighton 7th Street	Multifamily	Brooklyn, NY	2007 / NAP	16	100.0%	$2,396,000	5.0%	$352,227	5.1%	$6,100,000
17 Stanton Street	Multifamily	New York, NY	2000 / NAP	7	100.0%	$1,753,846	3.7%	$248,209	3.6%	$4,400,000
1111 Flatbush Avenue	Retail	Brooklyn, NY	1930 / NAP	4,800 SF	100.0%	$866,462	1.8%	$131,383	1.9%	$2,700,000
Total/ Wtd. Avg				204	99.0%	$48,000,000	100.0%	$6,932,285	100.0%	$123,700,000

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 2, 2025.
(3)	Total # of Units and Occupancy reflect the multifamily component of the Soudry NYC Multifamily Portfolio Properties, which also include 31,200 square feet of commercial space, which was 100.0% occupied as of July 2, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the unit mix at the Soudry NYC Multifamily Portfolio Properties:

Portfolio Unit Mix
Property Name	Neighborhood(1)	# of Units(2)(3)	Rent Controlled or Rent Stabilized(2)	Commercial SF(2)	Occupancy(2)(3)	Studio(2)	1BR(2)	2BR(2)	3BR(2)	4BR(2)	Average Rent per Unit(2)	Average Market Rent Per Unit(1)
9 & 11 Stanton Street	Lower East Side	36	6	1,750 SF	97.2%	0	3	33	0	0	$3,424	$3,867
210 Rivington Street	Lower East Side	20	6	4,400 SF	100.0%	0	0	7	13	0	$4,171	$4,645
19 Stanton Street	Lower East Side	13	1	3,200 SF	100.0%	1	2	8	2	0	$4,071	$4,269
76 East 1st Street	East Village	16	1	2,850 SF	100.0%	8	4	4	0	0	$2,855	$3,013
120 Orchard Street	Lower East Side	13	0	3,600 SF	100.0%	9	3	0	0	1	$3,527	$3,650
624 East 11th Street	East Village	25	2	0 SF	100.0%	25	0	0	0	0	$2,630	$2,750
203 Chrystie Street	Lower East Side	20	0	2,100 SF	100.0%	20	0	0	0	0	$2,632	$2,650
244 East Houston Street	East Village	14	0	1,800 SF	100.0%	12	0	1	1	0	$3,168	$3,207
15 Stanton Street	Lower East Side	13	0	1,500 SF	92.3%	3	7	3	0	0	$3,702	$3,665
126 East 7th Street	East Village	11	0	1,800 SF	100.0%	6	3	2	0	0	$3,509	$3,491
2848 Brighton 7th Street	Brighton Beach	16	16	2,600 SF	100.0%	0	0	14	1	1	$2,753	$2,950
17 Stanton Street	Lower East Side	7	0	800 SF	100.0%	7	0	0	0	0	$3,014	$3,100
1111 Flatbush Avenue	Flatbush	NAP	NAP	4,800 SF	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Total/ Wtd. Avg		204	32	31,200 SF	99.0%	91	22	72	17	2	$3,261	$3,455

(1)	Source: Third Party Reports.
(2)	Based on the underwritten rent rolls dated July 2, 2025. Average Rent per Unit is based on occupied units.
(3)	Total # of Units and Occupancy reflect the multifamily component of the Soudry NYC Multifamily Portfolio Properties, which also includes 31,200 square feet of commercial space, which was 100.0% occupied as of July 2, 2025.

The following table presents certain information relating to the retail tenants at the Soudry NYC Multifamily Portfolio Properties:

Retail Tenant Summary(1)
Tenant	Property Name	Credit Rating (Moody’s / S&P / Fitch)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Option	Termination Option (Y/N)
Major Tenants
99 Cents Store	1111 Flatbush Avenue	NR/NR/NR	4,800	15.4%	$156,000	6.5%	$32.50	5/31/2030	N	N
Arpeggio1 Hospitality LLC	120 Orchard Street	NR/NR/NR	3,600	11.5%	$284,280	11.8%	$78.97	6/30/2034	1 x 5 yr	N
19 Stanton Restaurant	19 Stanton Street	NR/NR/NR	3,200	10.3%	$241,885	10.0%	$75.59	9/30/2031	N	N
One & One	76 East 1st Street	NR/NR/NR	2,850	9.1%	$324,687	13.5%	$113.93	7/31/2033	N	N
Bumble Bee Daycare	2848 Brighton 7th Street	NR/NR/NR	2,600	8.3%	$114,546	4.8%	$44.06	12/31/2032	N	N
Rivington Deli	210 Rivington Street	NR/NR/NR	2,400	7.7%	$139,851	5.8%	$58.27	1/31/2028	N	N
Giano's Restaurant	126 East 7th Street	NR/NR/NR	1,800	5.8%	$177,022	7.3%	$98.35	12/31/2031	1 x 5 yr	N
The Bar on Houston LLC	244 East Houston Street	NR/NR/NR	1,800	5.8%	$200,850	8.3%	$111.58	7/31/2039	N	N
Rushika, Inc.	15 Stanton Street	NR/NR/NR	1,500	4.8%	$114,081	4.7%	$76.05	3/31/2028	N	N
Pinks Cantina & Catering	203 Chrystie Street	NR/NR/NR	1,400	4.5%	$90,812	3.8%	$64.87	12/31/2027	N	Y(2)
Total Major Tenants			25,950	83.2%	$1,844,014	76.5%	$71.06
Non- Major Tenants			5,250	16.8%	$567,452	23.5%	$108.09
Total Occupied			31,200	100.0%	$2,411,466	100.0%	$77.29
Vacant			0	0.0%
Total			31,200	100.0%
(1)	Based on the underwritten rent rolls dated July 2, 2025.
(2)	Pinks Cantina & Catering has the right to terminate its lease at any time with 150 days notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule for the retail tenants at the Soudry NYC Multifamily Portfolio Properties, based on initial lease expiration dates:

Retail Lease Rollover Schedule(1)(2)
Year	# of Expiring Leases	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total U/W Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	U/W Base Rent $ per SF
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	1,800	5.8%	5.8%	$156,970	6.5%	6.5%	$87.21
2027	1	1,400	4.5%	10.3%	$90,812	3.8%	10.3%	$64.87
2028	3	4,700	15.1%	25.3%	$407,207	16.9%	27.2%	$86.64
2029	2	1,250	4.0%	29.3%	$162,311	6.7%	33.9%	$129.85
2030	1	4,800	15.4%	44.7%	$156,000	6.5%	40.4%	$32.50
2031	2	5,000	16.0%	60.7%	$418,907	17.4%	57.7%	$83.78
2032	1	2,600	8.3%	69.1%	$114,546	4.8%	62.5%	$44.06
2033	1	2,850	9.1%	78.2%	$324,687	13.5%	75.9%	$113.93
2034	1	3,600	11.5%	89.7%	$284,280	11.8%	87.7%	$78.97
2035 & Thereafter	3	3,200	10.3%	100.0%	$295,746	12.3%	100.0%	$92.42
Vacant	NAP	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	17	31,200		100.0%	$2,411,466		100.0%	$77.29
(1)	Based on the underwritten rent rolls dated July 2, 2025, with contractual rent steps through July 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

The Market. The Soudry NYC Multifamily Portfolio Properties are located in the Lower East Side (seven properties, 64.5% of underwritten net operating income), East Village (four properties, 28.5% of underwritten net operating income), Brighton Beach (one property, 5.1% of underwritten net operating income), and Flatbush (one property, 1.9% of underwritten net operating income) neighborhoods of Manhattan and Brooklyn.

The 9 & 11 Stanton Street, 210 Rivington Street, 19 Stanton Street, 120 Orchard Street, 203 Chrystie Street, 15 Stanton Street, and 17 Stanton Street properties are located in the Lower East Side neighborhood of New York City (collectively, the “Lower East Side Properties”) and the 76 East 1st Street, 624 East 11th Street, 244 East Houston Street, and 126 East 7th Street properties are located in the East Village neighborhood of New York City (collectively, the “East Village Properties”). According to the appraisals, the Lower East Side Properties and the East Village Properties are located within the broader Lower East Side submarket of New York City, which is characterized primarily by residential uses, with retail and commercial uses ancillary to the residential buildings. Primary access to the Lower East Side submarket is provided by the 4, 5, 6, F, J, M, Z, N, Q, and R subway lines along with regional and local bus services. According to the appraisals, as of the first quarter of 2025, the Lower East Side multifamily submarket had inventory of 79,747 units, a vacancy rate of 0.6%, and average asking rent per unit of $4,863.

The 2848 Brighton 7th Street property is located in the Brighton Beach neighborhood of the South Shore Brooklyn multifamily submarket of Brooklyn, New York. According to the appraisal, the Brighton Beach neighborhood of New York City is known for its proximity to the Atlantic Ocean and public amenities like the Coney Island boardwalk and beach. Primary access to the Brighton Beach neighborhood is provided by the B and Q subway lines along with regional and local bus services. According to a third party market research report, as of June 6, 2025, the South Shore Brooklyn multifamily submarket had inventory of 29,745 units, a vacancy rate of 1.4%, and average asking rent of $2,103 per unit.

The 1111 Flatbush Avenue property is in the Flatbush neighborhood of the South Brooklyn retail submarket of Brooklyn, New York. The 1111 Flatbush Avenue property is located along Flatbush Avenue, which, according to the appraisal, is the primary commercial corridor of the Flatbush neighborhood. Primary access to the Flatbush neighborhood is provided by the 2, 4, 5, B, and Q subway lines along with regional and local bus services. According to the appraisal, as of December 31, 2024, the South Brooklyn retail submarket had inventory of 44,859,056 square feet, a vacancy rate of 3.0%, and average asking rent of $46.69 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to comparable multifamily properties to the Soudry NYC Multifamily Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Lower East Side Properties(2)(3) New York, NY	-	Various	122	Studio FM	367 SF	$2,768
				1BR/1BA FM	511 SF	$3,689
				1BR/1BA RS	435 SF	$1,325
				2BR/1BA FM	471 SF	$3,848
				2BR/1BA RS	425 SF	$2,220
				3BR/1BA FM	566 SF	$5,062
				3BR/1BA RS	540 SF	$5,299
				4BR/2BA FM	1,150 SF	$9,200
7 Rivington Street	0.1 mi	1900 / NAV	17	2 BR / 1 BA	675 SF	$4,699
245 Eldridge Street	0.2 mi	1900 / NAV	10	4 BR / 2 BA	1,250 SF	$10,000
108 Ludlow Street	0.4 mi	1986 / NAV	21	0 BR / 1 BA	417 SF	$3,200
168 Stanton Street	0.4 mi	1920 / NAV	20	3 BR / 1 BA	863 SF	$5,350
139 Mulberry Street	0.6 mi	1900 / NAV	20	1 BR / 1 BA	400 SF	$3,500
East Village Properties(2)(4) New York, NY	-	Various	66	Studio FM	354 SF	$2,720
				Studio RS	370 SF	$1,570
				1BR/1BA FM	436 SF	$3,478
				2BR/1BA FM	618 SF	$4,258
				2BR/1BA RS	510 SF	$1,442
				3BR/1BA FM	1,010 SF	$6,600
233 1st Avenue	0.4 mi	1900 / NAV	3	3 BR / 1 BA	1,000 SF	$6,450
324 East 4th Street	0.5 mi	1920 / NAV	11	1 BR / 1 BA	588 SF	$4,300
143 Ludlow Street	0.5 mi	1920 / NAV	23	2 BR / 1 BA	420 SF	$4,500
111 Chrystie Street	0.9 mi	1900 / NAV	23	0 BR / 1 BA	400 SF	$2,900
2848 Brighton 7th Street(2) Brooklyn, NY	-	2007 / NAP	16	2BR/1.5BA RS	840 SF	$2,646
				3BR/1.5BA RS	1,020 SF	$3,500
				4BR/1.5BA RS	1,210 SF	$3,500
2456 Ocean Parkway	0.9 mi	1965 / NAV	3	2BR / 1BA	900 SF	$2,199
1 Parkway Court	0.9 mi	1930 / NAV	3	3BR / 1.5BA	1,150 SF	$3,799
1499 East 15th Street	2.4 mi	1930 / NAV	2	4BR / 2BA	1,200 SF	$3,900
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated July 2, 2025. Average Rent Per Unit reflects the average value for occupied units.
(3)	The Lower East Side Properties include 9 & 11 Stanton Street, 210 Rivington Street, 19 Stanton Street, 120 Orchard Street, 203 Chrystie Street, 15 Stanton Street and 17 Stanton Street. The distances for the comparable properties represent the distances from the 19 Stanton Street property.
(4)	The East Village Properties include 76 East 1st Street, 624 East 11th Street, 244 East Houston Street and 126 East 7th Street. The distances for the comparable properties represent the distances from the 126 East 7th Street property.

Appraisals. The appraisals concluded to an aggregate “As-Is” value of the individual properties comprising the Soudry NYC Multifamily Portfolio Properties of $123,700,000.

Soudry NYC Multifamily Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
9 & 11 Stanton Street	$20,200,000	5.50%
210 Rivington Street	$16,700,000	5.50%
19 Stanton Street	$11,100,000	5.50%
76 East 1st Street	$10,600,000	5.75%
120 Orchard Street	$10,200,000	5.50%
624 East 11th Street	$9,500,000	5.25%
203 Chrystie Street	$8,600,000	5.50%
244 East Houston Street	$8,100,000	5.75%
15 Stanton Street	$8,600,000	5.50%
126 East 7th Street	$6,900,000	5.75%
2848 Brighton 7th Street	$6,100,000	6.25%
17 Stanton Street	$4,400,000	5.50%
1111 Flatbush Avenue	$2,700,000	6.25%
Total / Wtd. Avg.	$123,700,000	5.59%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental reports dated between May 29, 2025 and July 2, 2025, identified recognized environmental conditions at each of the 210 Rivington Street property and the 244 East Houston Street property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Soudry NYC Multifamily Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	TTM 6/30/2025	U/W	U/W Per Unit(1)
Base Rent - Residential	$6,235,964	$7,472,256	$7,542,677	$7,650,373	$7,903,206	$38,741.21
Potential Income from Vacant Units	0	0	0	138,551	78,600	$385.29
Gross Potential Rent - Residential	$6,235,964	$7,472,256	$7,542,677	$7,788,924	$7,981,806	$39,126.50
Other Income - Residential	0	0	0	0	0	$0.00
Net Rental Income - Residential	$6,235,964	$7,472,256	$7,542,677	$7,788,924	$7,981,806	$39,126.50
(Vacancy / Credit Loss)	0	0	0	(138,551)	(258,965)	($1,269.43)
Effective Gross Income - Residential	$6,235,964	$7,472,256	$7,542,677	$7,650,373	$7,722,841	$37,857.07

Base Rent - Commercial	$1,964,222	$1,895,933	$2,039,382	$2,239,946	$2,411,466	$77.29
Potential Income from Vacant Space	0	0	0	61,668	0	$0.00
Gross Potential Rent - Commercial	$1,964,222	$1,895,933	$2,039,382	$2,301,614	$2,411,466	$77.29
Other Income – Commercial(2)	0	0	0	0	165,551	$5.31
Net Rental Income - Commercial	$1,964,222	$1,895,933	$2,039,382	$2,301,614	$2,577,017	$82.60
(Vacancy / Credit Loss)	0	0	0	(61,668)	(128,851)	($4.13)
Effective Gross Income -Commercial	$1,964,222	$1,895,933	$2,039,382	$2,239,946	$2,448,166	$78.47

Total Effective Gross Income	$8,200,186	$9,368,189	$9,582,059	$9,890,319	$10,171,008	$49,857.88

Real Estate Taxes	1,696,741	1,744,412	1,807,615	1,791,396	1,907,747	$9,351.70
Insurance	219,076	274,903	275,586	275,586	361,336	$1,771.26
Management Fee	246,006	281,046	287,462	296,710	305,130	$1,495.74
Other Expenses(3)	535,332	576,011	623,710	623,710	664,510	$3,257.40
Total Expenses	$2,697,154	$2,876,371	$2,994,373	$2,987,402	$3,238,723	$15,876.09

Net Operating Income	$5,503,032	$6,491,818	$6,587,686	$6,902,918	$6,932,285	$33,981.79
Replacement Reserves - Residential	0	0	0	0	85,206	$417.68
Replacement Reserves - Commercial	0	0	0	0	4,680	$22.94
Normalized TI/LC - Commercial	0	0	0	0	34,560	$169.41
Net Cash Flow	$5,503,032	$6,491,818	$6,587,686	$6,902,918	$6,807,839	$33,371.76

Occupancy	98.7%	99.3%	98.6%	99.0%(4)	96.8%(5)
NOI DSCR(6)	1.11x	1.31x	1.32x	1.39x	1.39x
NCF DSCR(6)	1.11x	1.31x	1.32x	1.39x	1.37x
NOI Debt Yield(6)	7.1%	8.3%	8.4%	8.8%	8.9%
NCF Debt Yield(6)	7.1%	8.3%	8.4%	8.8%	8.7%
(1)	U/W Per Unit is based on 204 residential units for all line items except for the commercial line items, which are based on 31,200 square feet of commercial space.
(2)	Other Income - Commercial includes real estate tax and utility reimbursements.
(3)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(4)	Represents most recent occupancy for the multifamily component of the Soudry NYC Multifamily Portfolio Properties as of July 2, 2025.
(5)	Represents economic occupancy.
(6)	Based on the Soudry NYC Multifamily Portfolio Whole Loan.

Escrows and Reserves. At origination of the Soudry NYC Multifamily Portfolio Whole Loan, the borrowers deposited approximately (i) $32,750 into a reserve for immediate repairs, (ii) $333,627 into a reserve account for real estate taxes, (iii) $632,750 into a reserve account for repayment of the SBA Loans (as defined below) and (iv) $63,234 into a reserve account for insurance premiums.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $166,814).

Insurance Reserve –The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $31,617).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $7,491.

Leasing Reserve – The borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $2,600; provided, however, that as long as no event of default has occurred and is continuing, the borrowers will not be required to make any such deposit to the extent it would cause the funds in the leasing reserve to exceed $100,000.

Lockbox and Cash Management. The Soudry NYC Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all non-residential tenants at the Soudry NYC Multifamily Portfolio Properties directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Soudry NYC Multifamily Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Various – Various	Loan #5	Cut-off Date Balance:	$48,000,000
Various	Soudry NYC Multifamily Portfolio	Cut-off Date LTV:	63.1%
Various, NY Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	8.9%

in accordance with the Soudry NYC Multifamily Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Soudry NYC Multifamily Portfolio Whole Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrowers. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Soudry NYC Multifamily Portfolio Whole Loan documents, the lender may apply funds to the Soudry NYC Multifamily Portfolio Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the Soudry NYC Multifamily Portfolio Whole Loan documents and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Soudry NYC Multifamily Portfolio Whole Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Soudry NYC Multifamily Portfolio Properties are managed by Better Living Properties Management LLC, which is an affiliate of the borrowers.

Release of Collateral. Provided that no event of default is continuing under the Soudry NYC Multifamily Portfolio Whole Loan documents, at any time after the date that is two years after the Closing Date and prior to August 6, 2030, the borrowers may deliver defeasance collateral and obtain the release of one or more individual Soudry NYC Multifamily Portfolio Properties, provided that, among other conditions, (i) the portion of the Soudry NYC Multifamily Portfolio Whole Loan that is defeased is in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Soudry NYC Multifamily Portfolio Property or Properties being released and (b) the net sales proceeds applicable to such individual Soudry NYC Multifamily Portfolio Property or Properties, (ii) the borrowers deliver a REMIC opinion and (iii) after giving effect to the release, (I) the debt service coverage ratio with respect to the remaining Soudry NYC Multifamily Portfolio Properties is greater than the greater of (a) 1.37x and (b) the debt service coverage ratio for all of the individual Soudry NYC Multifamily Portfolio Properties immediately prior to the release, (II) the debt yield with respect to the remaining Soudry NYC Multifamily Portfolio Properties is greater than the greater of (a) 8.73% and (b) the debt yield for all of the individual Soudry NYC Multifamily Portfolio Properties immediately prior to the release and (III) the loan-to-value ratio with respect to the remaining Soudry NYC Multifamily Portfolio Properties is no greater than the lesser of (a) 63.1% and (b) the loan-to-value ratio for all of the individual Soudry NYC Multifamily Portfolio Properties immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate Debt. At origination, certain of the borrowers had additional secured indebtedness in connection with five loans (collectively, the “SBA Loans”) made by the Small Business Administration (the “SBA”) in an aggregate amount of $632,750. The SBA Loans were comprised of: (i) a $150,000 loan from the SBA to 9-11 Stanton Street Realty Corp., dated December 18, 2020, (ii) a $150,000 loan from the SBA to 210 Rivington Realty Holdings LLC, dated December 16, 2020, (iii) a $150,000 loan from the SBA to 244 Houston Corp., dated December 18, 2020, (iv) a $150,000 loan from the SBA to Brighton Terrace, LLC, dated April 21, 2021, and (v) a $32,750 loan from the SBA to 1111 Flatbush Realty, LLC, dated March 27, 2021. Each SBA Loan was secured by all tangible and intangible personal property of each applicable borrower. In connection with the SBA Loans, the SBA filed UCC financing statements against each borrower (collectively, the “SBA UCCs”). Within 30 days of origination of the Soudry NYC Multifamily Portfolio Whole Loan, the borrowers were obligated to either (i) pay off the SBA Loans in full and use commercially reasonable efforts to pursue the termination of all corresponding UCC financing statements or (ii) obtain executed subordination agreements from the SBA, in form reasonably acceptable to the lender, for each of the SBA Loans. With respect to termination of the SBA UCCs, the lender is required to extend such 30 day period for an additional 30 day period if the borrowers deliver evidence reasonably acceptable to the lender confirming that the borrowers are diligently pursuing termination of the SBA UCCs. The borrowers have provided evidence that they have repaid the SBA Loans through the SBA portal; however, the SBA UCCs have not yet been terminated. See “Description of the Mortgage Pool— Additional Indebtedness—Other Secured Indebtedness” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Soudry NYC Multifamily Portfolio Properties and business interruption insurance for 12 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Mortgage Loan No. 6 – 415 West 13th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location:	New York, NY 10014
Original Balance:	$47,000,000			General Property Type(2):	Mixed Use
Cut-off Date Balance:	$47,000,000			Detailed Property Type(2):	Office/Retail
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1900/2003
Borrower Sponsor:	MacArthur Holdings			Size:	67,707 SF
Guarantors:	Philip Katz and Howard Katz			Cut-off Date Balance PSF:	$694
Mortgage Rate:	7.10600%			Maturity Date Balance PSF:	$694
Note Date:	6/27/2025			Property Manager:	Surtsey Realty Company, L.L.C.
Maturity Date:	7/5/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$4,607,619
IO Period:	60 months			UW NCF:	$4,458,664
Seasoning:	3 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	L(27),D(27),O(6)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.32x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$3,739,937 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,589,485 (12/31/2024)
				3rd Most Recent NOI:	$3,736,069 (12/31/2023)
Reserves(1)				Most Recent Occupancy(4):	89.2% (3/18/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.2% (12/31/2024)
RE Taxes:	$119,259	$115,840	NAP	3rd Most Recent Occupancy:	82.3% (12/31/2023)
Insurance:	$0	$1,941	NAP	Appraised Value (as of):	$73,300,000 (3/19/2025)
Replacement Reserve:	$1,128	$1,128	NAP	Appraised Value PSF:	$1,083
TI/LC Reserve:	$250,000	$5,642	NAP	Cut-off Date LTV Ratio:	64.1%
Unfunded Obligations Reserve:	$1,256,940	$0	NAP	Maturity Date LTV Ratio:	64.1%
Condominium Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$47,000,000	99.6%	Loan Payoff:	$44,494,413	94.3%
Sponsor Equity:	$200,843	0.4%	Upfront Reserves:	$1,627,327	3.4%
			Closing Costs:	$1,079,103	2.3%

Total Sources:	$47,200,843	100.0%	Total Uses:	$47,200,843	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The 415 West 13th Street Property (as defined below) includes 55,727 square feet of office space (82.3% of net rentable area) that is capable of accommodating a number of unique uses, including creative office, art gallery space, high-end salon and classrooms.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the execution of the WndrHlth Club lease and subsequent burn-off of associated free rent.
(4)	FTAI Aviation, managed by an affiliate of Fortress Investment Group, has given verbal notice that it will vacate its leased space upon expiration of its lease in February 2026. The FTAI Aviation space, located on the 7th floor of the 415 West 13th Street Property, has been underwritten as vacant. The 415 West 13th Street Property is currently 100.0% physically occupied.

The Mortgage Loan. The sixth largest mortgage loan (the “415 West 13th Street Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $47,000,000, and secured by the borrowers’ fee interest in a 67,707 square foot mixed-use office and retail property located in New York, New York (the “415 West 13th Street Property”).

The Borrowers and the Borrower Sponsor. The borrowers are 415 Unit 1S LLC and 415 Unit 3S LLC, each a Delaware limited liability company structured as a single purpose entity with one independent director. The non-recourse carveout guarantors are Philip Katz and Howard Katz, each principals of MacArthur Holdings.

The borrower sponsor is MacArthur Holdings, a fourth-generation, family-run real estate business based in New York City with 70 years of experience building, owning and operating properties in leading real estate markets. MacArthur Holdings’ portfolio encompasses a diverse range of asset classes, including multifamily, retail, office, hotel and future development sites. In New York City, MacArthur Holdings owns and has built property in Manhattan markets such as Soho, the Meatpacking District, Times Square and the Upper West Side, as well as many neighborhoods in Brooklyn. Among the properties in MacArthur Holdings’ New York portfolio are the Beacon Hotel & Theatre on the Upper West Side, 545 West 110th Street and 56 Crosby

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

Street. Outside of New York City, MacArthur Holdings has built and continues to be active in the construction of multifamily, office, warehouse, manufacturing, distribution and self-storage facilities. These holdings include speculative developments, as well as ground up build-to-suit construction. MacArthur Holdings has completed a total of 82 projects throughout nine states, involving the investment and development of multifamily properties and hotels, the development of built-to-suit commercial properties for corporate clients and the long-term ownership of future development sites.

The Property. The 415 West 13th Street Property is a 67,707 square foot mixed-use office and retail property located in Manhattan’s Meatpacking District. The 415 West 13th Street Property is subject to a condominium structure comprised of four commercial units: three south units (Units 1S, 2S and 3S) and one north unit (Unit 1N). Unit 1N is located at 412 West 14th Street and separated from the three south units by a wall. The borrowers own Unit 1S and Unit 3S, which represents common interests of 11.14% and 55.09% in the condominium board, respectively. The 415 West 13th Street Property features 55,727 square feet (82.3% of the rentable area) of flexible, creative office space and 11,980 square feet (17.7% of the rentable area) of retail space.

The 415 West 13th Street Property is located in the Meatpacking District, a predominantly commercial neighborhood that borders the West Village to the south and Chelsea to the north, and is filled with boutique and luxury clothing stores, high-end art and fashion galleries, renowned restaurants, upscale hotels and nightlife venues. The 415 West 13th Street Property is located on the north side of West 13th Street and extends to the south side of West 14th Street, providing dual street frontage, enhancing both its visibility and accessibility. The borrower sponsor acquired the 415 West 13th Street Property in 2001 and subsequently renovated the existing floors while adding an additional five floors, supported by a new independent structural steel system on the south portion of the building. In 2009, the borrower sponsor sold the second floor (non-collateral Unit 2S) to Canali, an Italian luxury menswear brand. Additionally, in 2011, the borrower sponsor sold the ground floor retail space (11,980 square feet) to Deutsche Bank Asset Management for approximately $34.0 million, which was subsequently occupied by AllSaints. AllSaints vacated the space in the first half of 2023 after which the borrower sponsor reacquired the ground floor retail space in September 2023 for $11.9 million and subsequently re-leased the space to WndrHlth Club. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings“ in the prospectus. Recent capital projects by the borrower sponsor include common area lobby renovation and seventh floor pre-build installation in 2021.

As of March 18, 2025, the 415 West 13th Street Property was 100% leased to four tenants. One of the tenants, FTAI Aviation, managed by an affiliate of Fortress Investment Group, which occupies approximately 10.8% of NRA, has given notice that it intends to vacate its leased space upon its lease expiration in February 2026. The borrower sponsor has begun to actively market the space. After marking the FTAI Aviation space vacant, the 415 West 13th Street Property is 89.2% occupied by three tenants, all of which use their respective spaces for key operational purposes. The two largest tenants, Bumble and Bumble (41,210 square foot; 60.9% of NRA) and WndrHlth Club (11,980 square foot; 17.7% of NRA), have each displayed a strong commitment to their spaces at the 415 West 13th Street Property. Bumble and Bumble, whose corporate headquarters is located at the 415 West 13th Street Property, has periodically remodeled its spaces since taking occupancy in 2002, maintaining high quality, modern build-outs. WndrHlth Club, occupying the ground floor and below grade retail box, is estimated (according to the borrower sponsor) to have contributed upwards of $5 million toward the remodeling and customization of its space, to ultimately help deliver the highest quality, luxury wellness offering on the market. WndrHlth Club’s build-out is commensurate with the needs of its affluent, celebrity clientele served via private membership model.

Major Tenants.

Bumble and Bumble (41,210 square foot, 60.9% of NRA, 56.7% of underwritten base rent). Founded in 1977 as a New York City salon, Bumble and Bumble, a subsidiary of The Estee Lauder Companies, Inc., has evolved into a luxury hair care brand known for its innovative products and educational courses within the beauty industry. Bumble and Bumble has evolved into a multi-million dollar brand by developing a strong in-house creative agency, a direct sales force and a university for hairdressers and salon owners. Known for its innovative products and techniques, Bumble and Bumble offers a range of hair care and styling products as well as salon services, prioritizing technical and artistic excellence. Bumble and Bumble’s business model focuses on creating high-quality hair care products to meet professional exacting standards, while remaining easy enough for anyone to use, and providing training for stylists through workshops and seminars. Bumble and Bumble aims to provide a range of professionally curated, high-performing products and techniques, inclusive of every hair type, texture and styling preference. Bumble and Bumble has a long-standing history of working backstage at fashion shows, providing hair styling services and using their products on models. Bumble and Bumble's corporate headquarters is located at the 415 West 13th Street Property, where it has been periodically remodeling its spaces since taking occupancy in 2002. Bumble and Bumble's space includes a theater and conference room on the third floor, used for teach-ins and conferences, a newly renovated office on the fifth floor (paid for out-of-pocket by tenant) and a high-end hair salon with an outdoor terrace on the sixth floor. Moreover, according to the borrower sponsor, Bumble and Bumble is in the process of ongoing renovations with respect to its space on the fourth floor. Bumble and Bumble’s lease is unconditionally and absolutely guaranteed by The Estee Lauder Companies, Inc. (NYSE: EL), which has a market cap of approximately $31.97 billion as of September 2025, and is one of the world’s leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. Bumble and Bumble’s current lease expires in July 2033, with one, five-year renewal option and no termination options.

WndrHlth Club (11,980 square foot, 17.7% of NRA, 30.1% of underwritten base rent). WndrHlth Club is a membership club dedicated to reversing physiological age and cognitive decline. The WndrHlth Club program begins with an in person testing suite, where every aspect of the member’s physiology and brain function is measured. At the facility, members will find a testing experience that is more comprehensive than any other existing offering, leveraging tools and technologies typically reserved for NASA, Formula 1, the NFL, the NBA and leading institutes. WndrHlth Club’s goal is to highlight areas of physiological and cognitive improvement that can lead members to live longer, healthier lives. Through its $100,000 per year membership, WndrHlth Club is an invite-only club, limited to Fortune 500 executives and prominent figures in sports and entertainment. The facility is a subsidiary of Jeffrey Katzenberg’s (DreamWorks co-founder) WndrCo Fund. WndrHlth Club has demonstrated a strong commitment to its space at the 415 West 13th Street Property, investing approximately $5 million toward the build-out of its space since its lease commencement in July 2024. WndrHlth Club’s current lease expires in December 2033, with two five-year renewal options and a termination option exercisable beginning in July 2029. The termination option requires payment of a termination fee in the amount of $1,858,860 and written notice no more than 12 months and no less than 9 months prior.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

Affirmation Arts (7,205 square foot, 10.6% of NRA, 13.2% of underwritten base rent). Affirmation Arts is a contemporary arts venue dedicated to the success and encouragement of the visual arts. Supporting and partnering with many nationally and internationally recognized artists, galleries and museums, Affirmation Arts presents dynamic exhibitions and events that champion the role art and artists play in contemporary culture. Affirmation Arts is owned by painter and academic William T. Hillman, whose work is represented in the collections of the Carnegie Museum of Art in Pittsburgh, the Museum of Fine Art in Houston and the Metropolitan Museum of Art in New York, as well as many private collections. Affirmation Arts occupies the eighth floor of the 415 West 13th Street Property, which has been recently renovated and is well-kept after each gallery exposition. Affirmation Art’s lease is unconditionally and absolutely guaranteed by William Hillman, an individual. The space offers a versatile configuration, ideal for a number of flexible creative office uses. Affirmation Arts has been at the property since September 2020 and its current lease expires in September 2030, with one five-year renewal option and a termination option, which Affirmation Arts may exercise at any point.

The following table presents certain information relating to the tenancy at the 415 West 13th Street Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Bumble and Bumble	Office	NR/A2/A-	41,210	60.9%	$3,600,030	56.7%	$87.36	7/31/2033	N	1 x 5 Yr
WndrHlth Club	Retail	NR/NR/NR	11,980	17.7%	$1,909,620	30.1%	$159.40	12/31/2033	Y3	2 x 5 Yr
Affirmation Arts	Office	NR/NR/NR	7,205	10.6%	$835,780	13.2%	$116.00	9/1/2030	Y4	1 x 5 Yr
Occupied Collateral Total			60,395	89.2%	$6,345,430	100.0%	$105.07

Vacant Space(5)			7,312	10.8%
Total/Wtd. Avg.			67,707	100.0%

(1)	Based on the underwritten rent roll dated March 18, 2025.
(2)	Credit Rating may represent that of the parent company whether or not the parent guarantees the lease.
(3)	WndrHlth Club has the right to terminate its lease beginning in July 2029 requiring no more than 12 months’ and no less than 9 months’ prior written notice and payment of a termination fee equal to $1,858,860, which is the estimated amount of unamortized leasing costs.
(4)	Affirmation Arts has the right to terminate its lease at any point prior to the end of the term, with respect to which no termination payment will be required.
(5)	Vacant space includes 7,312 square feet attributable to FTAI Aviation, given the tenant is known to be vacating in February, 2026.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2025/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	7,205	10.6%	10.6%	$835,780	13.2%	13.2%	$116.00
2031	0	0	0.0%	10.6%	$0	0.0%	13.2%	$0.00
2032	0	0	0.0%	10.6%	$0	0.0%	13.2%	$0.00
2033	2	53,190	78.6%	89.2%	$5,509,650	86.8%	100.0%	$103.58
2034	0	0	0%	89.2%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	89.2%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	89.2%	$0	0.0%	100.0%	$0.00
Vacant(3)	0	7,312	10.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	3	67,707	100.0%		$6,345,430	100.0%		$105.07(4)

(1)	Based on the underwritten rent roll dated March 18, 2025.
(2)	Certain tenants may have termination options that are not considered in the above Lease Rollover Schedule.
(3)	Vacant space includes 7,312 square feet attributable to FTAI Aviation, given the tenant is known to be vacating in February, 2026.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

The Market

The 415 West 13th Street Property is located in Manhattan’s Meatpacking District, a primarily commercial neighborhood bordering the West Village to the south and Chelsea to the north. The Meatpacking District has undergone a significant transition from its industrial roots of slaughterhouses and meat packing plants into a vibrant hub for design, architecture, art and fashion. The area began its revitalization in the late 1990s, evolving into a trendy neighborhood filled with boutique and luxury clothing stores, high-end art galleries, renowned restaurants, upscale hotels and nightlife venues. Key developments include the Whitney Art Museum, High Line Park and the establishment of the Gansevoort Market Historic District. Recent projects such as Samsung's office at 837 Washington Street, the Solar Carve Tower at 40 Tenth Avenue, as well as the mixed-use Pier 57 have further solidified the district's status as a premier destination. With Google’s NYC Headquarters located at Pier 57, the area continues to attract significant commercial and cultural interest, making it a prime destination for both locals and visitors. Major retail corridors within the area include West 14th Street, Gansevoort Street, Washington Street and Ninth Avenue, featuring high-end retailers and luxury car makers, including Apple, Hermès, Brunello Cucinelli, Lululemon, Christian Louboutin, Warby Parker, Tesla and Genesis. Notable restaurants within the area include TAO, Catch Steak, STK and SoHo House Private Club. The 415 West 13th Street Property benefits from its proximity to mass transportation resources, including the West 14th Street and 8th Avenue train station, providing access to A, C and E trains, as well as the West Side Highway. According to the appraisal, the 415 West 13th Street Property zip code is well-positioned for future rent growth, with an estimated 2024 population of approximately 30,218 and an average household income of approximately $214,543.

According to the appraisal, the 415 West 13th Street Property is further located within the Midtown South Manhattan office market. The Midtown South Manhattan office market displayed steady improvement in 2024, with an annual leasing activity increase of 15% as compared to 2023, totaling nearly 4.5 million square foot. This resurgence in leasing activity, coupled with a reduction in sublease space, resulted in positive net absorption for the first time since 2018, totaling 48,000 square foot for 2024. In addition to the availability rate declining over the past three quarters, the average asking rent has stabilized at $84.01 per square foot, consistent with year-end 2023 levels. The market saw significant activity in smaller-sized blocks, with leases under 25,000 square foot accounting for 61% of the total of fourth quarter 2024 leasing activity. Net absorption in the fourth quarter of 2024 was positive at 81,000 square foot, marking the first three-quarter stretch of positive absorption since 2015. The development pipeline in the Midtown South Manhattan office market is limited, with only two boutique projects delivered in the first quarter of 2025.

According to the appraisal, the 415 West 13th Street Property is also located in the Meatpacking District’s 13th Street retail corridor within the Chelsea retail submarket. The Chelsea retail submarket, with 5,014,450 square foot of rentable area, reported a 4.9% vacancy rate in the fourth quarter of 2024 and an average market rent of $85.10 per square foot. On a volume basis, Chelsea was Manhattan’s most active neighborhood in 2024 with over 288,000 square foot leased across 30 transactions. This area is known for its upscale retail environment and exhibited an average asking rent of $268 per square foot, approximately 214.9% above the wider submarket’s asking rent.

The following table presents certain information relating to the appraisal’s market leasing conclusions for the 415 West 13th Street Property:

Market Rent Summary(1)
	Office Flrs 3, 5 & 7	Office Flrs 4 & 6(2)	Office Flr 8(2)	Bsmt. Storage	Retail
Market Rent (PSF)	$95.00	$115.00	$120.00	$25.00	$146.71
Average Lease Term (Years)	10 Years	10 Years	10 Years	10 Years	10 Years
Lease Type	Tax & CAM over BY	Tax & CAM over BY	Tax & CAM over BY	None	Tax Over BY + Utilities
Escalations	$5/SF Yr. 6	$5/SF Yr. 6	$5/SF Yr. 6	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$100 / $25	$100 / $25	$100 / $25	$0 / $0	$65 / $0
Free Rent (Months) (New/Renewal)	12 / 3	12 / 3	12 / 3	None / None	9 / 3

(1)	Information obtained from the appraisal.
(2)	The rent premium associated with floors 4,6 and 8 are in part attributable to private outdoor space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable office leases for the 415 West 13th Street Property:

Comparable Office Properties(1)
Property Location	Year Built/Renovated(1)	Total NRA (SF)(1)	Tenant Name(1)	Tenant Size (SF)(1)	Lease Date(1)	Rent PSF(1)	Lease Term (years) (1)
415 West 13th Street, New York, NY	1900 / 2003	67,707(2)	Bumble and Bumble (Basement, 3rd, 4th, 5th, 6th Floor) Affirmation Arts (8th Floor)	41,210 7,205	Jul-02 Sep-20	$91.62(2)(3)	27.9(2)(3)
512 West 22nd Street, New York, NY	2018 / NAP	172,700	Genius Sports (4th & 8th Floor) Relevant Sports (3rd Floor)	22,454 8,483	Jan-25 Aug-24	$100.57 $88.00	7.0 5.4
85 Tenth Avenue, New York, NY	1913 / 2002	641,000	Shopify	35,541	Oct-23	$113.00	10.0
50 Ninth Avenue, New York, NY	1900 / 2024	56,982	Rolls Royce Motor Cars	4,783	Aug-23	$207.50	10.0
22 Little West 12th Street, New York, NY	1908 / 2012	35,000	Kao Brands Company	18,632	Oct-22	$106.34	10.2
450 West 14th Street, New York, NY	2011 / NAP	103,878	Impactive Capital	7,300	Apr-22	$89.00	5.3
15 Little West 12th Street, New York, NY	2009 / NAP	80,993	Red Bull North America	17,585	Mar-22	$94.50	10.0
408 West 15th Street, New York, NY	1950 / 2016	38,688	Apple	29,826	Feb-22	$93.00	8.0
40 Tenth Avenue, New York, NY	2019 / NAP	156,938	Stripes Group (5th Floor) RTW Investments (3rd Floor)	13,921 13,815	Oct-21 Mar-21	$160.00 $134.55	10.0 11.0
76 Eighth Avenue, New York, NY	2023 / NAP	35,072	North Point (E8) Blue Water RE (E10)	2,818 2,818	Oct-21 June-21	$120.50 $115.00	10.0 5.0

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of March 18, 2025.
(3)	Represents the weighted average based on NRA for office tenants.

The following table presents certain information relating to comparable retail leases for the 415 West 13th Street Property:

Comparable Retail Properties(1)
Property Location	Year Built/Renovated(2)	Total NRA (SF)(2)	Tenant Name(2)	Tenant Size (SF)(2)	Lease Date(2)	Rent PSF(2)	Lease Term (years)(2)
415 West 13th Street, New York, NY	1900 / 2003	67,707(3)	WndrHlth Club(3)	11,980(3)	Jan-24(3)	$159.40(3)	10.0(3)
413 West 14th Street, New York, NY	1929 / 2017	113,004	Bagatelle	4,500	Aug-24	$200.00	NAV
428 West 14th Street, New York, NY	1900 / NAP	NAV	Studs	1,000	Feb-24	$300.00	5.0
405 West 13th Street, New York, NY	1911 / 2020	45,998	Sandro/Maje	4,000	Jun-23	$300 (Grade)	NAV
461 West 14th Street, New York, NY	2015 / NAP	28,191	Rivian Automotive	9,988	May-23	$190.00	1.0
60 Gansevoort Street, New York, NY	2020 / NAP	100,000	Aesop Retail	1,697	Mar-23	$390.00	10.0
58-60 Ninth Avenue, New York, NY	1910 / 2007	16,800	The Chelsea Winery	3,400	May-22	$253.68 (Grade)	12.0
446 West 14th Street, New York, NY	1936 / NAP	24,000	Puttshack	4,400	Mar-22	$261.36	10.0

(1)	Source: Appraisal dated April 1, 2025.
(2)	Source: Third party market report (excluding information for the 415 West 13th Street Property).
(3)	Based on the underwritten rent roll as of March 18, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 415 West 13th Street Property:

Cash Flow Analysis
	2023	2024	TTM 2/28/25	UW	UW PSF
Rents in Place(1)	$5,012,908	$5,832,640	$5,690,000	$6,345,430	$93.72
Vacant Income	$0	$0	$0	$669,930	$9.89
Gross Potential Rent	$5,012,908	$5,832,640	$5,690,000	$7,015,360	$103.61
Total Recoveries	$494,101	$0	$548,573	$493,749	$7.29
Net Rental Income	$5,507,009	$5,832,640	$6,238,573	$7,509,109	$110.91
(Vacancy)	$0	$0	$0	($717,080)	($10.59)
Effective Gross Income	$5,507,009	$5,832,640	$6,238,573	$6,792,029	$100.32

Real Estate Taxes	$1,023,604	$1,349,090	$1,615,526	$1,431,109	$21.14
Insurance	$16,899	$21,745	$25,434	$23,293	$0.34
Management Fee	$214,413	$340,336	$333,336	$203,761	$3.01
Other Operating Expenses	$516,025	$531,984	$524,339	$526,247	$7.77
Total Expenses	$1,770,940	$2,243,154	$2,498,636	$2,184,410	$32.26

Net Operating Income	$3,736,069	$3,589,485	$3,739,937(3)	$4,607,619(2)	$68.05
Replacement Reserves	$0	$0	$0	$13,541	$0.20
TI/LC	$0	$0	$0	$135,414	$2.00
Net Cash Flow	$3,736,069	$3,589,485	$3,739,937	$4,458,664	$65.85

Occupancy %(3)	82.3%	91.2%	91.2%	90.5%
NOI DSCR	1.10x	1.06x	1.10x	1.36x
NCF DSCR	1.10x	1.06x	1.10x	1.32x
NOI Debt Yield	7.9%	7.6%	8.0%	9.8%
NCF Debt Yield	7.9%	7.6%	8.0%	9.5%

(1)	UW Rents in Place is based on the underwritten rent roll, dated March 18, 2025 and is inclusive of rent steps through March 2026.
(2)	The increase from TTM 2/28/25 Net Operating Income to UW Net Operating Income is primarily attributable to the execution of the WndrHlth Club lease and subsequent burn-off of associated free rent.
(3)	Historical occupancies represent average annual physical occupancies. The UW Occupancy % represents the economic occupancy.

Environmental Matters. According to the Phase I environmental assessment dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 415 West 13th Street Property.

Appraisal. According to the appraisal dated April 1, 2025, the 415 West 13th Street Property had an “As-Is” appraised value of $73,300,000 as of March 19, 2025.

Property Management. The 415 West 13th Street Property is managed by Surtsey Realty Company, L.L.C., an affiliate of the borrower sponsor.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $119,259. Additionally, on a monthly basis thereafter, the borrowers are required to escrow 1/12 of the estimated annual real estate tax payments (initially estimated to be $115,840).

Insurance – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments (initially estimated to be $1,941).

Replacement Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $1,128. Additionally, on a monthly basis thereafter, the borrowers are required to escrow approximately $1,128 ($0.02 per square foot) for replacements, capital expenditures and/or alterations required to be made at the 415 West 13th Street Property.

TI/LC Reserve – On the loan origination date, the borrowers were required to make an upfront deposit into a rollover reserve of $250,000. On a monthly basis thereafter, the borrowers are required to escrow $5,642 ($0.08 per square foot) for out-of-pocket costs and expenses incurred by the borrowers in order to lease space at the 415 West 13th Street Property. Additionally, prior to a Lease Sweep Period (as defined below), all sums paid to the borrowers in connection with (i) the modification of any lease, (ii) any settlement claims, or (iii) termination payments made by the tenant under a Lease Sweep Lease (as defined below) are required to be deposited into the TI/LC Reserve.

Unfunded Obligations Reserve – On the loan origination date, the borrowers were required to make an upfront deposit into an unfunded obligations reserve of $1,256,940 for unfunded tenant improvements, leasing commissions and rent abatements associated with the WndrHlth Club and Bumble and Bumble leases at the 415 West 13th Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$47,000,000
415 West 13th Street	415 West 13th Street	Cut-off Date LTV:	64.1%
New York, NY 10014		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.8%

Condominium Reserve – During the (i) continuance of a Cash Sweep Event (as defined below) or (ii) the borrowers failing to control the condominium board, the borrowers are required to deposit into a Condominium Reserve account an amount equal to 1/12th of the assessment that the lender reasonably estimates will be payable by the borrowers during the next 12 months.

Lockbox and Cash Management.

The 415 West 13th Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days after receipt. All funds deposited into the lockbox are required to be transferred on each business day to the borrowers unless a Cash Sweep Event exists. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are to be applied and disbursed in accordance with the 415 West 13th Street Mortgage Loan documents and all excess cash remaining in the cash management account after the application of such funds in accordance with the 415 West 13th Street Mortgage Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 415 West 13th Street Mortgage Loan. The lockbox account is required to remain in effect until the 415 West 13th Street Mortgage Loan has been repaid or defeased in full.

A “Cash Sweep Event” means a period beginning upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio being less than 1.15x or (iv) the commencement of a Lease Sweep Period and ending (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender; (b) with respect to clause (ii) above solely with respect to the property manager, if the property manager is replaced within 90 days with a qualified manager in accordance with the 415 West 13th Street Mortgage Loan documents; (c) with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.15x or greater for two consecutive calendar quarters; and (d) with respect to clause (iv) above, upon the Lease Sweep Period ending (each of (a), (b), (c), and (d), a “Cash Sweep Cure”; provided, however, that all Cash Sweep Cures will be subject to the following conditions: (A) no event of default is continuing, (B) a Cash Sweep Cure resulting from an event of default or a bankruptcy event of a property manager may occur no more than a total of five times in the aggregate during the term of the 415 West 13th Street Mortgage Loan (except that the number of Cash Sweep Cure with respect to clause (c) and (d) above are unlimited), (C) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event, including reasonable attorney’s fees and expenses and (D) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the Bumble and Bumble lease, the WndrHlth Club lease and any replacement lease (as described in the 415 West 13th Street Mortgage Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) 12 months prior to the earliest stated expiration of a Lease Sweep Lease or (B) upon the date a tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal option, if such renewal has not been so exercised; (ii) the receipt by the borrowers or manager of notice from any tenant under a Lease Sweep Lease that such tenant is exercising its right to terminate its Lease Sweep Lease; (iii) the date that at least 30% of a Lease Sweep Lease is surrendered, cancelled or terminated (including, rejection in any bankruptcy or similar insolvency proceeding) prior to its then current expiration date; (iv) the date any tenant under a Lease Sweep Lease discontinues business, vacates or abandons 30% or more of its Lease Sweep Space (as defined below) at the 415 West 13th Street Property; (v) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (vi) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (1) in the case of clauses (i), (ii), (iii) and (iv) above, the entirety of the applicable portion of the Lease Sweep Space is leased pursuant to one or more qualified leases, subject to certain conditions set forth in the 415 West 13th Street Mortgage Loan documents, (2) in the case of clause (i) above, the date on which the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, (3) in the case of clause (ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, (4) in the case of clause (v) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of 6 consecutive months following such cure and (5) in the case of clause (vi) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party.

“Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Condominium. The 415 West 13th Street Property is subject to a condominium structure comprised of four commercial units: three south units (Units 1S, 2S and 3S) and one north unit (Unit 1N). The borrowers own Unit 1S and Unit 3S and maintain common interests of 11.14% and 55.09%, respectively, to equal a combined 66.23% ownership interest in the condominium. The borrowers hold eight of the eleven seats on the condominium board, which is sufficient to transact business and control nearly all aspects of the condominium, excluding limited common elements allocated solely to Unit 2S and Unit 1N. The condominium board has a right of first refusal option to purchase any unit in the event that such unit is contracted for sale to a third-party. The selling unit owner must notify the condominium board of the terms offered by the prospective purchaser, and such written notice to the condominium board will constitute an offer to sell the unit to the condominium board on the same terms and conditions.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption, which must cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
5122 East Olive Garden	Landing at Fancher Creek Apartments	Cut-off Date LTV:	63.6%
Fresno, CA 93727		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
5122 East Olive Garden	Landing at Fancher Creek Apartments	Cut-off Date LTV:	63.6%
Fresno, CA 93727		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 7 – Landing at Fancher Creek Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location:	Fresno, CA 93727
Original Balance:	$46,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$46,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986/NAP
Borrower Sponsor:	Patrick De La Torre			Size:	476 Units
Guarantor:	Patrick De La Torre			Cut-off Date Balance per Unit:	$96,639
Mortgage Rate:	6.35000%			Maturity Date Balance per Unit:	$96,639
Note Date:	9/8/2025			Property Manager:	WA Funding, Inc.
Maturity Date:	9/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,012,650
Amortization Term:	0 months			UW NCF:	$3,896,506
IO Period:	60 months			UW NOI Debt Yield:	8.7%
Seasoning:	1 month			UW NCF Debt Yield:	8.5%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	8.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.32x
Additional Debt Type:	NAP			Most Recent NOI:	$4,239,204 (7/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,191,401 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,489,509 (12/31/2023)
				Most Recent Occupancy:	90.8% (8/1/2025)
Reserves(1)				2nd Most Recent Occupancy:	91.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.4% (12/31/ 2023)
RE Taxes:	$309,555	$49,136	NAP	Appraised Value (as of):	$72,350,000 (7/10/2025)
Insurance:	$220,359	$52,467	NAP	Appraised Value per Unit:	$151,996
Replacement Reserve:	$0	$9,679	NAP	Cut-off Date LTV Ratio:	63.6%
Deferred Maintenance:	$84,800	$0	NAP	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$30,379,737	66.0%
			Closing Costs(2):	$1,689,604	3.7%
			Upfront Reserves:	$614,714	1.3%
			Sponsor Equity:	$13,315,945	29.0%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%
(1)	See “Escrows and Reserves” section below.
(2)	Closing Costs includes an origination fee of $920,000.

The Mortgage Loan. The seventh largest mortgage loan (the “Landing at Fancher Creek Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $46,000,000 and secured by a first priority fee interest in a 476-unit, garden-style multifamily property located in Fresno, California (the “Landing at Fancher Creek Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Fancher Creek, L.P., a California limited partnership and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Landing at Fancher Creek Apartments Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor for the Landing at Fancher Creek Apartments Mortgage Loan is Patrick De La Torre. Mr. De La Torre is a real estate investor based in Palos Verdes, California. Since 1999, he has purchased and sold over 100 multifamily properties located throughout the greater Los Angeles area as well as in Fresno, California and Visalia, California. Mr. De La Torre has experience owning and operating HUD properties, class A/B+ market-rate properties and student housing.

The Property. The Landing at Fancher Creek Apartments Property is a 476-unit, garden style multifamily property located in Fresno, California. Built in 1986, the Landing at Fancher Creek Apartments Property is comprised of 163 one- and two-story buildings located on an approximately 29.4-acre site. The unit mix includes 92 one-bedroom units, 344 two-bedroom units and 40 three-bedroom units, with an average unit size of 805 square feet. Community amenities include swimming pools, a tennis court, a spa, a laundry facility and covered parking. Unit amenities include a stainless-steel appliance package, vinyl/plank flooring, washer/dryer connections and a private patio or balcony. Since acquisition, the borrower has invested approximately $8.5 million in capital expenditures for unit renovations, exterior repairs and upgrades to the common areas. Parking is provided via 712 surface parking spaces, carport or garage spaces, resulting in a parking ratio of approximately 1.5 parking spaces per unit. As of August 1, 2025, the Landing at Fancher Creek Apartments Property was 90.8% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
5122 East Olive Garden	Landing at Fancher Creek Apartments	Cut-off Date LTV:	63.6%
Fresno, CA 93727		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.7%

The following table presents certain information relating to the unit mix at the Landing at Fancher Creek Apartments Property:

Unit Mix(1)
Unit Type	Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
1 BR / 1 BA	92	83	19.3%	90.2%	600	$1,318
2 BR / 1 BA	137	127	28.8%	92.7%	743	$1,399
2 BR / 2 BA	207	193	43.5%	93.2%	889	$1,521
3 BR / 2 BA	40	29	8.4%	72.5%	1,050	$1,996
Total/Weighted Average	476	432	100.0%	90.8%	805	$1,478
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Average Underwritten Monthly Rent per Unit is based on occupied units.

The Market. The Landing at Fancher Creek Apartments Property is located in Fresno, California within the Fresno metropolitan statistical area (the “Fresno MSA”). The Fresno MSA has a diversified base of major employment sectors, including services, transportation/utilities, retail trade, finance, insurance, real estate, public administration and information. Major employers in the Fresno MSA include Community Medical Center, Ruiz Food Products Inc., Kaiser Permanente Riverside Medical Center, Saint Agnes Medical Center, California State University – Fresno and Coalinga State Hospital. Access to the Landing at Fancher Creek Apartments Property is provided via East Mckinley Avenue to the north, Sequoia-Kings Canyon Freeway to the south, North Peach Avenue to the east and North Chestnut Avenue to the west. The area surrounding the Landing at Fancher Creek Apartments Property is characterized by multifamily, industrial, office, hospitality and retail developments. Todd Beamer Park is located approximately 2 miles north of the Landing at Fancher Creek Apartments Property and provides a range of recreational amenities. Single-family residences and local parks are located to the south of the Landing at Fancher Creek Apartments Property. Additionally, East Kings Canyon Road serves as a commercial corridor for the area. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of Landing at Fancher Creek Apartments Property is 16,664, 148,112 and 349,513, respectively. Additionally, the 2025 average household income within the same radii is $72,305, $78,524 and $83,169, respectively.

According to the appraisal, the Landing at Fancher Creek Apartments Property is located within the Sunnyside/Southeast multifamily submarket within the Fresno multifamily market. As of the first quarter of 2025, the Fresno multifamily market reported 25,992 units, with an occupancy rate of 96.9% and asking rental rate of $1,594 per unit. As of the first quarter of 2025, the Sunnyside/Southeast multifamily submarket reported 4,010 units, with an occupancy rate of 97.8% and an asking rental rate of $1,467 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
5122 East Olive Garden	Landing at Fancher Creek Apartments	Cut-off Date LTV:	63.6%
Fresno, CA 93727		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.7%

The following table presents information regarding certain competitive properties to the Landing at Fancher Creek Apartments Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Landing at Fancher Creek Apartments(2)	-	1986 / NAP	90.8%	476	1 BR / 1 BA	600 SF	$1,318
					2 BR / 1 BA	743 SF	$1,399
					2 BR / 2 BA	889 SF	$1,521
					3 BR / 2 BA	1,050 SF	$1,996
Los Arbolitos Apartments 545-555 Argyle Avenue Fresno, CA	2.5 miles	1975 / NAP	100.0%	128	1 BR / 1 BA	708 SF	$1,143
					2 BR / 1 BA	840 – 978 SF	$1,196
					3 BR / 1 BA	1,140 SF	$1,553
The Greenery Apartments 5770 East Kings Canyon Road Fresno, CA	2.7 miles	1972 / NAP	100.0%	112	1 BR / 1 BA	620 SF	$1,073
					2 BR / 1 BA 2 BR / 1.5 BA	780 SF 900 SF	$0(3) $0(3)
					3 BR / 2 BA	1,050 SF	$0(3)
Willow Park Apartments	1.3 miles	1980 / NAP	97.3%	110	2 BR / 1 BA	1,030 – 1,075 SF	$1,650
190 North Willow Avenue Fresno, CA					3 BR / 2 BA	1,216 SF	$1,800
Pinewood Place Apartments	0.2 miles	1984 / 2012	96.1%	104	1 BR / 1 BA	626 SF	$1,250
5226 East Olive Avenue					2 BR / 1 BA	713 SF	$1,325
Fresno, CA					2 BR / 2 BA	805 SF	$1,395
Maple Grove Apartments 2255 South Maple Avenue Fresno, CA	4.2 miles	1990 / NAP	98.3%	120	1 BR / 1 BA 2 BR / 1 BA 3 BR / 2 BA	684 SF 898 SF 1,158 SF	$1,372 $1,549 $1,794
Silver Lake Apartments 5425 East Belmont Avenue Fresno, CA	0.9 miles	1985 / NAP	100.0%	252	2 BR / 1 BA 3 BR / 1 BA	967 – 990 SF 1,400 SF	$1,310 – $1,335 $0(3)
Lake Ridge Apartments 4092 North Chestnut Avenue Fresno, CA	3.8 miles	1985 / NAP	99.5%	200	1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	658 SF 835 SF 935 SF	$1,320 $1,480 $1,550
Palm Lakes 4083 Peach Avenue Fresno, CA	4.0 miles	1986 / NAP	99.7%	300	1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	614 SF 816 SF 945 SF	$1,375 $1,495 $1,595
Dominion Courtyard Villas 1650 East Shepherd Avenue Fresno, CA	9.6 miles	2017 / NAP	97.4%	350	1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA 3 BR / 2.5 BA	814 SF 996 – 1,097 SF 1,180 SF 1,564 – 1,610 SF	$1,894 $1,909 – $1,947 $2,215 $2,548 – $2,640
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2025.
(3)	The appraisal did not report rent for the unit type.

Appraisal. The appraisal concluded to an “as-is” value for the Landing at Fancher Creek Apartments Property of $72,350,000 as of July 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 11, 2025 for the Landing at Fancher Creek Apartments Property, there was no evidence of any recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
5122 East Olive Garden	Landing at Fancher Creek Apartments	Cut-off Date LTV:	63.6%
Fresno, CA 93727		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Landing at Fancher Creek Apartments Property:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM	UW	UW Per Unit
Base Rent	$7,407,773	$8,001,401	$8,183,808	$8,296,744	$7,662,588	$16,098
Grossed Up Vacant Space	$0	$0	$0	$0	$824,400	$1,732
Gross Potential Rent	$7,407,773	$8,001,401	$8,183,808	$8,296,744	$8,486,988	$17,830
Vacancy/Credit Loss	($843,721)	($986,277)	($1,098,010)	($1,185,126)	($1,339,713)	($2,815)
Other Income(1)	$406,509	$472,869	$430,052	$499,661	$560,453	$1,177
Effective Gross Income	$6,970,561	$7,487,993	$7,515,850	$7,611,279	$7,707,728	$16,193

Real Estate Taxes	$481,163	$487,956	$498,628	$502,584	$589,628	$1,239
Insurance	$302,538	$388,197	$420,456	$420,684	$629,598	$1,323
Management Fee	$165,648	$165,648	$165,648	$165,648	$192,693	$405
Other Operating Expenses	$1,566,411	$1,956,683	$2,239,717	$2,283,159	$2,283,159	$4,797
Total Operating Expenses	$2,515,759	$2,998,484	$3,324,449	$3,372,075	$3,695,078	$7,763

Net Operating Income	$4,454,802	$4,489,509	$4,191,401	$4,239,204	$4,012,650	$8,430
Replacement Reserves	$0	$0	$0	$0	$116,144	$244
Net Cash Flow	$4,454,802	$4,489,509	$4,191,401	$4,239,204	$3,896,506	$8,186

Occupancy %	92.1%	91.4%	91.8%	91.2%	90.8%(2)
NOI DSCR	1.50x	1.52x	1.42x	1.43x	1.35x
NCF DSCR	1.50x	1.52x	1.42x	1.43x	1.32x
NOI Debt Yield	9.7%	9.8%	9.1%	9.2%	8.7%
NCF Debt Yield	9.7%	9.8%	9.1%	9.2%	8.5%
(1)	Other Income includes utility reimbursements, month-to-month income, laundry income, late fees, insufficient fees as well as net other income, such as late fees, termination fees, and administration fees.
(2)	UW Occupancy % represents economic occupancy. Historical occupancies represent physical occupancies. The Landing at Fancher Creek Apartments Property was 100.0% physically occupied as of August 1, 2025.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $309,555 into a real estate tax reserve, (ii) $220,359 into an insurance reserve and (iii) $84,800 into a deferred maintenance reserve.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $49,136).

Insurance – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverages into the insurance reserve account (initially estimated to be approximately $52,467).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $9,679 for replacement reserves ($244 per unit on an annual basis).

Lockbox and Cash Management. The Landing at Fancher Creek Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrower or the property manager is required to deliver a notice to each tenant at the Landing at Fancher Creek Apartments Property under a Major Lease (defined as any lease that (a) together with all other leases to the same tenant and to all affiliates of such tenant, provides for rental income representing 5% or more of the total rental income for the, (b) represents 5% or more of the rentable space at the Landing at Fancher Creek Apartments Property, in the aggregate, or (c) is with an affiliate of the borrower) directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within two business days of receipt. During a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Landing at Fancher Creek Apartments Mortgage Loan documents. Pursuant to the Landing at Fancher Creek Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Landing at Fancher Creek Apartments Mortgage Loan documents) are required to be applied as follows: (i) if a Cash Sweep Event (as defined below) is not in effect, to the borrower and (ii) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the borrower’s second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below) and will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service payments for twelve consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$46,000,000
5122 East Olive Garden	Landing at Fancher Creek Apartments	Cut-off Date LTV:	63.6%
Fresno, CA 93727		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	8.7%

respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, upon the date when the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will commence on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

A “Cash Sweep Event” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the bankruptcy action of the borrower, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below) and will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (c) with respect to clause (iii) above, upon the date when the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will commence on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

Property Management. The Landing at Fancher Creek Apartments Property is managed by WA Funding, Inc., a third-party property management company.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Landing at Fancher Creek Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

50 NORTHERN AVENUE
11 FAN PIER BOULEVARD
PH MECHANICAL
PH MECHANICAL
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
LAB/OFFICE
MECHANICAL
MECHANICAL
LAB/OFFICE
PH MECHANICAL
PH MECHANICAL
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
LAB/OFFICE
MECHANICAL
MECHANICAL
LAB/OFFICE
LAB/OFFICE
LAB/OFFICE
LAB/OFFICE
LAB/OFFICE
LAB/OFFICE
LAB/OFFICE
LOBBY
LAB/OFFICE
RETAIL
LOBBY
LAB/OFFICE
RETAIL
PARKING
PARKING
PARKING
BUILDING
OFFICE
MECHANICAL
RETAIL
LAB/OFFICE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Mortgage Loan No. 8 – Vertex HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	A-/AA(low)/Baa3			Location:	Boston, MA 02210
Original Balance(1):	$32,300,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$32,300,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Diversified Healthcare Trust			Size:	1,134,479 SF
Guarantor(2):	Diversified Healthcare Trust			Cut-off Date Balance per SF(1):	$493
Mortgage Rate:	4.93554%(3)			Maturity Date Balance per SF(1):	$493
Note Date:	8/6/2025			Property Manager:	The RMR Group LLC
Maturity Date:	9/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(6):	$92,205,654
IO Period:	60 months			UW NCF:	$91,922,034
Seasoning:	1 month			UW NOI Debt Yield(1):	16.5%
Prepayment Provisions(4):	L(25),D(29),O(6)			UW NCF Debt Yield(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF DSCR(1):	3.29x
Additional Debt Balance(1):	$526,500,000/$441,200,000			Most Recent NOI(6):	$63,118,234 (5/31/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$63,072,063 (12/31/2024)
				3rd Most Recent NOI(7):	$77,205,139 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	99.6% (7/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.6% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$1,644,000,000 (6/10/2025)
Vertex TI Reserve:	$173,530,598	$0	NAP	Appraised Value per SF(8):	$1,449
Vertex Free Rent:	$58,450,518	$0	NAP	Cut-off Date LTV Ratio(1)(8):	34.0%
Vertex Parking Garage Credit:	$1,402,908	$0	NAP	Maturity Date LTV Ratio(1)(8):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$558,800,000	55.9%	Loan Payoff:	$618,746,993	61.9%
Subordinate Loan Amount:	$441,200,000	44.1%	Upfront Reserves:	$233,384,025	23.3%
			Return of Equity:	$136,419,187	13.6%
			Closing Costs:	$11,449,796	1.1%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The Vertex HQ Mortgage Loan (as defined below) is part of the Vertex HQ Whole Loan (as defined below) with an aggregate original principal balance of $1,000,000,000 evidenced by 14 senior pari passu promissory notes with an aggregate original principal balance of $558,800,000 (the “Vertex HQ Senior Notes”) and 16 junior promissory notes with an aggregate original principal balance of $441,200,000 (the “Vertex HQ Junior Notes”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Vertex HQ Senior Notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Vertex HQ Whole Loan is $881, $881, 9.2%, 9.2%, 9.2%, 1.62x, 60.8% and 60.8%, respectively (and in the case of UW NCF DSCR is based on the weighted average interest rate for the Vertex HQ Whole Loan, as set forth in footnote (3) below).
(2)	The liability of the guarantor for bankruptcy related events is capped at the greater of (x) 10% of the then outstanding principal balance of the Vertex HQ Whole Loan as of the occurrence of the first full recourse event and (y) $100,000,000.
(3)	4.93554% represents the per annum interest rate associated with the Vertex HQ Senior Notes. The per annum interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% and the weighted average per annum interest rate for the Vertex HQ Whole Loan is 5.595741572%.
(4)	Defeasance of the Vertex HQ Whole Loan is permitted any time after the earlier to occur of (i) August 6, 2028, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Vertex HQ Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in October 2025.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The increase from Most Recent NOI to UW NOI is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property (as defined below) and the inclusion of credit tenant rent which assumes straightlined rent for the first ten years of the Vertex (as defined below) lease.
(7)	The decrease from 2023 NOI to 2024 NOI is due to free rent provided in connection with the extension of the Vertex lease.
(8)	The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved approximately $173.5 million for tenant improvements and approximately $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025, resulting in an Appraised Value Per SF of $1,243, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 39.6% for the Vertex HQ Senior Notes and 70.9% for the Vertex HQ Whole Loan.

The Mortgage Loan. The eighth largest mortgage loan (the “Vertex HQ Mortgage Loan”) part of a whole loan (the “Vertex HQ Whole Loan”) with an aggregate original principal balance of $1,000,000,000 evidenced by the 14 pari passu Vertex HQ Senior Notes and 16 Vertex HQ Junior Notes. The Vertex HQ Whole Loan is secured by the borrower’s fee interest in a mixed-use building located in Boston, Massachusetts (the “Vertex HQ Property”). The Vertex HQ Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS Bank”) and JPMorgan Chase Bank, National Association (“JPMCB”) on August 6, 2025. The Vertex HQ Mortgage Loan is evidenced by the non-controlling A-4-2-A note, with an original principal balance of $32,300,000. The Vertex HQ Whole Loan will be serviced pursuant to the trust and servicing agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

for the VRTX 2025-HQ securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans— The Vertex HQ Whole Loan” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Vertex HQ Whole Loan:

Vertex HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$98,920,000	$98,920,000	VRTX 2025-HQ	Yes
A-1-2-1(1)	$60,000,000	$60,000,000	MSBNA	No
A-1-2-2(1)	$64,600,000	$64,600,000	MSBNA	No
A-2-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-2-2-A	$24,000,000	$24,000,000	BBCMS 2025-5C37(2)	No
A-2-2-B(1)	$21,000,000	$21,000,000	BMO	No
A-2-2-C(1)	$10,000,000	$10,000,000	BMO	No
A-2-2-D	$7,300,000	$7,300,000	BBCMS 2025-5C37(2)	No
A-3-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-3-2-A	$38,700,000	$38,700,000	BBCMS 2025-5C37(2)	No
A-3-2-B(1)	$23,600,000	$23,600,000	GS Bank	No
A-4-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-4-2-A	$32,300,000	$32,300,000	WFCM 2025-5C6	No
A-4-2-B(1)	$30,000,000	$30,000,000	JPMCB	No
Senior Loan	$558,800,000	$558,800,000
B-1	$42,920,000	$42,920,000	VRTX 2025-HQ	No
B-2	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-3	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-4	$21,460,000	$21,460,000	VRTX 2025-HQ	No
C-1	$46,720,000	$46,720,000	VRTX 2025-HQ	No
C-2	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-3	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-4	$23,360,000	$23,360,000	VRTX 2025-HQ	No
D-1	$55,200,000	$55,200,000	VRTX 2025-HQ	No
D-2	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-3	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-4	$27,600,000	$27,600,000	VRTX 2025-HQ	No
E-1	$31,640,000	$31,640,000	VRTX 2025-HQ	No
E-2	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-3	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-4	$15,820,000	$15,820,000	VRTX 2025-HQ	No
Whole Loan	$1,000,000,000	$1,000,000,000

(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The BBCMS 2025-5C37 securitization is expected to close on September 25, 2025.

The Borrower and the Borrower Sponsor. The borrower for the Vertex HQ Whole Loan is SNH Seaport LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Diversified Healthcare Trust (“DHC”). DHC is a real estate investment trust focused on owning and operating a portfolio of healthcare properties across the United States. Its portfolio includes medical office buildings, life science facilities, senior living communities, and other healthcare related real estate. DHC is managed by The RMR Group LLC (“RMR”). RMR is a leading U.S. alternative asset management company focused on commercial real estate and related businesses. The RMR Group’s vertical integration is strengthened by over 900 real estate professionals in more than 35 offices nationwide who manage approximately $40 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. RMR is headquartered in Newton, Massachusetts and was founded in 1986. The obligations of the non-recourse carveout guarantor with respect to recourse for bankruptcy events are capped at the greater of $100,000,000 or 10% of the outstanding principal balance of the Vertex HQ Whole Loan.

The Property. The Vertex HQ Property is a Class A, LEED Gold, corporate global headquarters for Vertex Pharmaceuticals Incorporated (“Vertex”) consisting of two, fifteen-story towers interconnected by a skybridge. The Vertex HQ Property consists of approximately 52.3% office space, 42.0% lab space, 4.4% ground floor retail and 1.3% storage use. The Vertex HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-8) and floor plates of approximately 28,000 SF on the office floors (floors 9-15) with a total square footage of 1,134,479 SF. The Vertex HQ Property features flexible layouts that can accommodate full floor or multi-tenant users, with laboratory and research space, floor to ceiling glass exteriors, and exterior signage The buildings also feature a 1,852-space underground parking garage (of which, 740 spaces will serve as collateral for the Vertex HQ Whole Loan, with an additional 90 spaces under control by the borrower sponsor). The Vertex HQ Property has averaged 99.9% occupancy since it was purchased in 2014 by the borrower sponsor. As of July 1, 2025, the Vertex HQ Property was 99.6% leased to ten tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

Major Tenants.

Vertex Pharmaceuticals Incorporated (1,082,417 square feet; 95.4% of NRA; 96.7% of underwritten base rent). Vertex is a pharmaceutical company that specializes in treatments for cystic fibrosis, but is also developing drugs for pain management, sickle cell disease, beta thalassemia, alpha-1 antitrypsin deficiency, APOL1-mediated kidney disease, autosomal dominant polycystic kidney disease, IgA nephropathy, Duchenne muscular dystrophy, myotonic dystrophy type 1, and type 1 diabetes. Vertex currently has seven approved medicines, six treatments in Phase 4 trials, three treatments in Phase 3 trials, two treatments in Phase 2 trials, seven treatments in Phase 1 trials, and multiple other concepts in early research and development. However, there can be no assurance that any of such trials will be successful. Vertex holds the largest and most advanced Cystic Fibrosis drug portfolio, serving an estimated three quarters of the 94,000 patients globally, and is currently on its fifth iteration of the treatment, ALFYTREK. Vertex had approximately 6,100 employees as of the end of 2024, and reportedly 60% of those employees are primarily researchers. 4,000 of the employees are based out of the Vertex HQ Property. The firm’s headcount has grown by 13% each year for the 2023 and 2024 fiscal years. Over the last year, Vertex has been included in a business magazine’s list of “100 Most Influential Companies” in 2024, a business website’s list of “World’s 50 Most Innovative Companies” in 2024, another business magazine’s list of “100 Best Companies to Work For”, and a science magazine’s “Top Employer” list. For the year ending December 31, 2024, the company reported $11.0 billion of revenue (up 11.7% from 2023) and an adjusted EBITDA of $151.9 million (up 50.7% from 2023). The company’s balance sheet reported $22.5 billion of assets, with $4.6 billion of cash, $6.1 billion of liabilities, with no long-term debt, and $16.4 billion of shareholder’s equity. The Vertex HQ Property is the global headquarters for Vertex, which has occupied the property since 2014, leasing 100% of the office and lab space at the Vertex HQ Property. Vertex has recently extended its lease to an expiration date of June 30, 2044, and has two, 10-year extension options.

Bright Horizons Children’s Center LLC (12,665 square feet; 1.1% of NRA; 1.0% of underwritten base rent). Bright Horizons Children’s Center LLC is a global provider of early education and childcare, back-up care, and workforce education services. Bright Horizons operates more than 1,000 early education and childcare centers in the United States, United Kingdom, the Netherlands, Australia, and India serving more than 1,450 of the world’s leading employers. Bright Horizons has been a tenant at the Vertex HQ Property since May of 2014, has a lease expiration date of May 31, 2035, and has two, 5-year extension options.

11 Fan Pier Restaurant, LLC (dba Serafina) (8,747 square feet; 0.8% of NRA; 0.4% of underwritten base rent). Serafina is an Italian pizza and pasta concept restaurant started by Vittorio Assaf and Fabio Granato in 1995. Since the opening of the original location in New York City. Serafina has expanded into three continents, with dozens of restaurants in the United States and around the world. The Serafina location at the Vertex HQ Property opened in June 2022 and provides diners with an extended menu and large dining space with floor-to-ceiling windows, an outdoor patio, and dedicated pizza kitchen and bar. The leasing entity for Serafina is 11 Fan Pier Restaurant, LLC. Serafina has a lease expiration date of June 30, 2032 and has two, 5-year extension options.

The following table presents a summary regarding the major tenants at the Vertex HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Vertex Pharmaceuticals Incorporated	NR/NR/NR	1,082,417	95.4%	$77,971,013	96.7%	$72.03	6/30/2044	2 x 10 yr	N
Bright Horizons Children's Centers LLC	NR/NR/NR	12,665	1.1%	$823,225	1.0%	$65.00	5/31/2035	2 x 5 yr	N
11 Fan Pier Restaurant, LLC (dba Serafina)	NR/NR/NR	8,747	0.8%	$349,880	0.4%	$40.00	6/30/2032	2 x 5 yr	N
Pier 50, LLC (dba Committee)	NR/NR/NR	7,404	0.7%	$457,444	0.6%	$61.78	5/31/2035	1 x 5 yr	N
Subtotal/Wtd. Avg.		1,111,233	98.0%	$79,601,562	98.8%	$71.63

Other Tenants		18,710	1.6%	$1,000,599	1.2%	$53.48
Occupied Subtotal/Wtd. Avg.		1,129,943	99.6%	$80,602,161	100.0%	$71.33

Vacant Space		4,536	0.4%
Total/Wtd. Avg.		1,134,479	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to the lease rollover at the Vertex HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	3	9,580	0.8%	0.8%	$369,666	0.5%	0.5%	$38.59
2030(3)	1	2,651	0.2%	1.0%	$280,688	0.3%	0.8%	$105.88
2031	1	4,200	0.4%	1.4%	$204,708	0.3%	1.1%	$48.74
2032	1	8,747	0.8%	2.2%	$349,880	0.4%	1.5%	$40.00
2033	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2034	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2035	3	22,348	2.0%	4.2%	$1,426,206	1.8%	3.3%	$63.82
2036 & Thereafter	1	1,082,417	95.4%	99.6%	$77,971,013	96.7%	100.0%	$72.03
Vacant	0	4,536	0.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	10	1,134,479	100.0%		$80,602,161	100.0%		$71.33(4)

(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The maturity date of the Vertex HQ Whole Loan is September 1, 2030.
(4)	Excludes vacant SF.

The Market. The Vertex HQ Property is located in the Seaport district of Boston, Massachusetts. The Seaport district is emerging as a location for lab projects, benefiting from tenant spillover from supply-constrained Cambridge and Back Bay, plus demand for modern, well-located research and development space. The Seaport district has a diverse array of nearly 100 restaurants and has access to Boston’s major transportation systems, including I-90, the silver line (MBTA), Boston Logan Airport, and South Station.

According to a third-party market research report, as of the first quarter of 2025, the vacancy rate in the Boston life science market was 22.8%, with average asking rents of $94.13 PSF triple net and an inventory of approximately 16,306,769 square feet. According to a third-party market research report, as of the first quarter of 2025, the Seaport life science submarket had a vacancy rate of 33.0%, with average asking rents of $93.40 PSF triple net and an inventory of approximately 5,785,901 square feet. According to the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Vertex HQ Property was 36,107, 349,249, and 899,212, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,494, $158,395, and $146,651, respectively.

The following table presents recent leasing data at comparable lab/office properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Vertex	1,082,417	Aug. 2024	19.9	$72.03	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	88,153	Jan. 2028	9.8	$115.00	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	84,324	Jul. 2028	5.0	$110.00	NNN
100-700 Technology Square Cambridge, MA	1964 / 2001	1,660,578	Intellia Therapeutics	147,000	Jul. 2025	13.4	$108.00	NNN
100 Cambridgeside Place Cambridge, MA	1985 / 2023	163,000	Smartlabs, Inc.	163,000	Sep. 2024	15.0	$135.00	NNN
441 Morgan Avenue Cambridge, MA	2024 / NAP	375,000	Astellas Pharma	63,000	Jul. 2024	11.0	$106.00	NNN
585 Third Street Cambridge, MA	2026 / NAP	605,000	Takeda Pharmaceuticals	605,000	Mar. 2026	15.0	$135.00	NNN
Confidential Boston, MA	1958 / 2019	705,465	Confidential	58,063	May 2024	10.0	$87.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

The following table presents recent leasing data at comparable retail properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Pier 50, LLC (dba Committee)(2) Starbucks Corporation	6,704 2,089	Jul. 2024 Sep. 2024	10.9 5.0	$64.58 $78.54	NNN NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	12,310	Nov. 2024	15.0	$95.00	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	15,978	May 2024	10.0	$81.32	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	1,714	Nov. 2023	7.0	$110.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Pure Glow Tanning LLC	1,221	Apr. 2024	10.0	$105.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Circle Furniture	5,966	Mar. 2022	10.0	$60.00	NNN
30 Thompson Place Boston, MA	1900 / 2010	56,000	Lineage Brands, LLC	5,731	Dec. 2023	10.0	$85.00	NNN
1 Marina Park Drive Boston, MA	2009 / NAP	500,000	Empire	13,839	Sep. 2023	10.0	$61.50	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.
(2)	Pier 50, LLC (dba Committee) also leases 700 square feet of storage space. The information presented in the table above excludes this storage space, other than Size (SF).

The following table presents information relating to the appraisal’s market rent conclusion for the Vertex HQ Property:

Market Rent Summary
Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Life Science	$90.00	126	3.0% per annum	$150.00	$75.00
Retail	$65.00	120	3.0% per annum	$50.00	$12.11(1)
Daycare	$50.00	120	3.0% per annum	$30.00	$10.00
Storage	$25.00	120	$0.00 per annum	$0.00	$0.00
Charity/Public	$0.00	120	$0.00 per annum	$0.00	$0.00
Bank	$100.00	120	3.0% per annum	$50.00	$15.00
Starbucks	$75.00	120	3.0% per annum	$50.00	$15.00

Source: Appraisals, unless otherwise indicated.

(1)	Represents the weighted average between the 11 Fan Pier Boulevard building ($10.00) and the 50 Northern Avenue building ($15.00).

Appraisal. The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvements and $58 million in upfront free rent held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025.

Environmental Matters. According to a Phase I environmental report dated June 16, 2025, there was no evidence of any recognized environmental conditions at the Vertex HQ Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Vertex HQ Property:

Cash Flow Analysis
	2021	2022	2023(1)	2024(1)	5/31/2025 TTM(2)	UW(2)	UW PSF
Gross Potential Rent(2)	$74,371,640	$75,078,971	$75,516,734	$80,906,848	$81,138,181	$95,819,110	$84.46
Other Income	$3,714,039	$4,023,874	$4,192,426	$4,186,002	$4,236,981	$4,192,427	$3.70
Recoveries	$26,659,132	$28,255,759	$29,963,764	$30,217,931	$29,986,255	$31,202,684	$27.50
Free Rent	$0	$0	$0	($19,439,403)	($19,481,761)	$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($6,560,711)	($5.78)
Effective Gross Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656	$124,653,510	$109.88

Real Estate Taxes	$21,692,441	$23,093,856	$24,258,466	$24,814,654	$24,481,889	$25,975,029	$22.90
Insurance	$1,272,128	$1,307,149	$1,421,006	$1,591,309	$1,572,855	$1,656,901	$1.46
Other Expenses	$6,021,366	$6,366,571	$6,788,313	$6,393,353	$6,706,678	$4,815,926	$4.25
Total Expenses	$28,985,935	$30,767,576	$32,467,786	$32,799,316	$32,761,422	$32,447,856	$28.60

Net Operating Income	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234	$92,205,654	$81.28
Capital Expenditures	$0	$0	$0	$0	$0	$283,620	$0.25
TI/LCs	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234	$91,922,034	$81.03

Occupancy %(4)	99.9%	99.9%	99.9%	99.6%	99.6%	95.0%
NOI DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x	3.30x
NCF DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x	3.29x
NOI Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%	16.5%
NCF Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%	16.4%

(1)	The decrease from 2023 NOI to 2024 NOI is due to free rent provided in connection with the extension of the Vertex lease.
(2)	The increase in 5/31/2025 TTM Net Operating Income and UW Net Operating Income is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property and the inclusion of credit tenant rent which assumes straightlined rent for the first ten years of the Vertex lease.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps through July 1, 2026 totaling $28,474, and credit tenant rent of $14,720,942.
(4)	5/31/2025 TTM Occupancy % represents physical occupancy based on the underwritten rent roll dated July 1, 2025. UW Occupancy % represents economic occupancy.
(5)	DSCRs and Debt Yields are based on the Vertex HQ Senior Notes and exclude the Vertex HQ Junior Notes. The UW NOI Debt Yield and UW NCF DSCR for the Vertex HQ Whole Loan are 9.2% and 1.62x, respectively.

Escrows and Reserves.

Real Estate Tax Escrows – Real estate tax reserves are waived except during a Trigger Period (as defined below). During a Trigger Period, the borrower is required to deposit monthly 1/12th of the amount estimated by the lender to be sufficient to pay the real estate taxes payable by the borrower during the next ensuing 12 months.

Insurance Escrows – Insurance reserves are waived except during a Trigger Period. During a Trigger Period, at the option of the lender, if the liability or casualty policy maintained by the borrower covering the Vertex HQ Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate insurance policy, the borrower is required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrower for the renewal of the coverage afforded by the insurance policies upon the expiration thereof.

Vertex TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $173,530,598 into a reserve for tenant improvements that are required to be performed or funded during the term of the Vertex HQ Whole Loan in connection with the Vertex lease.

Vertex Free Rent Reserve - On the loan origination date, the borrower was required to make an upfront deposit of $58,450,518 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to Vertex.

Vertex Parking Garage Credit Reserve – On the loan origination date, the borrower was required to deposit approximately $1,402,908 into a reserve for parking garage credits provided under the Vertex lease.

Lockbox and Cash Management.

The Vertex HQ Whole Loan is structured with a hard lockbox and springing cash management. The Vertex HQ Whole Loan documents require the borrower to immediately deposit, or cause to be deposited, all rents and other revenues derived from the Vertex HQ Property and received by the borrower or the property manager into a restricted account (the “Lockbox Account”) for the benefit of the lender. In addition, within five business days of the origination date, the borrower was required to direct all tenants to deposit rents directly into the Lockbox Account. Upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds in the Lockbox Account are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists, in which case such funds are required to be transferred not less than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

two times per week to the cash management account. Provided no event of default is continuing under the Vertex HQ Whole Loan, on each payment date during a Trigger Period, funds on deposit in the cash management account are required to be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to pay operating expenses set forth in the annual budget (which during a Trigger Period must be reasonably approved by the lender) and lender-approved extraordinary expenses, (iii) to pay debt service on the Vertex HQ Whole Loan, and (iv) to deposit all remaining amounts in the cash management account (A) if no Trigger Period exists, to the Lockbox Account to be remitted to the borrower, and (B) if a Trigger Period exists, into an excess cash flow account to be held as additional collateral for the Vertex HQ Whole Loan during such Trigger Period. Provided no event of default exists, funds in the excess cash flow account must be disbursed by the lender to the borrower within five business days of written request to pay for (i) shortfalls in debt service, (ii) shortfalls in reserve deposits, (iii) voluntary principal prepayments, (iv) lender-approved operating expenses (including capital expenditures), (v) management fees, (vi) emergency repairs and/or life-safety items, (vii) leasing or other expenditures under leases existing at origination, (viii) vacant space preparation and marketing costs, (ix) any shortfall of net proceeds for restoration after a casualty or condemnation, (x) fees and costs due to the lender or its servicer; (xi) any required REIT distributions, (xii) lender-approved alterations; (xiii) legal, audit and accounting costs, other than legal fees to enforce the rights of the borrower or any affiliate, and (xiv) other items reasonably approved by the lender. In addition, funds deposited in the excess cash flow account may not exceed the Debt Yield Trigger Cure Prepayment Amount (as defined below), and any funds in excess of such amount must be disbursed to the Lockbox Account to be remitted to the borrower. In lieu of deposits to the excess cash flow account, so long as no event of default exists, the borrower has the right to cause the non-recourse carveout guarantor to deliver a guaranty of the amount that would have otherwise been deposited into the excess cash flow reserve under the loan documents, less the aggregate amount of excess cash flow that the borrower or an affiliate actually spends for the items listed in clauses (i) through (xiv) above, and capped at the Debt Yield Trigger Cure Prepayment Amount. An additional non-consolidation opinion will be required as a condition to delivery of such guaranty, if it causes the aggregate amount of all ancillary guarantees and letters of credit to equal or exceed 15% of the then outstanding principal balance of the Vertex HQ Whole Loan. Upon the termination of all Trigger Periods, all funds on deposit in the excess cash flow account must be returned to the borrower.

A “Trigger Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the Vertex HQ Whole Loan;

(ii) the debt yield of the Vertex HQ Whole Loan (and any mezzanine loan if a mezzanine loan is then outstanding) falling below 7.50% (the “Debt Yield Threshold”) for two consecutive calendar quarters; or

(iii) the occurrence of a Tenant Credit Event (as defined below); and

(B) expiring upon:

(i) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;

(ii) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, either (a) the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, (b) the date that borrower prepays the Vertex HQ Whole Loan in an amount sufficient to meet the Debt Yield Threshold (including payment of any applicable yield maintenance premium) (such amount, the “Debt Yield Trigger Cure Prepayment Amount”), or (c) the date that the borrower delivers cash or a letter of credit as additional collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the Vertex HQ Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold; or

(iii) regarding any Trigger Period commenced in connection with clause (A)(iii) above, the obligations of the tenant with respect to the relevant portion of the Vertex HQ Property are affirmed in bankruptcy, such tenant is open for business and in occupancy of the relevant portion of the Vertex HQ Property or such portion of the Vertex HQ Property is re-leased to a new tenant on terms and conditions reasonably approved by the lender.

“Tenant Credit Event” means (x) certain bankruptcy or insolvency events with respect to Vertex or (y) the space demised to Vertex as of the loan origination date is less than 80% leased at any time during the term of the Vertex HQ Whole Loan.

Subordinate Debt. The Vertex HQ Whole Loan also includes the Vertex HQ Junior Notes. Payments on the Vertex HQ Junior Notes are generally subordinate to payments on the Vertex HQ Senior Notes, provided that the Vertex HQ Junior Notes receive payments of interest prior to principal payments being made on the Vertex HQ Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Vertex HQ Whole Loan” in the prospectus.

Vertex HQ Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Vertex HQ Senior Notes	$558,800,000	4.93554000000000%	60	0	60	3.29x	16.5%	34.0%
Vertex HQ Junior Notes	$441,200,000	6.43191708975521%	60	0	60	1.62x	9.2%	60.8%
Total/Weighted Average	$1,000,000,000	5.59574157200000%

Mezzanine Loan and Preferred Equity. The borrower has a one-time right after the earlier of (i) December 4, 2025 and (ii) the securitization of the entire Vertex HQ Whole Loan to cause a mezzanine borrower or borrowers that own the limited liability interests in the borrower to incur additional indebtedness in the form of one or more mezzanine loans secured by pledges of the direct or indirect equity interests in the borrower upon satisfaction of certain conditions, including but not limited to the Vertex HQ Whole Loan and the mezzanine loans must have an aggregate loan-to-value ratio of not more than 60.8%, and an aggregate debt yield of not less than 8.3%, and the mezzanine lender must enter into an intercreditor agreement with the lender that is reasonably acceptable to both lenders. No rating agency confirmation is required in connection with the mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$32,300,000
11 Fan Pier Boulevard and 50 Northern Avenue	Vertex HQ	Cut-off Date LTV:	34.0%
Boston, MA 02210		UW NCF DSCR:	3.29x
		UW NOI Debt Yield:	16.5%

Right of First Offer / Right of First Refusal. Vertex has a right of first offer to purchase either or both of the two buildings comprising the Vertex HQ Property.

Terrorism Insurance. The Vertex HQ Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Vertex HQ Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

ROSECRANS AVENUE
THE VITAMIN SHOPPE
Cafe Rio
Il Fornaio CUCINA ITALIANA
TRADER JOE'S
BARNES&NOBLE
REI co-op
OLD NAVY
REI co-op
N
Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Mortgage Loan No. 9 – Manhattan Gateway Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):		NR/NR/NR		Location:	Manhattan Beach, CA 90266
Original Balance(1):		$31,500,000		General Property Type:	Retail
Cut-off Date Balance(1):		$31,500,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		5.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1999/2007
Borrower Sponsors:		Robert Comstock, Daniel Crosser		Size:	82,000 SF
		and Daniel Romano		Cut-off Date Balance PSF(1):	$384
Guarantors:		Robert Comstock, Daniel Crosser		Maturity Date Balance PSF(1):	$384
		and Daniel Romano		Property Manager:	Comstock Crosser & Associates
Mortgage Rate:		6.9270%			Development Company, Inc.
Note Date:		7/17/2025			(borrower-related)
Maturity Date:		8/11/2030
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$2,768,776
Seasoning:		2 months		UW NCF:	$2,713,805
Prepayment Provisions(2):		L(26),D(29),O(5)		UW NOI Debt Yield(1):	9.4%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NCF Debt Yield(1):	9.2%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity(1):	9.4%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.23x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$3,171,702 (5/31/2025 TTM)
Reserves(3)				2nd Most Recent NOI:	$3,078,584 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,054,128 (12/31/2023)
RE Taxes:	$206,122	$29,446	NAP	Most Recent Occupancy:	100.0% (7/11/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Replacement Reserve:	$0	$1,164	$41,904	3rd Most Recent Occupancy:	100.0% (12/31/2023)
TI/LC Reserve:	$0	$3,417	NAP	Appraised Value (as of):	$53,000,000 (5/20/2025)
Economic Holdback Reserve:	$2,150,000	$0	NAP	Appraised Value PSF:	$646
Existing TI/LC Reserve Funds:	$35,000	$0	NAP	Cut-off Date LTV Ratio(1):	55.4%
Environmental Remediation Reserve(4):	$11,067,298	$0	NAP	Maturity Date LTV Ratio(1):	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,500,000	100.0%	Loan Payoff:	$28,468,672	90.4%
			Upfront Reserves(4):	$2,391,122	7.6%
			Closing Costs:	$504,424	1.6%
			Return of Equity:	$135,782	0.4%
Total Sources:	$31,500,000	100.0%	Total Uses:	$31,500,000	100.0%
(1)	The Manhattan Gateway Shopping Center Mortgage Loan (as defined below) includes $2,150,000 that was funded into an economic holdback reserve the release of funds from which is contingent upon new leasing at the Manhattan Gateway Shopping Center Property (as defined below) and achieving a net cash flow debt yield greater than 9.00% based on the gross loan amount of $31,500,000. The underwriting and financial information presented above is net of the $2,150,000 economic holdback reserve amount. The UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio including such economic holdback reserve amount are 8.8%, 8.6%, 8.8%, 59.4% and 59.4%, respectively.
(2)	If all of the economic holdback reserve funds have not been disbursed to the borrower on or before the monthly payment date occurring in August 2027, on the monthly payment date occurring in September 2027, (i) provided no event of default is continuing, the lender will release to the borrower economic holdback reserve funds up to an amount such that after giving effect to such release, the net cash flow debt yield would continue to be equal to or greater than 9.00%, (ii) the lender will apply any remaining economic holdback reserve funds to the prepayment of the Manhattan Gateway Shopping Center Mortgage Loan, and (iii) the borrower will pay to the lender the accompanying yield maintenance premium equal to 1.00% of the then outstanding principal balance due in connection with such prepayment.
(3)	See “Escrows and Reserves” below.
(4)	The Manhattan Gateway Shopping Center Mortgage Loan documents require an environmental remediation reserve of $11,067,298 with respect to an existing environmental concern related to impacted ground water as further described in “Environmental Matters” below. The borrower obtained $11,067,298 through settlements with its primary insurance carriers with respect to claims related to such environmental issues and the borrower has deposited such amount in the environmental remediation reserve. Funds in the environmental remediation reserve will be released to reimburse the borrower for remediation expenses as incurred.

The Mortgage Loan. The ninth largest mortgage loan (the “Manhattan Gateway Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,500,000 and secured by the fee interest in an 82,000 SF grocery anchored retail property located in Manhattan Beach, California (the “Manhattan Gateway Shopping Center Property”).

The Borrower and the Borrower Sponsors. The borrower is 1800 Rosecrans Partners, LLC, a California limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Manhattan Gateway Shopping Center Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Robert Comstock, Daniel Crosser and Daniel Romano.

Robert Comstock is the owner of Comstock Homes, a commercial and residential development company, founded in 1979.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

Daniel Crosser is a private real estate investor with over 50 years of real estate experience. Daniel Crosser functioned as a partner and an officer with Comstock, Crosser and Associates Development Company (“CCA”) until the end of 2013, at which time he retired from the firm. In that capacity, he was primarily responsible for the analysis, development oversight, leasing and participating in the management of all of the retail projects undertaken by the company. His continued involvement consists primarily of the review and oversight of leasing activities for the two retail projects remaining in the CCA portfolio, Huntington Park and Manhattan Gateway (of which the Manhattan Gateway Shopping Center Property forms a part).

Daniel Romano has practiced environmental law for over 30 years and is responsible for overseeing environmental matters related to the Manhattan Gateway Shopping Center Property.

The Property. The Manhattan Gateway Shopping Center Property is an 82,000 SF grocery anchored shopping center located in Manhattan Beach, California, approximately 18.6 miles southwest of Downtown Los Angeles. Situated on an approximately 7.14-acre site, the Manhattan Gateway Shopping Center Property was originally developed by the borrower sponsors in 1999 and renovated in 2007, and is comprised of one primary multi-tenant building, a freestanding pad restaurant building and a two-tenant pad shop building. The Manhattan Gateway Shopping Center Property has been anchored by Trader Joe’s, Barnes & Noble and Old Navy (collectively, 70.7% of the NRA) since its original construction in 1999. The two-tenant pad retail building is occupied by Vitamin Shoppe and Café Rio and the freestanding restaurant building is occupied by IL Fornaio. The Manhattan Gateway Shopping Center Property is part of a larger retail center totaling approximately 107,000 SF and is shadow anchored by REI (Recreational Equipment Inc.) (“REI”), which owns and occupies a 25,000 SF building on its own parcel within the retail center (not part of the collateral for the Manhattan Gateway Shopping Center Mortgage Loan). REI Resupply, REI’s used gear business, occupies 10,000 SF (12.2% of the NRA) and is part of the collateral for the Manhattan Gateway Shopping Center Mortgage Loan. The Manhattan Gateway Shopping Center Property features 564 surface parking spaces resulting, in a parking ratio of approximately 6.9 spaces per 1,000 SF. The Manhattan Gateway Shopping Center Property has averaged 100.0% occupancy over the last 20 years and, as of July 11, 2025, the Manhattan Gateway Shopping Center Property was 100.0% occupied by seven tenants.

Major Tenants.

Old Navy (25,000 SF; 30.5% of NRA; 31.0% of UW rent). Old Navy is an apparel retail company and a subsidiary of The Gap, Incorporated. Old Navy opened their first store in 1994 and operates over 1,200 locations across the United States and specializes in selling apparel, accessories and personal care products for men, women and children. Old Navy has been a tenant at the Manhattan Gateway Shopping Center Property since 1999 and has a lease expiring in September 2029, with no renewal or termination options. As of December 2024, the tenant reported annual sales of $7,657,037 and an occupancy cost of 16.0%.

Barnes & Noble (23,000 SF; 28.0% of NRA; 19.3% of UW rent). Founded in 1986, Barnes & Noble is a retail bookseller that operates over 600 locations across 50 states. Barnes & Noble has been a tenant at the Manhattan Gateway Shopping Center Property since 1999 and has a lease expiring in January 2030, with no renewal or termination options. As of December 2024, the tenant reported annual sales of $6,225,484 and an occupancy cost of 13.4%.

Trader Joe’s (10,000 SF; 12.2% of NRA; 16.4% of UW rent). Founded in Pasadena, California in 1967, Trader Joe’s is an American privately held chain of specialty grocery stores headquartered in Monrovia, California. Trader Joe’s operates over 600 locations across 41 states and Washington, D.C. Trader Joe’s has been a tenant since 1999 and has a lease expiring in December 2034, with no termination options and two, five-year renewal options.

The following table presents certain information relating to the tenancy at the Manhattan Gateway Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							2024 Sales $	2024 Sales PSF	Occ Cost %(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Old Navy	NR/Ba2/BB	25,000	30.5%	$1,000,000	31.0%	$40.00	$7,657,049	$306	16.0%	9/30/2029	-	N
Barnes & Noble	NR/NR/NR	23,000	28.0%	$624,450	19.3%	$27.15	$6,225,484	$271	13.4%	1/31/2030	-	N
Trader Joe's	NR/NR/NR	10,000	12.2%	$530,000	16.4%	$53.00	NAV	NAV	NAV	12/31/2034	2 x 5 years	N
REI Resupply(4)	NR/NR/NR	10,000	12.2%	$477,544	14.8%	$47.75	NAV	NAV	NAV	6/30/2027	1 x 3 years	N
Vitamin Shoppe	NR/NR/NR	3,800	4.6%	$315,400	9.8%	$83.00	NAV	NAV	NAV	5/31/2035	-	N
Major Tenant Subtotal/Wtd. Avg.		71,800	87.6%	$2,947,394	91.3%	$41.05

Non-Major Tenants		10,200	12.4%	$282,138	8.7%	$27.66
Total/Wtd. Avg.		82,000	100.0%	$3,229,532	100.0%	$39.38
(1)	Based on the underwritten rent roll dated July 11, 2025.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Occupancy Cost is based on underwritten base rent and reimbursements divided by most recent reported sales.
(4)	REI Resupply occupies 10,000 SF and is part of the collateral for the Manhattan Gateway Shopping Center Mortgage Loan. Additionally, REI owns and occupies a 25,000 SF building on its own parcel within the retail center and is not part of the collateral for the Manhattan Gateway Shopping Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

The following table presents a summary of sales and occupancy costs for the Manhattan Gateway Shopping Center Property.

Tenant Sales(1)(2)
	2022 Sales	2022 Sales (PSF)	2023 Sales	2023 Sales (PSF)	2024 Sales	2024 Sales (PSF)	Occupancy Cost(3)
Barnes & Noble	$6,108,151	$266	$6,483,757	$282	$6,225,484	$271	13.4%
Old Navy	$7,182,563	$287	$7,268,037	$291	$7,657,049	$306	16.0%
IL Fornaio	$3,475,455	$993	$3,576,972	$1,022	$3,306,301	$945	3.0%
Café RIO Inc.	$3,020,954	$1,373	$3,017,910	$1,372	$2,837,110	$1,290	7.5%
(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table are not required to report sales.
(3)	Occupancy Cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

The following table presents certain information relating to the lease rollover schedule at the Manhattan Gateway Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	8,000	9.8%	9.8%	$100,000	3.1%	3.1%	$12.50
2027	1	10,000	12.2%	22.0%	$477,544	14.8%	17.9%	$47.75
2028	0	0	0.0%	22.0%	$0	0.0%	17.9%	$0.00
2029	1	25,000	30.5%	52.4%	$1,000,000	31.0%	48.8%	$40.00
2030	1	23,000	28.0%	80.5%	$624,450	19.3%	68.2%	$27.15
2031	0	0	0.0%	80.5%	$0	0.0%	68.2%	$0.00
2032	0	0	0.0%	80.5%	$0	0.0%	68.2%	$0.00
2033	0	0	0.0%	80.5%	$0	0.0%	68.2%	$0.00
2034	1	10,000	12.2%	92.7%	$530,000	16.4%	84.6%	$53.00
2035 & Thereafter	2	6,000	7.3%	100.0%	$497,538	15.4%	100.0%	$82.92
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	82,000	100.0%		$3,229,532	100.0%		$39.38
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the Lease Rollover Schedule.

The Market. The Manhattan Gateway Shopping Center Property is located in Manhattan Beach, California, approximately 18.6 miles southwest of Downtown Los Angeles and approximately 4.4 miles south of Los Angeles International Airport (LAX). Manhattan Beach is served by San Diego Freeway (interstate 405) in the north/south direction between the north end of the San Fernando Valley and central Orange County and the Century Freeway (Interstate 105) in the east/west direction between Los Angeles International Airport and the Mid-Cities area of Los Angeles County. Major employers in the area include Northrop Grumman Systems Corp, Skechers USA, Inc. and Kinecta Federal Credit Union.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 10,767, 241,700 and 519,869, respectively, and the average household income within the same radii was $216,372, $160,698 and $145,590, respectively.

According to the appraisal, the Manhattan Gateway Shopping Center Property is located within the Beach Cities/Palos Verdes (South Bay) submarket of Los Angeles - CA USA retail market. As of the first quarter of 2025, the submarket reported total inventory of approximately 10.8 million SF, with a 4.7% vacancy rate and average asking rent of $39.80 PSF. The appraiser concluded to market rents for the Manhattan Gateway Shopping Center Property ranging from $42.00 PSF for spaces with greater than 10k SF, to $78.00 for spaces with less than 5k SF (see table below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Manhattan Gateway Shopping Center Property:

Market Rent Summary
	<5k SF	5-10k SF	10k+ SF
Market Rent (PSF)	$78.00	$60.00	$42.00
Lease Term (Years)	10	10	10
Lease Type	NNN	NNN	NNN
(Reimbursements)
Tenant Improvements New (PSF)	$25.00	$15.00	$15.00
Rent Increase Projection	3.00%/Yr	3.00%/Yr	3.00%/Yr

Source: Appraisal.

The table below presents certain information relating to comparable sales pertaining to the Manhattan Gateway Shopping Center Property identified by the appraisal:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Manhattan Gateway Shopping Center(2) Manhattan Beach, CA	1999 / 2007	82,000	-	-	-	-	-	-
Target-Anchored Shopping Center Manhattan Beach, CA	1965 / NAP	136,530	Wild Fork	6,453	Jan-2022	120	$85.00	NNN
The Works El Segundo, CA	2007 / NAP	61,755	Confidential	1,927	Jan-2024	60	$60.00	NNN
South Bay Marketplace Redondo Beach, CA	2011 / NAP	116,943	Scolinos Optometry	1,336	Jun-2023	120	$60.00	NNN
Long Beach Marketplace Long Beach, CA	1976 / NAV	223,763	Cellevate	2,709	Aug-2023	120	$48.60	NNN
Shops at Sportsmen's Lodge Studio City, CA	2019 / NAP	94,499	Zadig & Voltaire	775	Aug-2023	120	$95.00	NNN
Encino Marketplace Encino, CA	1994 / NAP	93,388	Modern Animal	4,295	Dec-2024	120	$64.03	NNN
(1)	Source: Appraisal.
(2)	Source: Underwritten Rent Roll.

Appraisal. The appraisal concluded to an “as-is” value for the Manhattan Gateway Shopping Center Property of $53,000,000 as of May 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 19, 2025, there was evidence of a recognized environmental condition (REC) associated with the Manhattan Gateway Shopping Center Property’s use for aerospace manufacturing operations between 1955 and 1989 and related to on-site soil and on-site/off-site groundwater impacts. The Los Angeles Regional Water Quality Control Board (“RWQCB”) has identified the Manhattan Gateway Shopping Center Property as a cleanup program site with open remediation. Property investigations identified elevated levels of volatile organic compounds (“VOC’s”), including tetrachloroethylene (PCE) and trichloroethylene (TCE) and hexavalent chromium (CrVI). Remediation activities have included excavating impacted soils, pumping and treating groundwater, extracting soil vapor and injecting groundwater with calcium polysulfide (CPS) for CrVI and emulsified vegetable oil (EVO’s) for VOC’s in onsite and offsite groundwater monitoring wells. The remediation also involves a removal action plan for a deep source of dense non-aqueous phase liquid. The borrower obtained approximately $11.1 million through insurance settlements of claims related to deep source contamination, which funds are held by the lender in an environmental remediation reserve. The remediation consultant developed a removal action plan that was approved by the RWQCB in May 2025, and estimated the remaining cost of environmental monitoring and remediation at approximately $4.7 million. Funds in the environmental remediation reserve will be released to reimburse the borrower for remediation expenses as incurred. The Manhattan Gateway Shopping Center Mortgage Loan documents provide that, in the event of a claim against the borrower or guarantors pursuant to the environmental indemnity, the indemnitors may require the lender either to use funds in the environmental remediation reserve or pursue a claim under an available environmental insurance policy. If an environmental insurance provider does not accept coverage or does not engage attorneys or consultants appropriate to the claim within 90 days of the indemnitors’ submission, or if the indemnitors fail to make a timely submission to the environmental insurer, the lender may pursue the indemnitors directly. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Manhattan Gateway Shopping Center Property:

Cash Flow Analysis
	2022	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent	$3,185,373	$3,168,953	$3,162,043	$3,222,045	$3,229,532	$39.38
Other Income	$26,469	$29,070	$29,168	$29,201	$0.00	$0.00
Total Recoveries	$592,116	$669,544	$774,680	$790,163	$704,316	$8.59
Net Rental Income	$3,803,958	$3,867,568	$3,965,891	$4,041,409	$3,933,848	$47.97
(Vacancy & Credit Loss)(1)	$0	$0	$0	$0	$161,477	$1.97
Effective Gross Income	$3,803,958	$3,867,568	$3,965,891	$4,041,409	$3,772,372	$46.00

Real Estate Taxes	$273,958	$312,302	$327,591	$335,036	$381,906	$4.66
Insurance	$71,719	$95,586	$101,564	$104,534	$107,719	$1.31
Management Fee	$118,718	$115,572	$122,972	$124,192	$113,171	$1.38
Other Operating Expenses	$304,131	$289,980	$335,179	$305,946	$400,800	$4.89
Total Operating Expenses	$768,526	$813,440	$887,307	$869,707	$1,003,596	$12.24

Net Operating Income(2)	$3,035,432	$3,054,128	$3,078,584	$3,171,702	$2,768,776	$33.77
Replacement Reserves	$0	$0	$0	$0	$13,971	$0.17
TI/LC	$0	$0	$0	$0	$41,000	$0.50
Net Cash Flow	$3,035,432	$3,054,128	$3,078,584	$3,171,702	$2,713,805	$33.10

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(1)
NOI DSCR	1.37x	1.38x	1.39x	1.43x	1.25x
NCF DSCR	1.37x	1.38x	1.39x	1.43x	1.23x
NOI Debt Yield(3)	10.3%	10.4%	10.5%	10.8%	9.4%
NCF Debt Yield(3)	10.3%	10.4%	10.5%	10.8%	9.2%

(1)	Vacancy & Credit Loss is underwritten at market vacancy of 5.0% and the UW Occupancy % represents the in-place economic occupancy. The Manhattan Gateway Shopping Center Property was 100.0% occupied as of July 11, 2025.
(2)	The overall decrease in Net Operating Income between 5/31/2025 TTM and UW is primarily due to Vacancy & Credit Loss being underwritten at market vacancy of 5.0% and an overall increase in Other Operating Expenses primarily attributable to an approximately $41,125 increase in general and administrative expenses and an approximately $60,592 increase in repairs and maintenance expenses.
(3)	NOI Debt Yield and NCF Debt Yield are calculated net of the $2,150,000 economic holdback reserve amount. The UW NOI Debt Yield, and UW NCF Debt Yield including such economic holdback reserve amount are 8.8% and 8.6%, respectively.

Escrows and Reserves.

Real Estate Taxes – The Manhattan Gateway Shopping Center Mortgage Loan documents require an upfront deposit of $206,122 and ongoing monthly deposits of $29,446 for real estate taxes.

Insurance – The Manhattan Gateway Shopping Center Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Manhattan Gateway Shopping Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Manhattan Gateway Shopping Center Mortgage Loan documents require ongoing monthly replacement reserve deposits of $1,164, capped at $41,904.

TI/LC Reserve – The Manhattan Gateway Shopping Center Mortgage Loan documents require ongoing monthly deposits of $3,417 for tenant improvements and leasing commissions.

Existing TI/LC Obligations – The Manhattan Gateway Shopping Center Mortgage Loan documents require an upfront deposit of $35,000 for outstanding tenant improvements and leasing commissions related to seven tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

Environmental Remediation Reserve – The Manhattan Gateway Shopping Center Mortgage Loan documents require an upfront deposit of approximately $11,067,298 for payments of (i) environmental remediations costs, (ii) premiums for environmental insurance policies, and (iii) payment of legal fees for environmental insurance coverage and potential claims.

Economic Holdback Reserve – The Manhattan Gateway Shopping Center Mortgage Loan documents require an upfront deposit of $2,150,000 as additional collateral for the performance of the borrower; provided that the borrower may request the lender for release of funds from the reserve, up to four times during the term of the loan but not more than once in any calendar quarter, provided that the borrower has executed a new lease with respect to the space which is currently leased to IL Fornaio with a lease expiration date of March 31, 2026, unless the borrower terminates its lease sooner by providing a 45 day notice on or after October 1, 2025, and such tenant has taken occupancy, commenced paying full unabated rent and provided a clean estoppel indicating minimum base rent of $96.00 per SF per year for at least 3,000 SF or more, and (i) no event of default is continuing, and (ii) the net cash flow debt yield is greater than or equal to 9.00%. Notwithstanding the foregoing, if all of the economic holdback reserve funds have not been disbursed to the borrower on or before the monthly payment date occurring in August 2027, then on the monthly payment date occurring in September 2027, (i) provided no event of default is continuing, the lender will release to the borrower the economic holdback reserve funds up to an amount such that after giving effect to such release, the net cash flow debt yield would continue to be equal to or greater than 9.00%, (ii) the lender will apply any remaining economic holdback reserve funds to the prepayment of the Manhattan Gateway Shopping Center Mortgage Loan, and (iii) the borrower will pay to the lender the accompanying yield maintenance premium due in connection with such prepayment.

Lockbox and Cash Management. The Manhattan Gateway Shopping Center Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. If a Cash Trap Event Period (as defined below) is not in effect, the Manhattan Gateway Shopping Center Mortgage Loan documents require that the borrower deposits all rents into the lockbox account within one business day of receipt and all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Manhattan Gateway Shopping Center Mortgage Loan documents. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x; or
(iii)	the commencement and continuance of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of the related event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.20x for two consecutive calendar quarters; or
●	with regard to clause (iii), the termination of all Major Tenant Event Periods.

A “Major Tenant Event Period” means the period commencing upon the date on which: (i) any Major Tenant (as defined below) provides written notice of its election not to extend its lease, or any Major Tenant fails to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease (or otherwise on terms and conditions acceptable to the lender), on or prior to the date that is the earlier of (A) six months prior to the then-scheduled expiration date of such lease and (B) the deadline to renew such lease, as set forth therein; (ii) any Major Tenant “goes dark,” vacates or otherwise fails to continuously occupy its entire Major Tenant space, or gives notice of its intent to commence any of the foregoing with a cancellation or termination date prior to the maturity date; (iii) any Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding; or (iv) any Major Tenant terminates or cancels its lease (or any Major Tenant’s lease otherwise fails or ceases to be in full force and effect), or gives notice of, or commences a legal proceeding asserting, any of the foregoing; (v) a monetary or material non-monetary default occurs (beyond any applicable notice and cure period) under any Major Tenant’s lease.

A Major Tenant Event Period will end upon the occurrence of any of the following:

●	with regard to clause (i) above, either (A) a Major Tenant Re-Tenanting Event (as defined below) has occurred or (B) the lender has received evidence in form and substance reasonably satisfactory to the lender that the applicable Major Tenant has extended the term of its lease, pursuant to the terms of such Major Tenant’s lease (or otherwise on terms and conditions acceptable to the lender) such evidence to include, without limitation, a tenant estoppel certificate from the applicable Major Tenant, in form and substance acceptable to the lender, confirming that all obligations of the borrower to such Major Tenant with respect to tenant improvements and leasing commissions have been satisfied in full and that such Major Tenant is then paying full, unabated rent pursuant to the terms thereof;
●	with regard to clause (ii) above, either (A) a Major Tenant Re-Tenanting Event has occurred or (B) the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant space and is open during customary hours for a period of two consecutive calendar quarters;
●	with regard to clause (iii) above, either (A) a Major Tenant Re-Tenanting Event has occurred or (B) the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are satisfactory to the lender;
●	with regard to clause (iv) above, either (A) a Major Tenant Re-Tenanting Event has occurred or (B) such Major Tenant (x) revokes any notification of any termination, cancellation or surrender of such Major Tenant’s lease and (y) delivers to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender; or
●	with regard to clause (v) above, either (A) a Major Tenant Re-Tenanting Event has occurred or (B) the subject default is cured, and no other default under the related lease occurs (in each case, beyond any applicable notice and cure period) for a period of two consecutive calendar quarters following such cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Retail – Anchored	Loan #9	Cut-off Date Balance:	$31,500,000
1800 Rosecrans Avenue	Manhattan Gateway Shopping Center	Cut-off Date LTV:	55.4%
Manhattan Beach, CA 90266		UW NCF DSCR:	1.23x
		UW NOI Debt Yield:	9.4%

A “Major Tenant” means the tenant commonly known as Old Navy and the tenant commonly known as Barnes & Noble, their respective successors and assigns, and any replacement tenant that enters into a lease for the Major Tenant space in accordance with the Manhattan Gateway Shopping Center Mortgage Loan documents.

“Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay same have been deposited on reserve with the lender), such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

Terrorism Insurance.  The Manhattan Gateway Shopping Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Manhattan Gateway Shopping Center Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Mortgage Loan No. 10 – The Campus at Lawson Lane

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	AA+/AAA/A3			Location:	Santa Clara, CA 95054
Original Balance(1):	$24,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$24,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsors:	Northridge Capital, LLC and			Size:	328,867 SF
	Kamco Investment Company			Cut-off Date Balance Per SF(1):	$213
Guarantors:	Northridge Capital, LLC and			Maturity Date Balance Per SF(1):	$213
	NCA Holdings, LLC			Property Manager:	Jones Lang LaSalle Americas, Inc.
Mortgage Rate:	5.3270%(2)
Note Date:	7/18/2025			Underwriting and Financial Information
Maturity Date:	8/1/2030			UW NOI:	$14,501,759
Term to Maturity:	60 months			UW NCF:	$14,435,985
Amortization Term:	0 months			UW NOI Debt Yield(1):	20.7%
IO Period:	60 months			UW NCF Debt Yield(1):	20.6%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	20.7%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF DSCR(1):	3.82x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$12,875,793 (12/31/2024)
Additional Debt Type(1):	Pari Passu / B Note			2nd Most Recent NOI:	$12,599,761 (12/31/2023)
Additional Debt Balance(1):	$45,500,000 / $70,000,000			3rd Most Recent NOI:	$12,541,837 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (10/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$224,600,000 (2/14/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$683
Replacement Reserve:	$0	Springing	$131,547	Cut-off Date LTV Ratio(1):	31.2%
TI/LC Reserve:	$0	Springing	$986,601	Maturity Date LTV Ratio(1):	31.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$70,000,000	40.4%	Loan Payoff:	$171,241,494	98.8%
Subordinate Loan Amount:	$70,000,000	40.4%	Closing Costs:	$2,081,412	1.2%
Borrower Equity:	$33,322,906	19.2%
Total Sources:	$173,322,906	100.0%	Total Uses:	$173,322,906	100.0%

(1)	The Campus at Lawson Lane Mortgage Loan (as defined below) is part of The Campus at Lawson Lane Whole Loan (as defined below), with an aggregate principal balance of $140,000,000 evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $70,000,000 (“The Campus at Lawson Lane Senior Notes”) and one junior promissory note with an original balance of $70,000,000 (“The Campus at Lawson Lane Junior Note”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Campus at Lawson Lane Senior Notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on The Campus at Lawson Lane Whole Loan is $426, $426, 10.4%, 10.3%, 10.4%, 1.44x, 62.3% and 62.3%, respectively.
(2)	5.3270% represents the per annum interest rate associated with The Campus at Lawson Lane Senior Notes. The interest rate per annum for The Campus at Lawson Lane Junior Note is 8.7500%.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The tenth largest mortgage loan (“The Campus at Lawson Lane Mortgage Loan”) is part of a whole loan (“The Campus at Lawson Lane Whole Loan”) with an aggregate principal balance of $140,000,000 evidenced by two pari passu The Campus at Lawson Lane Senior Notes and one The Campus at Lawson Lane Junior Note. The Campus at Lawson Lane Whole Loan is secured by the borrower’s fee interest in a suburban office asset in Santa Clara, California (“The Campus at Lawson Lane Property”). The Campus at Lawson Lane Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Goldman Sachs Bank USA (“GS Bank”), and CPPIB Credit Investments III Inc. (“CPPIB”, which originated only The Campus at Lawson Lane Junior Note) on July 18, 2025. The Campus at Lawson Lane Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $24,500,000. The Campus at Lawson Lane Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR16 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Campus at Lawson Lane Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The table below summarizes the promissory notes that comprise The Campus at Lawson Lane Whole Loan:

The Campus at Lawson Lane Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$45,500,000	$45,500,000	BANK5 2025-5YR16	No(1)
A-2	$24,500,000	$24,500,000	WFCM 2025-5C6	No
Senior Loan	$70,000,000	$70,000,000
B	$70,000,000	$70,000,000	CPPIB	Yes(1)
Whole Loan	$140,000,000	$140,000,000

(1)	Note B will be the controlling note unless a control appraisal period is continuing under the related co-lender agreement, in which case the controlling note will be note A-1 and the BANK5 2025-5YR16 securitization will be the controlling holder. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Campus at Lawson Lane Whole Loan” in the prospectus.

The Borrower and the Borrower Sponsors. The borrower for The Campus at Lawson Lane Whole Loan is Lawson Lane SPV, LLC, a single-purpose Delaware limited liability company, with two independent directors in its organizational structure. The borrower is 100% indirectly owned by GSS Ultimate Holdings (Northridge) IV, Inc., which in turn is owned by Bernard Angelo, Kevin Burns and Frank Bilotta, who are principals of a corporate services company that sets up and administers special purpose vehicles for securitizations and Shari’ah compliant financings. The borrower was formed in connection with structuring The Campus at Lawson Lane Whole Loan as a Shari’ah compliant mortgage loan. In order to facilitate a Shari’ah compliant structure, the borrower has master leased The Campus at Lawson Lane Property to Lawson Lane Master Tenant, LLC (“The Campus at Lawson Lane Master Tenant”). The Campus at Lawson Lane Master Tenant is 100% directly owned by Lawson Lane JV, LP, an entity in which the general partnership interest and indirectly 2.0% of the equity interest is owned by Lawson Lane Advisor, LLC (“The Campus at Lawson Lane JV”), an entity which is 50% indirectly owned by KAMCO Investment Company, K.S.C. (“KAMCO”) and 50% owned by Northridge Lawson Lane Investor, LLC, which in turn is 10% owned by, and controlled by, NCA Holdings, LLC. An entity indirectly owned by NCA Holdings, LLC is the managing member of The Campus at Lawson Lane JV. The borrower sponsors are Northridge Capital, LLC and KAMCO. The non-recourse carve-out guarantors are Northridge Capital, LLC and NCA Holdings, LLC (the 100% owner of Northridge Capital, LLC). Under certain circumstances a KAMCO affiliate has the right to buy out the interest of Northridge Capital, LLC and its affiliates in The Campus at Lawson Lane JV and take control of The Campus at Lawson Lane JV. Such a transfer is permitted under The Campus at Lawson Lane Whole Loan documents provided that upon such transfer KAMCO acts as or controls the replacement guarantor, controls The Campus at Lawson Lane JV and owns at least a 0.5% direct or indirect equity interest in The Campus at Lawson Lane Master Tenant.

Founded in 1997 in Washington DC, Northridge Capital, LLC is an independent, private investment advisor and asset manager that provides a high level of personalized service for its clients through a bifurcated “barbell” approach with a focus on income and development. Since its founding, Northridge Capital, LLC has invested in a total of 62 assets including legacy and new investments. Northridge Capital, LLC has expanded its activities to include operating as an independent, third-party investment advisor and asset manager on behalf of many American and Middle Eastern investors. The company has historically had a national geographic footprint with a focus on Washington, DC and the Southeast: Raleigh/Durham and Charlotte, North Carolina, Nashville, Tennessee, Atlanta, Georgia, Richmond, Virginia, Charleston, South Carolina and Central and Southeast Florida.

KAMCO is a publicly owned investment manager that provides wealth management, forward trading, access to initial public offerings, and advisory services to its clients. KAMCO is a regional non-banking financial institution headquartered in Kuwait with offices in key regional financial markets. Established in 1998 and listed on the Boursa Kuwait in 2003, KAMCO currently operates as an independently managed subsidiary of KIPCO Group. KAMCO established its United States real estate platform in 2016, focusing on a strategy targeting fully occupied properties leased on long-term contracts to reputable tenants. After the initial acquisition, KAMCO’s United States real estate portfolio grew to be comprised of office buildings located across gateway and secondary markets. KAMCO’s total assets under management have a combined gross lettable area of approximately 2.67 million SF.

The Property. The Campus at Lawson Lane Property is comprised of a fee interest in a 328,867 SF suburban office property on an approximately 8.8 acre-site in Santa Clara, California. Built in 2014, The Campus at Lawson Lane Property is comprised of two, five-floor office towers totaling 310,346 SF and a 18,521 SF amenity building with a parking garage. The Campus at Lawson Lane Property features over 1,021 parking spaces. Amenities at The Campus at Lawson Lane Property include a full-service cafeteria, gym facilities with daily fitness classes, and social activities for employees. The amenity building also serves the other surrounding buildings. The Campus at Lawson Lane Property is fully leased to software company ServiceNow, Inc. (“ServiceNow”), and serves as its headquarters. ServiceNow has occupied the building since 2015, and also leases surrounding office space, including 640,000 SF across the street and 130,000 SF one block away, with the tenant’s total lease agreements in place in the area aggregating over 1 million SF. The Campus at Lawson Lane Property’s buildings and the tenant’s surrounding leased space sit on an easily walkable campus.

Sole Tenant. ServiceNow (328,867 SF, 100.0 % of NRA, 100.0% of underwritten base rent). ServiceNow is an enterprise software company specializing in digital workflow automation and internet technology services management. The company seeks to enable organizations to streamline operations and enhance productivity. ServiceNow was founded in 2004 and has been headquartered at The Campus at Lawson Lane Property since 2015. ServiceNow also provides AI-driven solutions and ecosystems. ServiceNow has a lease expiration date of February 28, 2035, has three, five-year renewal options remaining, and no unilateral termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The following table presents a summary regarding the sole tenant at The Campus at Lawson Lane Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
ServiceNow	NR/A2/A	328,867	100.0%	$14,128,126	100.0%	$42.96	2/28/2035	3 x 5 yr	N
Occupied Subtotal/Wtd. Avg.		328,867	100.0%	$14,128,126	100.0%	$42.96

Vacant Space		0	0.0%
Total/Wtd. Avg.		328,867	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2025.

The following table presents certain information relating to the lease rollover at The Campus at Lawson Lane Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035 & Thereafter	1	328,867	100.0%	100.0%	$14,128,126	100.0%	100.0%	$42.96
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	328,867	100.0%		$14,128,126			$42.96

(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	The Campus at Lawson Lane Whole Loan matures on August 1, 2030.

The Market. The Campus at Lawson Lane Property is located in Santa Clara, California within the Central Santa Clara submarket of the San Jose office market. The city of Santa Clara is located approximately 45 miles southeast of San Francisco and three miles west of downtown San Jose. It is situated in the northern part of Santa Clara County, and occupies approximately 19.3 square miles. Santa Clara serves as the headquarters to electronics, telecommunications, computer, and semiconductor firms including Applied Materials, Hewlett-Packard, Intel, Nvidia, Oracle and Ericsson. The city is home to Santa Clara University, Mission College, California’s Great America Theme Park, and Levi’s Stadium, home of the NFL team San Francisco 49ers. Centrally located in the heart of Silicon Valley, Santa Clara’s growth and performance is driven by new residential, retail, and mixed-use developments such as Santa Clara Square and Related Santa Clara. The Campus at Lawson Lane Property is located next to the Whole Foods-anchored Santa Clara retail center (approximately 1.1 miles away), approximately 2.8 miles from the Lawrence Caltrain station, and approximately 3.8 miles from the San Jose International Airport. Santa Clara’s proximity to Stanford University (approximately 13.5 miles from The Campus at Lawson Lane Property), ranked number one in quantity of venture capital raised and startups produced, as well as other universities, presents a favorable draw for tenants.

According to the appraisal, as of the first quarter of 2025, the vacancy rate in the San Jose office market was approximately 15.5%, with average asking rents of $56.00 PSF and an inventory of approximately 148.0 million SF. According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Central Santa Clara submarket was approximately 7.2%, with average asking rents of $54.00 PSF and an inventory of approximately 8.6 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Campus at Lawson Lane Property was 7,754, 188,426 and 516,806, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,709, $222,793 and $217,259, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The following table presents recent leasing data at comparable office properties with respect to The Campus at Lawson Lane Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
The Campus at Lawson Lane Property (subject)(1) 2215, 2225 & 2235 Lawson Lane Santa Clara, CA	2014 / NAP	328,867	ServiceNow	328,867	Aug. 2015	19.6	$42.96	NNN
510 De Guigne 510 De Guigne Drive Sunnyvale, CA	1998 / NAP	75,093	Trimble Navigation, Ltd	75,093	Aug. 2025	6	$43.20	NNN
Oakmead Business Park 3325 Scott Boulevard Santa Clara, CA	2013 / NAP	153,932	Applied Materials	154,841	May 2025	8	$39.60	NNN
Santa Clara Gateway 5455 Great America Parkway Santa Clara, CA	2013 / NAP	150,570	Siemens	61,209	Aug. 2024	10	$42.00	NNN
Mission Technology Park 2451 Mission College Boulevard Santa Clara, CA	1983 / 2020	140,178	NVIDIA Corp.	140,178	Apr. 2023	10	$44.40	NNN
One Santana West 3155 Olsen Drive San Jose, CA	2022 / NAP	375,775	Price Waterhouse Coopers (PWC)	141,023	May 2024	15	$52.80	NNN
Great America Commons 4655 Great America Parkway Santa Clara, CA	2002 / NAP	306,855	San Francisco 49ers	52,677	Feb. 2024	11	$40.20	NNN
Santa Clara Square 2445-2625 Augustine Drive Santa Clara, CA	2016 / NAP	266,226	Cambridge Industries / CIG	61,457	Mar. 2023	7	$52.80	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 1, 2025, other than Year Built.

The following table presents information relating to the appraisal’s market rent conclusion for The Campus at Lawson Lane Property:

Market Rent Summary
	Market Rent	Escalations	Term (months)	Reimbursements	TI Allowance (PSF) (New/Renewal)	Leasing Commissions (New / Renewal)
Lawson Lane Space:	$45.00	3.0% per annum	130	Net	$100.00 / $40.00	$25.00 / $12.50

Appraisal. The appraisal concluded to an “As-Is” value for The Campus at Lawson Lane Property of $224,600,000 as of February 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2025, there was no evidence of any recognized environmental conditions at The Campus at Lawson Lane Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Campus at Lawson Lane Property:

Cash Flow Analysis
	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)(2)	$12,283,182	$12,464,059	$12,710,710	$15,390,153	$46.80
Reimbursements	$4,223,932	$4,298,986	$4,241,028	$3,778,111	$11.49
Other Income	$0	$0	$8	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($541,923)	($1.65)
Effective Gross Income	$16,507,115	$16,763,045	$16,951,745	$18,626,342	$56.64

Real Estate Taxes	$3,140,578	$3,382,889	$3,149,014	$2,926,996	$8.90
Insurance	$465,372	$456,220	$536,288	$309,549	$0.94
Other Operating Expenses	$359,328	$324,174	$390,650	$888,038	$2.70
Total Operating Expenses	$3,965,278	$4,163,284	$4,075,952	$4,124,583	$12.54

Net Operating Income(2)	$12,541,837	$12,599,761	$12,875,793	$14,501,759	$44.10
Replacement Reserves	$0	$0	$0	$65,773	$0.20
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$12,541,837	$12,599,761	$12,875,793	$14,435,985	$43.90

Occupancy (%)	100.0%	100.0%	100.0%(3)	96.5%(3)
NOI DSCR(4)	3.32x	3.33x	3.41x	3.84x
NCF DSCR(4)	3.32x	3.33x	3.41x	3.82x
NOI Debt Yield(4)	17.9%	18.0%	18.4%	20.7%
NCF Debt Yield(4)	17.9%	18.0%	18.4%	20.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated October 1, 2025 and includes rent steps underwritten through March 2026 totaling $157,856 and straight line rent underwritten for the average incremental cash flow generated by rent steps from the sole tenant (years 2-5) totaling $1,104,171.
(2)	The increase in Gross Potential Rent and Net Operating Income from 2024 to UW is primarily due to a rent increase in 2025, and the rent steps and straight line rent described in footnote (1).
(3)	UW Occupancy (%) represents economic occupancy. 2024 Occupancy (%) is based on the underwritten rent roll dated October 1, 2025.
(4)	Based on The Campus at Lawson Lane Senior Notes and exclude The Campus at Lawson Lane Junior Note. Including The Campus at Lawson Lane Junior Note, the UW NCF DSCR is 1.44x and the UW NOI Debt Yield is 10.4%.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Event Period (as defined below), The Campus at Lawson Lane Whole Loan documents require the borrower to make ongoing monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During the continuance of a Cash Sweep Event Period, The Campus at Lawson Lane Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve so long as (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and paid receipts for the payment of the insurance premiums at least 10 days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, The Campus at Lawson Lane Whole Loan documents require ongoing monthly deposits into a reserve for capital expenditures in an amount equal to approximately $5,481, provided that the obligation to make such deposits will be suspended at any time that the amount of funds in such reserve is at least approximately $131,547.

TI/LC Reserve – During the continuance of a Cash Sweep Event Period, The Campus at Lawson Lane Whole Loan documents require ongoing monthly deposits into a reserve for tenant improvements and leasing commissions in an amount equal to approximately $41,108, provided that the obligation to make such deposits will be suspended at any time that the amount of funds in such reserve is at least $986,601.

Major Tenant Reserve Subaccount – The Campus at Lawson Lane Whole Loan documents require that during a Major Tenant Cash Sweep Event Period, a reserve (the “Major Tenant Reserve Subaccount”) be funded as described below under “Lockbox and Cash Management,” and held as additional collateral. If no Cash Sweep Event Periods exist, and no Major Tenant Cash Sweep Event Period will occur immediately following such disbursement, funds in the Major Tenant Reserve Subaccount are required to be disbursed (i) to, or as directed by, the borrower, funds in an amount equal to the excess, if any, of (x) funds then on deposit in such account less (y) the amount of any tenant improvement allowances and leasing commissions then outstanding in connection with leases entered into after the origination date and not previously accounted for in accordance with the loan documents, and (ii) any remaining funds to the TI/LC Reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

Lockbox and Cash Management. The Campus at Lawson Lane Whole Loan is structured with a hard lockbox and springing cash management. At origination, The Campus at Lawson Lane Whole Loan documents required the borrower to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants at The Campus at Lawson Lane Property to pay rents directly into the lockbox account, and to deposit and cause The Campus at Lawson Lane Master Tenant to deposit any rents from The Campus at Lawson Lane Property otherwise received into such lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate, and cause The Campus at Lawson Lane Master Tenant to cooperate, with the cash management bank to establish, a lender-controlled cash management account. During a Cash Sweep Event Period, at the lender’s option, all funds in the lockbox account are required to be transferred to the cash management account and, provided no event of default is continuing under The Campus at Lawson Lane Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The Campus at Lawson Lane Whole Loan, (iii) to pay operating expenses set forth in the lender approved (or deemed approved) annual budget, (iv) to make the monthly deposits into the tenant improvements and leasing commissions reserve and replacement reserve, if any, as described above under “Escrows and Reserves,” (v) to pay lender approved extraordinary expenses, (vi) if a Cash Sweep Event Period then exists, to deposit any remainder into a subaccount of the cash management account (the “Excess Cash Flow Subaccount”) to be held as additional collateral for The Campus at Lawson Lane Whole Loan; provided, that, if the Major Tenant Cash Sweep Conditions (as defined below) are satisfied, (x) if the amount of the Major Tenant Reserve Deficiency (as defined below) is greater than the amount of funds then on deposit in the Excess Cash Flow Subaccount, all of the funds in the Excess Cash Flow Subaccount must be deposited into the Major Tenant Reserve Subaccount, or (y) if the amount of the Major Tenant Reserve Deficiency is less than the amount of funds then on deposit in the Excess Cash Flow Subaccount, funds in the Excess Cash Flow Subaccount in an amount equal to the amount of the Major Tenant Reserve Deficiency must be deposited into the Major Tenant Reserve Subaccount, in each case, until the amount of funds on deposit in the Major Tenant Reserve Subaccount is equal to the Major Tenant Reserve Cap (as defined below).

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:
(i)	the occurrence of an event of default under The Campus at Lawson Lane Whole Loan,
(ii)	the debt service coverage ratio of The Campus at Lawson Lane Whole Loan falling below 1.20x for two consecutive calendar quarters, or
(iii)	a Major Tenant Cash Sweep Event Period (as defined below), and

(B)	Expiring upon:
(i)	with regard to any Cash Sweep Event Period under clause (A)(i) above, the cure (if applicable) of such event of default,
(ii)	with regard to any Cash Sweep Event Period under clause (A)(ii) above, either (x) the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (y) the borrower has provided collateral to the lender in the form of either cash or a letter of credit in an amount which, if applied to the outstanding principal balance of The Campus at Lawson Lane Whole Loan, would result in a debt service coverage ratio of not less than 1.20x, and
(iii)	with regard to any Cash Sweep Event Period under clause (A)(iii) above, the Major Tenant Cash Sweep Event Period ceasing to exist.

A “Major Tenant Cash Sweep Event Period” means a period:

(A) commencing upon the earliest of:

(i) any Major Tenant (as defined below) failing to be in physical possession of and open for business in its space,

(ii) the bankruptcy or similar insolvency of any Major Tenant, or

(iii) Material Tenant (as defined below) failing to maintain a long-term unsecured debt rating of at least “BBB” by Standard & Poor’s or an equivalent rating from another nationally-recognized statistical rating agency which rates such entity (but only to the extent such rating agency has been or is anticipated to be designated by the lender in a secondary market transaction); and

(B) expiring upon the first to occur of:

(i) the lender’s receipt of evidence reasonably acceptable to it (which will include, without limitation, an estoppel certificate from the applicable Major Tenant) of:

(a) (1) as to any Major Tenant Cash Sweep Event Period under clause (A)(i) above, the applicable Major Tenant being in physical possession of its space and open for business, (2) as to any Major Tenant Cash Sweep Event Period under clause (A)(ii) above, the applicable Major Tenant being no longer insolvent or subject to bankruptcy or insolvency proceedings and having affirmed its lease as determined by a court of competent jurisdiction, and/or (3) as to any Major Tenant Cash Sweep Event Period under clause (A)(iii) above, the applicable Major Tenant achieving a long-term unsecured debt rating of at least the rating specified in such clause, or

(b) the borrower re-leasing the entirety of the applicable Major Tenant space in accordance with The Campus at Lawson Lane Whole Loan agreement, the applicable tenant being in physical occupancy of its space, and open for business, and paying the full amount of its rent, or

(ii) the amount of funds then on deposit in the Major Tenant Reserve Subaccount (including any collateral provided by the borrower in the form of cash or a letter of credit), is equal to or greater than the Major Tenant Reserve Cap.

“Major Tenant” means with respect to the Material Tenant’s (as defined below) lease, the applicable Material Tenant, and with respect to any other Major Lease (as defined below), any person or entity obligated by contract or otherwise to pay monies under such Major Lease.

“Material Tenant” means (i) ServiceNow, Inc. and (ii) any other lessees of the space demised to such tenant as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Office – Suburban	Loan #10	Cut-off Date Balance:	$24,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

“Major Lease” means (i) any lease which, individually or when aggregated with all other leases with the same or an affiliated tenant, demises 75,000 square feet or more of The Campus at Lawson Lane Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or similar entitlement to acquire all or any portion of The Campus at Lawson Lane Property, (iii) any lease entered into during an event of default, (iv) any lease with a borrower affiliate, (v) any Material Tenant lease, or (vi) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) through (v) above.

“Major Tenant Cash Sweep Conditions” means the satisfaction of each of the following: (i) a Major Tenant Cash Sweep Event Period is continuing, and (ii) the Major Tenant Reserve Cap exceeds the sum of the amount of funds then on deposit in the Major Tenant Reserve Subaccount (including any collateral provided by the borrower in the form of cash or a letter of credit) (such excess, the “Major Tenant Reserve Deficiency”).

“Major Tenant Reserve Cap” means as of any date of determination, an amount equal to the product of (x) $100, and (y) the aggregate rentable square footage demised under all leases that are then the subject of, or are with a tenant that is the subject of, a Major Tenant Cash Sweep Event Period.

Letters of Credit. Letters of credit may be provided to cure a Cash Sweep Event Period due to a decline in debt service coverage ratio or due to a Major Tenant Cash Sweep Event Period, as described above under “Lockbox and Cash Management.”

Purchase Options and Rights of First Refusal. Pursuant to various agreements between the borrower and The Campus at Lawson Lane Master Tenant (the “Purchase Option Agreements”) the borrower has granted The Campus at Lawson Lane Master Tenant the option to purchase The Campus at Lawson Lane Property on and after the monthly payment date in February 2030, upon written notice and payment of the unpaid acquisition cost ($140,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. In addition, under the Purchase Option Agreements, The Campus at Lawson Lane Master Tenant has granted the borrower the option to require The Campus at Lawson Lane Master Tenant to purchase The Campus at Lawson Lane Property, (i) on August 1, 2030 and (ii) upon written notice of an event of default under The Campus at Lawson Lane Master Lease, in each case for an amount equal to the unpaid acquisition cost ($140,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. The Campus at Lawson Lane Master Tenant also has a purchase option to purchase The Campus at Lawson Lane Property, and the borrower has an option to require The Campus at Lawson Lane Master Tenant to purchase The Campus at Lawson Lane Property, if The Campus at Lawson Lane Property is damaged or destroyed in a casualty or taken in a condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

In addition, the sole tenant of The Campus at Lawson Lane Property, ServiceNow, has a right of first refusal to purchase the Mortgaged Property or any portion thereof. Such right does not apply to a foreclosure or deed-in-lieu thereof or to any person or entity taking title by foreclosure or a deed-in-lieu thereof.

Subordinate and Mezzanine Debt. The Campus at Lawson Lane Whole Loan also includes The Campus at Lawson Lane Junior Note. The Campus at Lawson Lane Junior Note bears interest at the rate of 8.7500% per annum. Payments on The Campus at Lawson Lane Junior Note are generally subordinate to payments on The Campus at Lawson Lane Senior Notes.

The Campus at Lawson Lane Total Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
The Campus at Lawson Lane Senior Notes	$70,000,000	5.32700%	60	0	60	3.82x	20.7%	31.2%
The Campus at Lawson Lane Junior Note	$70,000,000	8.75000%	60	0	60	1.44x	10.4%	62.3%
Total/Weighted Average:	$140,000,000	7.03850%

Terrorism Insurance. The Campus at Lawson Lane Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of The Campus at Lawson Lane Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Mortgage Loan No. 11 – ExchangeRight 71
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/MDBRS/Moody’s)):	NR/NR/NR			Location:	Various, Various
Original Balance:	$24,295,200			General Property Type:	Various
Cut-off Date Balance:	$24,295,200			Detailed Property Type:	Various
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht and Warren Thomas			Size:	142,275 SF
Guarantors:	David Fisher, Joshua Ungerecht and Warren Thomas			Cut-off Date Balance PSF:	$171
Mortgage Rate:	6.228%			Maturity Date Balance PSF:	$171
Note Date:	7/28/2025			Property Manager:	NLP Management, LLC
Maturity Date:	8/11/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,701,620
IO Period:	60 months			UW NCF:	$2,642,752
Seasoning:	2 months			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.72x
Additional Debt Balance:	NAP			Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAV
				3rd Most Recent NOI(5):	NAV
Reserves				Most Recent Occupancy:	100.0% (10/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$231,986	$29,865(1)	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(6):	$45,840,000 (Various)
Replacement Reserve:	$0	Springing(3)	$159,129	Appraised Value PSF:	$322
TI/LC Reserve:	$500,000	Springing(4)	NAP	Cut-off Date LTV Ratio:	53.0%
Deferred Maintenance:	$348,323	$0	NAP	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,295,200	51.8%	Purchase Price:	$45,044,700	96.1%
Sponsor Equity:	$22,583,493	48.2%	Upfront Reserves:	$1,080,309	2.3%
			Closing Costs:	$753,684	1.6%
Total Sources:	$46,878,693	100.0%	Total Uses:	$46,878,693	100.00%
(1)	Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenants is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the Natural Grocers – Independence, MO property, Natural Grocers – Vancouver, WA property, O’Reilly Auto Parts – Pinellas Park, FL property, Verizon – Gibsonia, PA property, and WaWa – Fairhope, AL property.
(2)	The ExchangeRight 71 Mortgage Loan (as defined below) documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.
(3)	Monthly deposits are conditionally waived absent the occurrence of a cash trap event period. The borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the Dollar General Market – Alexander, AR property, Dollar General Market – Donna, TX property, Natural Grocers – Independence, MO property, and Natural Grocers – Vancouver, WA property.
(4)	A springing monthly deposit of $5,928 is required during the continuance of an event of default.
(5)	Historical occupancy and NOI are unavailable, as the ExchangeRight 71 Properties (as defined below) were acquired by the ExchangeRight 71 Borrower (as defined below) between June 2025 and July 2025, and such information was not provided by the seller.
(6)	The individual appraisal valuation dates range from June 2, 2025 to July 11, 2025.

The Mortgage Loan. The eleventh largest mortgage loan (the “ExchangeRight 71 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,295,200 and secured by fee interests in nine retail properties and three office properties totaling 142,275 square feet (the “ExchangeRight 71 Properties”) located across 9 states.

The Borrower and the Borrower Sponsors. The borrower is ExchangeRight Net-Leased Portfolio 71 DST (the “ExchangeRight 71 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 71 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 71 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Various – Various	Loan #11	Cut-off Date Balance:	$24,295,200
Various, Various	ExchangeRight 71	Cut-off Date LTV:	53.0%
		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.1%

has more than 26 million square feet under management across over 1,300 properties and 48 states with a focus on investment grade, necessity-based retail and healthcare.

The ExchangeRight 71 Borrower has master leased the ExchangeRight 71 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 71 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 71 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 71 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 71 Mortgage Loan and, upon an event of default under the ExchangeRight 71 Mortgage Loan, the lender has the right to cause the ExchangeRight 71 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 71 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 71 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 71 Borrower to convert from a Delaware statutory trust to a limited liability company upon certain events, including (i) an event of default or the lender’s good faith determination of an imminent default under the ExchangeRight 71 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 71 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 71 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 71 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 71 Mortgage Loan in full is not delivered to the lender.

The Property. The ExchangeRight 71 Properties are a portfolio comprised of nine retail and three medical office buildings totaling 142,275 square feet, located in 9 different states. As of October 1 2025, the properties were 100.0% occupied by 12 single tenants. The ExchangeRight 71 Properties are located in Texas (four properties, 45.2% of net rentable area), Missouri (one property, 11.9% of net rentable area), Washington (one property, 10.6% of net rentable area), Arizona (one property, 8.9% of net rentable area), Michigan (one property, 7.7% of net rentable area), Georgia (one property, 7.0% of net rentable area), Florida (one property, 5.1% of net rentable area) and Pennsylvania (one property, 3.5% of net rentable area).

Built between 1998 and 2025, the ExchangeRight 71 Properties range in size from 5,000 square feet to 25,064 square feet.

The ExchangeRight 71 Properties are NNN leased to nine nationally recognized tenants. All of the ExchangeRight 71 Properties have leases expiring after the stated maturity date of the ExchangeRight 71 Mortgage Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 71 Properties. As of October 1, 2025, the ExchangeRight 71 Properties were 100.0% occupied.

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Vitamin Cottage Natural Food Markets, Inc. Independence, MO	2002/NAP	17,000	11.9%	$7,725,000	16.9%	$27.25	15.6%	12/31/2034	4 x 5 yrs.	N
Vitamin Cottage Natural Food Markets, Inc. Vancouver, WA	2017/NAP	15,125	10.6%	$6,720,000	14.7%	$28.88	14.7%	2/29/2032	3 x 5 yrs.	N
Primary Care Holdings II, LLC and HUM Provider Holdings, LLC San Antonio, TX	2021/NAP	15,000	10.5%	$6,000,000	13.1%	$26.00	13.2%	6/30/2033	4 x 5 yrs.	N
Memorial Hermann Healthcare System Webster, TX	2022/NAP	11,625	8.2%	$6,300,000	13.7%	$32.45	12.7%	12/31/2042	2 x 5 yrs.	N
Oak Street Health Burton, MI	1998/2019	10,900	7.7%	$3,770,000	8.2%	$24.61	9.1%	10/31/2034	3 x 5 yrs.	N
Cellular Sales of Pennsylvania, LLC Gibsonia, PA	2023/NAP	5,000	3.5%	$3,250,000	7.1%	$45.18	7.6%	6/30/2033	2 x 5 yrs.	N
Aldi (Palestine), LLC Aldi, TX	1999/2024	25,064	17.6%	$3,000,000	6.5%	$7.25	6.1%	7/31/2034	6 x 5 yrs	N
Dollar Tree Stores, Inc. Albany, GA	2025/NAP	10,000	7.0%	$2,450,000	5.3%	$17.85	6.0%	2/28/2035	4 x 5 yrs.	N
Dollar General Market Donna, TX	2025/NAP	12,668	8.9%	$2,600,000	5.7%	$13.84	5.9%	5/31/2040	5 x 5 yrs.	N
Dollar General Market Alexander, AR	2024/NAP	12,668	8.9%	$2,075,000	4.5%	$11.48	4.9%	5/31/2039	5 x 5 yrs.	N
O'Reilly Auto Parts Stores, Inc. Pinellas Park, FL	2014/NAP	7,225	5.1%	$1,950,000	4.3%	$16.73	4.1%	3/31/2034	4 x 5 yrs.	N
Wawa Alabama, LLC(1) Fairhope, Alabama	2025/NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Total/Weighted Average		142,275	100.0%	$45,840,000	100.0%	$20.83	100.0%
(1)	The portfolio of 12 ExchangeRight 71 Properties includes the borrower’s leasehold interest in the WaWa – Fairhope property. The ground lessor is Fairhope Single Tax Corporation of Fairhope, Baldwin County, Alabama. Because such ground lessor was unwilling to provide a market-customary estoppel, the WaWa – Fairhope property was excluded from the portfolio’s appraised value and mortgage loan underwriting and the WaWa – Fairhope property was therefore assigned no allocated loan amount for partial release purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Various – Various	Loan #11	Cut-off Date Balance:	$24,295,200
Various, Various	ExchangeRight 71	Cut-off Date LTV:	53.0%
		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the tenancy at the ExchangeRight 71 Properties:

Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Vitamin Cottage Natural Food Markets, Inc.	NR/NR/NR	32,125	22.6%	$900,052.30	30.4%	$28.02	Various	Various	N
Conviva	NR/NR/NR	15,000	10.5%	$390,000.00	13.2%	$26.00	6/30/2033	4 x 5 years	N
Memorial Hermann Healthcare System	NR/Aa3/A+	11,625	8.2%	$377,289.00	12.7%	$32.45	12/31/2042	2 x 5 years	N
Dollar General Market	NR/Baa3/BBB	25,336	17.8%	$320,673.00	10.8%	$12.66	Various	5 x 5 years	N
Oak Street Health	BBB/Baa3/BBB	10,900	7.7%	$268,298.00	9.1%	$24.61	10/31/2034	3 x 5 years	N
Verizon	NR/NR/NR	5,000	3.5%	$225,915	7.6%	$45.18	6/20/2033	2 x 5 years	N
Aldi	NR/NR/NR	25,064	17.6%	$181,714	6.1%	$7.25	7/31/2034	6 x 5 years	N
Dollar Tree	NR/NR/NR	10,000	7.0%	$178,500	6.0%	$17.85	2/28/2035	4 x 5 years	N
O’Reilly	NR/NR/NR	7,225	5.1%	$120,840	4.1%	$16.73	3/31/2034	4 x 5 years	N
Occupied Collateral Subtotal/Wtd. Avg.		142,275	100.0%	$2,963,281	100.0%	$20.83
Vacant Space		0	0.0%
Total/Wtd. Avg.		142,275	100.0%
(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent averaging for investment grade tenants totaling $26,746 and contractual rent steps through September, 2026 totaling $35,829.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Various – Various	Loan #11	Cut-off Date Balance:	$24,295,200
Various, Various	ExchangeRight 71	Cut-off Date LTV:	53.0%
		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight 71 Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(2)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	1	15,125	10.6%	10.6%	$436,800	14.7%	14.7%	$28.88
2033	2	20,000	14.1%	24.7%	$615,915	20.8%	35.5%	$30.80
2034	4	60,189	42.3%	67.0%	$1,034,104	34.9%	70.4%	$17.18
2035	1	10,000	7.0%	74.0%	$178,500	6.0%	76.4%	$17.85
Thereafter	3	36,961	26.0%	100.0%	$697,962	23.6%	100.0%	$18.88
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Weighted Average. (2)	11	142,275	100.0%		$2,963,281	100.0%		$20.83
(1)	Information is based on the underwritten rent roll.
(2)	The Total UW Rent Rolling and UW Rent PSF Rolling includes rent averaging for investment grade tenants totaling $26,746 and contractual rent steps through September, 2026 totaling $35,829

Appraisal. According to the appraisals with dates of value between June 2, 2025 and July 11, 2025, the ExchangeRight 71 Properties had an aggregate “As-is” value of $45,840,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 71 Properties dated from March 27, 2025 to July 11, 2025, identified no recognized environmental conditions for eleven properties, however, a recognized environmental condition was identified at the Dollar Tree – Albany property related to a leak of dielectric fluid from the utility pad mounted transformers located in the southeastern portion of the property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Various – Various	Loan #11	Cut-off Date Balance:	$24,295,200
Various, Various	ExchangeRight 71	Cut-off Date LTV:	53.0%
		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the ExchangeRight 71 Properties:

Cash Flow Analysis(3)
	UW (1)	UW PSF
Base Rent	$2,839,274	$19.96
Grossed Up Vacant Space	$124,008	$0.87
Gross Potential Rent	$2,963,281	$20.83
Total Recoveries	$718,149	$5.05
Net Rental Income	$3,681,430	$25.88
(Vacancy & Credit Loss)	($124,008)	($0.87)
Effective Gross Income	$3,557,423	$25.00
Real Estate Taxes	$516,192	$3.63
Insurance	$36,368	$0.26
Management Fee	$106,723	$0.75
Other Operating Expenses	$196,520	$1.38
Total Operating Expenses	$855,803	$6.02

Net Operating Income	$2,701,620	$18.99
Replacement Reserves	$61,661	$0.43
TI/LC	$47,207	$0.33
(Non-Recurring Items)	($50,000)	($0.35)
Net Cash Flow	$2,642,752	$18.57

Occupancy %	100.0%(2)
NOI DSCR	1.76x
NCF DSCR	1.72x
NOI Debt Yield	11.1%
NCF Debt Yield	10.9%
(1)	Based on the underwritten rent roll
(2)	The ExchangeRight 71 Properties were 95.8% occupied as of October 1, 2025.
(3)	Historical operating statements are not available, as the ExchangeRight 71 Borrower acquired the ExchangeRight 71 Properties in June and July 2025, and such information was not provided by the sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Mortgage Loan No. 12 – Equinox Sports Club Orange County

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location:	Irvine, CA 92614
Original Balance:	$23,600,000			General Property Type:	Retail
Cut-off Date Balance:	$23,600,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2013
Borrower Sponsor:	Related Special Assets LLC			Size:	136,926 SF
Guarantor:	Related Special Assets LLC			Cut-off Date Balance PSF:	$172
Mortgage Rate:	7.3040%			Maturity Balance PSF:	$172
Note Date:	7/3/2025			Property Manager:	Self-Managed
Maturity Date:	7/6/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,108,601
Seasoning:	3 months			UW NCF	$2,094,908
Prepayment Provisions:	L(27),D(26),O(7)			UW NOI Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	8.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.20x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,066,628 (4/30/2025 TTM)
				2nd Most Recent NOI:	$2,066,628 (12/31/2024)
				3rd Most Recent NOI:	$2,086,700 (12/31/2023)
Reserves				Most Recent Occupancy:	100.0% (10/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing(1)	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of):	$35,900,000 (4/27/2025)
Replacement Reserve:	$0	Springing(3)	NAP	Appraised Value PSF:	$262
				Cut-off Date LTV Ratio:	65.7%
				Maturity Date LTV Ratio:	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,600,000	97.1%	Loan Payoff:	$23,694,919	97.5%
Sponsor Equity:	$702,383	2.9%	Closing Costs(4):	$607,465	2.5%
Total Sources:	$24,302,383	100.0%	Total Uses:	$24,302,383	100.0%

(1)	During a cash sweep event, the borrower is required to deposit monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes the lender estimates to be payable during the next ensuing twelve months, provided that such reserve amount may be reduced, subject to the satisfaction of certain circumstances specified in the Equinox Sports Club Orange County Mortgage Loan (as defined below) documents, by the percentage of taxes that the sole or critical tenant, as applicable, is obligated to pay under its lease during the next twelve months.
(2)	During a cash sweep event, the borrower is required to deposit monthly insurance premium reserves in an amount equal to 1/12th of the insurance premiums the lender estimates to be payable for the renewal of the coverages afforded by the policies upon the expiration thereof; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender; provided further that such reserve amount may be reduced, subject to the satisfaction of certain conditions specified in the Equinox Sports Club Orange County Mortgage Loan documents, by the percentage of the insurance premiums due that the sole or critical tenant, as applicable, is obligated to pay under its lease during the next twelve months.
(3)	During a cash sweep event, the borrower is required to deposit monthly replacement reserves in an amount equal to approximately $1,712; provided that such monthly reserve will not be required if certain conditions specified in the Equinox Sports Club Orange County Mortgage Loan documents are satisfied, including, among other conditions, that the sole or critical tenant is required under its lease to pay all capital expenditures,
(4)	Closing Costs includes an origination fee of $500,320.

The Mortgage Loan. The twelfth largest mortgage loan (the “Equinox Sports Club Orange County Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,600,000 and secured by a first priority fee interest in a 136,926 square foot single tenant retail property located in Irvine, California (the “Equinox Sports Club Orange County Property”).

The Borrower and the Borrower Sponsor. The borrower is 1980 Main, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Equinox Sports Club Orange County Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor for the Equinox Sports Club Orange County Mortgage Loan is Related Special Assets LLC, which is affiliated with The Related Companies (“Related”) and is affiliated with Equinox Fitness Irvine, Inc. (“Equinox”), the sole tenant at the Equinox Sports Club Orange County Property. Related is also the borrower sponsor and non-recourse carveout guarantor for the Equinox Sports Club LA mortgage loan, which is being contributed in the WFCM 2025-5C6 pool. Founded in 1972, Related has over $60.0 billion in real estate assets owned or under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Retail – Single Tenant	Loan #12	Cut-off Date Balance:	$23,600,000
1980 Main Street	Equinox Sports Club Orange County	Cut-off Date LTV:	65.7%
Irvine, CA 92614		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.9%

development, including mixed-use, residential, retail and office properties. Related has major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. The borrower sponsor disclosed that affiliates of the borrower sponsor have experienced prior foreclosures and defaults unrelated to the mortgaged property. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Equinox Sports Club Orange County Property is a 136,926 square foot single tenant retail property located in Irvine, California. Situated on a 1.49-acre site, the Equinox Sports Club Orange County Property was constructed in 1990 and renovated in 2013. The Equinox Sports Club Orange County Property is improved with one four-story building. Parking is provided via a parking garage with access to approximately 250 parking spaces. Additionally, parking at the Equinox Sports Club Orange County Property includes 21 spaces for valet parking. As of October 1, 2025, the Equinox Sports Club Orange County Property is 100.0% leased to Equinox through October 2041. The Equinox Sports Club Orange County Property offers fitness, conditioning and recreation areas, two rooftop paddle tennis courts, a cardiovascular deck, a full-size basketball and volleyball court, one racquetball court, four squash courts, an outdoor 25-meter swimming pool, jacuzzis, steam rooms, executive locker rooms, saunas, a rooftop running track, the Equinox Spa, a Pilates studio, a rowing studio and a cycling studio. Additional amenities include an outdoor sundeck, Oliver Café, a day care center, banquet facilities, Equinox retail, Wi-Fi connectivity, valet parking and dry cleaning.

The Equinox Sports Club Orange County Property was formerly operated as a Sports Club/LA branded gym that opened in 1990. In 2011, Equinox Holding Inc. (“Equinox Holding”), an affiliate of Equinox, acquired four Sports Club locations, including the Equinox Sports Club Orange County Property. Equinox Holding has spent over $10.0 million on brand transition and capital expenditures on the Equinox Sports Club Orange County Property since acquisition and has indicated that it plans to continue to upgrade the interior through the course of the lease term. According to Equinox Holding, the Equinox Sports Club Orange County Property is a top performer in the chain of 110 locations.

Sole Tenant.

Equinox Fitness Irvine, Inc. (136,926 SF; 100.0% of NRA; 100.0% of underwritten base rent; 10/31/2041 lease expiration). Equinox is a wholly-owned subsidiary of Equinox Holding and is an affiliate of the borrower sponsor. Equinox Holding is a global holding company that offers a variety of fitness services such as yoga classes, studio cycling, cardio exercises, martial arts, spa treatments and personal training. Equinox Holding has been in operation for over 30 years, serving a high-profile member base through 110 locations. Equinox Holding provides an integrated offering inclusive of hybrid physical and digital memberships, brand content, outdoor training grounds and fitness class instructors. Equinox Holding has an estimated 30 million annual in-person visits, supported by 5,000 trainers and instructors. Equinox currently has five, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Equinox Sports Club Orange County Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Equinox Fitness Irvine, Inc.	NR/NR/NR	136,926	100.0%	$2,173,953	100.0%	$15.88	10/31/2041	N	5 x 5 yr
Occupied Collateral Total		136,926	100.0%	$2,173,953	100.0%	$15.88

Vacant Space		0	0.0%
Total/Wtd. Avg.		136,926	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Retail – Single Tenant	Loan #12	Cut-off Date Balance:	$23,600,000
1980 Main Street	Equinox Sports Club Orange County	Cut-off Date LTV:	65.7%
Irvine, CA 92614		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the Equinox Sports Club Orange County Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter(2)	1	136,926	100.0%	100.0%	$2,173,953	100.0%	100.0%	$15.88
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	136,926	100.0%		$2,173,953	100.0%		$15.88
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	The Equinox lease has an expiration date of October 31, 2041.

The Market. The Equinox Sports Club Orange County Property is located in Irvine, California, within the Anaheim-Santa Ana-Irvine metro area (the “Anaheim MSA”). Major economic drivers in the Anaheim MSA include services, retail trade and manufacturing. Major employers in the Anaheim MSA include Disney Resorts, University of California Irvine, Peraton State and Local Inc., Broadcom, Kaiser Permanente Anaheim Medical Center and MasTec Inc. Access to the Equinox Sports Club Orange County Property is provided via Interstate 405, California Route 55 and Jamboree Road. The neighborhood surrounding the Equinox Sports Club Orange County Property primarily consists of office, flex, retail and industrial developments. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Equinox Sports Club Orange County Property was 10,162, 174,903 and 568,177, respectively. Additionally, the 2024 average household income within the same radii was $139,603, $138,710 and $147,757, respectively.

According to the appraisal, the Equinox Sports Club Orange County Property is located within the Orange County retail market and the Irvine/Tustin Legacy retail submarket. As of the first quarter of 2025, the Orange County retail market reported inventory of approximately 146.0 million square feet, with a vacancy rate of 3.9% and an asking rent of $31.48 per square foot. The Orange County retail market reported completions of 7,040 square feet. As of the first quarter of 2025, the Irvine/Tustin Legacy retail submarket reported inventory of approximately 6.1 million square feet, with a vacancy rate of 1.7% and an asking rent of $64.03 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Equinox Sports Club Orange County Property:

Market Rent Summary
Fitness Center Space
Market Rent (PSF)	$18.00
Lease Term (Years)	10
Lease Type	NNN
Escalations	5% every 5 years
Tenant Improvements (New/Renewal)	$15.00 / $5.00
Leasing Commissions (New/Renewal)	4.0% / 2.0%
Free Rent (Months) (New/Renewal)	0 / 0

  Source: Appraisal dated June 3, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Retail – Single Tenant	Loan #12	Cut-off Date Balance:	$23,600,000
1980 Main Street	Equinox Sports Club Orange County	Cut-off Date LTV:	65.7%
Irvine, CA 92614		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraisal’s comparable leases for the Equinox Sports Club Orange County Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Equinox Sports Club Orange County	1990 / 2013	136,926(2)	Equinox Fitness Irvine, Inc.	136,926	Oct-11	30	$15.88	Triple Net
1980 Main Street
Irvine, CA
21032-21198 Beach Boulevard	1968 / NAP	77,356	NAV	28,000	Oct-25	10	$30.00	Triple Net
21032-21198 Beach Boulevard
Huntington Beach, CA
Buena Park Market Place	1966 / 2005	103,973	Burlington	35,675	Jun-25	5	$19.56	Triple Net
5899 Lincoln Avenue
Buena Park, CA
Harbor Town and Country	1984 / NAP	217,400	El Super	72,000	Jan-25	15	$17.67	Triple Net
12761-12891 Harbor Boulevard
Garden Grove, CA
Target	1980 / 2022	33,000	Target	33,000	Jul-24	10.5	$22.30	Triple Net
2130 Pacific Coast Highway
Lomita, CA
Superior Shopping Mall	1992 / NAP	114,770	NAV	30,000	Jan-24	10	$18.00	Triple Net
5450-5530 Cherry Avenue
Long Beach, CA
(1)	Information obtained from the appraisal dated June 3, 2025.
(2)	Information obtained from the underwritten rent roll dated October 1, 2025.

Appraisal. The appraisal concluded to an “as-is” value of $35,900,000 as of April 27, 2025 for the Equinox Sports Club Orange County Property.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2025 for the Equinox Sports Club Orange County Property, there was no evidence of any recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Retail – Single Tenant	Loan #12	Cut-off Date Balance:	$23,600,000
1980 Main Street	Equinox Sports Club Orange County	Cut-off Date LTV:	65.7%
Irvine, CA 92614		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Equinox Sports Club Orange County Property:

Cash Flow Analysis
	2022	2023	2024	TTM 4/30/2025	UW	UW PSF
Base Rent	$2,021,069	$2,086,700	$2,066,628	$2,066,628	$2,173,953	$15.88
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$0.00
Gross Potential Rent	$2,021,069	$2,086,700	$2,066,628	$2,066,628	$2,173,953	$15.88
Total Recoveries	$0	$0	$0	$0	$1,093,666	$7.99
Net Rental Income	$2,021,069	$2,086,700	$2,066,628	$2,066,628	$3,267,619	23.86
(Vacancy & Credit Loss)	$0	$0	$0	$0	($65,352)	($0.48)
Effective Gross Income	$2,021,069	$2,086,700	$2,066,628	$2,066,628	$3,202,266	23.39

Real Estate Taxes	$0	$0	$0	$0	$262,633	$1.92
Insurance	$0	$0	$0	$0	$153,029	$1.12
Management Fee	$0	$0	$0	$0	$96,068	$0.70
Other Operating Expenses	$0	$0	$0	$0	$581,936	$4.25
Total Expenses	$0	$0	$0	$0	$1,093,666	$7.99

Net Operating Income	$2,021,069	$2,086,700	$2,066,628	$2,066,628	$2,108,601	$15.40
Replacement Reserves	$0	$0	$0	$0	$13,693	$0.10
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$2,021,069	$2,086,700	$2,066,628	$2,066,628	$2,094,908	$15.30

Occupancy %	100.0%	100.0%	100.0%	100.0%	98.0%(1)
NOI DSCR	1.16x	1.19x	1.18x	1.18x	1.21x
NCF DSCR	1.16x	1.19x	1.18x	1.18x	1.20x
NOI Debt Yield	8.6%	8.8%	8.8%	8.8%	8.9%
NCF Debt Yield	8.6%	8.8%	8.8%	8.8%	8.9%
(1)	UW Occupancy % represents economic occupancy. Historical occupancies represent physical occupancies. The Equinox Sports Club Orange County Property was 100.0% physically occupied as of October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Mortgage Loan No. 13 – Hotel Valencia Riverwalk (TX)

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/Moody’s):	NR/NR/NR			Location:	San Antonio, TX 78205
Original Balance:	$22,600,000			General Property Type:	Hospitality
Cut-off Date Balance:	$22,550,505			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.6%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2003/NAP
Borrower Sponsor:	Doyle A. Graham, Jr.			Size:	213 rooms
Guarantor:	Doyle A. Graham, Jr.			Cut-off Date Balance Per Room:	$105,871
Mortgage Rate:	8.1210%			Maturity Date Balance Per Room:	$101,813
Note Date:	6/5/2025			Property Manager:	Hotel Valencia Corporation
Maturity Date:	6/6/2030				(borrower affiliated)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	NAP			UW NOI:	$3,182,098
Seasoning:	4 months			UW NCF:	$2,602,752
Prepayment Provisions:	L(28),D(25),O(7)			UW NOI Debt Yield:	14.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	11.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	14.7%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,229,907 (TTM 6/30/2025)
				2nd Most Recent NOI:	$3,181,039 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,491,563 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	61.0% (6/30/2025)
Taxes:	$370,480	$74,096	NAP	2nd Most Recent Occupancy:	61.9% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	64.1% (12/31/2023)
Replacement Reserves:	$0	$47,847	NAP	Appraised Value (as of)(1):	$57,000,000 (3/13/2028)
Ground Rent Reserve:	$54,076	Springing	NAP	Appraised Value Per Room(1):	$267,606
				Cut-off Date LTV Ratio(1):	39.6%
				Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,600,000	100.0%	Loan Payoff	$21,197,771	93.8%
			Closing Costs	$738,882	3.3%
			Upfront Reserves	$424,556	1.9%
			Principal Equity Distribution	$238,792	1.1%
Total Sources	$22,600,000	100.0%	Total Uses	$22,600,000	100.0%
(1)	The $57,000,000 appraised value represents an “upon stabilization” value that is expected to be achieved by March 13, 2028, which assumes occupancy and ADR will increase to 72% and $227.61, respectively, by March 13, 2028. We cannot assure you that such assumptions are true or will occur. The “as is” value of $48,800,000 would result in a Cut-off Date LTV Ratio of 46.2% and a Maturity Date LTV Ratio of 44.4%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Hotel Valencia Riverwalk (TX) Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $22,600,000 and is secured by the borrower’s leasehold interest in a 213-room full-service hotel located in San Antonio, Texas (the “Hotel Valencia Riverwalk (TX) Property”).

The Borrower and the Borrower Sponsor. The borrower is Hotel Valencia San Antonio Riverwalk, L.P., a Texas limited partnership. Legal counsel to the borrower was not required to provide a non-consolidation opinion in connection with the origination of the Hotel Valencia Riverwalk (TX) Mortgage Loan. The borrower sponsor and nonrecourse carveout guarantor under the Hotel Valencia Riverwalk (TX) Mortgage Loan is Doyle A. Graham, Jr., who serves as the Founder, CEO, and President of Valencia Hotel Group. Headquartered in Houston, Valencia Hotel Group was founded in 2000 and is a privately held firm specializing in the development, management, and operation of full-service luxury hotels in California and Texas. Including the Hotel Valencia Riverwalk (TX) Property, the borrower sponsor currently owns and/or manages a portfolio of seven hotel properties in Texas and California totaling 1,172 rooms. Valencia Hotel Group is focused on the development and operation of luxury independent hotels, including several that have received international recognition and awards from periodicals such as Conde Nast Traveler, Travel + Leisure, U.S. News & World Report, and Architectural Digest.

The Property. The Hotel Valencia Riverwalk (TX) Property is an 11-story, 213-room, full-service lodging facility located at 150 East Houston Street in Downtown San Antonio, Texas. Built in 2003, the Hotel Valencia Riverwalk (TX) Property offers a range of amenities including a restaurant and bar (Dorrego's), a cafe/bar (Naranja), approximately 9,841 square feet of meeting space, a fitness center, a business center, and valet parking. The Hotel Valencia Riverwalk (TX) Property has direct access to the San Antonio River Walk and is within walking distance of major demand generators like the Alamo and Majestic Theatre.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$22,550,505
150 East Houston Street	Hotel Valencia Riverwalk (TX)	Cut-off Date LTV:	39.6%
San Antonio, TX 78205		UW NCF DSCR:	1.29x

		UW NOI Debt Yield:	14.1%

Property	Year Built
King	141
Double / Double	67
Junior Suite	4
Presidential Suite	1
Total/Averages	213
(1)	Source: Appraisal.

The Market. The Hotel Valencia Riverwalk (TX) Property is located in the Downtown San Antonio submarket. This submarket is characterized as a commercial, retail, and industrial support district, offering convenient walking access to major demand generators such as the Alamo, Majestic Theatre, and the San Antonio Museum of Art. The submarket's occupancy was 59.4% and the average daily rate (ADR) was $205.44 in 2024, in 2024, per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$22,550,505
150 East Houston Street	Hotel Valencia Riverwalk (TX)	Cut-off Date LTV:	39.6%
San Antonio, TX 78205		UW NCF DSCR:	1.29x

		UW NOI Debt Yield:	14.1%

The following table presents the competitive properties of the Hotel Valencia Riverwalk (TX) Property:

Competitive Analysis(1)
		Estimated Segmentation			Estimated 2022			Estimated 2023			Estimated 2024
Property	Rooms	Commercial	Group	Leisure	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hotel Valencia Riverwalk (TX)	213	25%	30%	45%	58%	$212.52	$123.63	64%	$197.73	$126.78	62%	$201.06	$124.87
The Emily Morgan San Antonio	177	15%	25%	60%	60-65%	195-200	115-120	65-70%	195-200	125-130	65-70%	195-200	125-130
InterContinental San Antonio Riverwalk	390	25%	50%	25%	NAV	NAV	NAV	NAV	NAV	NAV	55-60%	220-225	120-125
The Gunter Hotel San Antonio Riverwalk	322	25%	35%	40%	50-55%	165-170	80-85	50-55%	165-170	85-90	40-45%	165-170	70-75
Omni La Mansion Del Rio	338	25%	40%	35%	55-60%	175-180	100-105	55-60%	175-180	105-110	60-65%	175-180	105-110
The St. Anthony, a Luxury Collection Hotel	277	25%	35%	40%	65-70%	225-230	155-160	65-70%	225-230	155-160	65-70%	225-230	155-160
The Historic Menger Hotel	316	25%	35%	40%	55-60%	180-185	100-105	65-70%	180-185	115-120	65-70%	180-185	115-120
Hotel Contessa	265	20%	25%	55%	65-70%	220-225	150-155	55-60%	225-230	130-135	60-65%	215-220	135-140
The Westin Riverwalk	473	20%	45%	35%	55-60%	240-245	140-145	65-70%	240-245	155-160	65-70%	240-245	155-160
Plaza San Antonio Hotel & Spa	253	20%	40%	40%	NAV	NAV	NAV	NAV	NAV	NAV	60-65%	210-215	130-135
Total/Averages	3,024	22%	36%	41%	60%	$205	$122	62%	$204	$127	59%	$206	$122
(1)	Source: Appraisal.

Penetration Analysis(1)
		Estimated 2022			Estimated 2023			Estimated 2024
Property	Rooms	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hotel Valencia Riverwalk (TX)	213	97.4%	103.6%	101.0%	103.5%	96.7%	100.1%	104.6%	97.6%	102.0%
The Emily Morgan San Antonio	177	102.2%	95.1%	97.2%	104.9%	95.9%	100.6%	111.1%	95.1%	105.7%
InterContinental San Antonio Riverwalk	390	NAV	NAV	NAV	NAV	NAV	NAV	94.3%	106.8%	100.7%
The Gunter Hotel San Antonio Riverwalk	322	83.7%	80.5%	67.4%	82.3%	81.2%	66.8%	72.4%	81.5%	59.0%
Omni La Mansion Del Rio	338	98.8%	85.3%	84.3%	95.2%	87.1%	82.9%	101.0%	86.4%	87.3%
The St. Anthony, a Luxury Collection Hotel	277	115.6%	109.7%	126.8%	111.3%	111.0%	123.6%	116.2%	110.7%	128.6%
The Historic Menger Hotel	316	93.8%	87.8%	82.3%	104.9%	88.1%	92.4%	109.4%	87.8%	96.1%
Hotel Contessa	265	115.1%	109.2%	125.7%	95.1%	110.1%	104.7%	106.1%	105.8%	112.2%
The Westin Riverwalk	473	98.8%	117.1%	115.7%	104.9%	117.4%	123.2%	111.1%	116.5%	129.4%
Plaza San Antonio Hotel & Spa	253	NAV	NAV	NAV	NAV	NAV	NAV	104.4%	101.9%	106.4%
Total/Averages	3,024	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Hotel Valencia Riverwalk (TX) Property had an “as-is” appraised value as of March 13, 2025 of $48,800,000. The appraisal also included an “upon stabilization” value of $57,000,000 that is expected to be achieved by March 13, 2028, which assumes occupancy and ADR will increase to 72% and $227.61, respectively, by March 13, 2028. We cannot assure you that such assumptions are true or will occur.

Environmental Matters. According to the Phase I environmental report dated March 18, 2025, there was no evidence of any recognized environmental conditions at the Hotel Valencia Riverwalk (TX) Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$22,550,505
150 East Houston Street	Hotel Valencia Riverwalk (TX)	Cut-off Date LTV:	39.6%
San Antonio, TX 78205		UW NCF DSCR:	1.29x

		UW NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hotel Valencia Riverwalk (TX) Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	2024	TTM June 30, 2025	U/W(1)	U/W $ per Unit
Occupancy	74.77%	31.76%	49.60%	58.17%	64.12%	61.94%	61.02%	61.02%
ADR	$173.92	$160.13	$183.36	$212.52	$197.73	$201.06	$199.72	$199.72
RevPAR	$130.05	$50.86	$90.95	$123.63	$126.78	$124.53	$121.87	$121.87

Rooms Revenue	$10,110,531	$3,964,950	$7,071,093	$9,611,775	$9,856,370	$9,707,944	$9,474,828	$9,474,828	$44,483
Food and Beverage Revenue	2,810,212	1,101,484	1,835,100	2,869,495	3,051,120	3,238,020	3,525,967	3,525,967	16,554
Other Departmental Revenue	1,017,137	592,720	1,118,383	1,325,499	1,325,277	1,460,913	1,482,848	1,482,848	6,962
Total Operating Revenue	$13,937,880	$5,659,154	$10,024,576	$13,806,769	$14,232,768	$14,406,876	$14,483,642	$14,483,642	$67,998

Rooms Expense	$2,624,371	$1,075,269	$1,409,389	$2,597,998	$2,613,902	$2,412,606	$2,361,902	$2,361,902	$11,089
Food and Beverage Expense	2,415,937	871,422	1,228,449	2,232,315	2,535,672	2,178,537	2,322,423	2,322,423	10,903
Other Departmental Expenses	457,786	240,910	277,713	607,535	672,171	672,285	637,092	637,092	2,991
Administrative and General	1,210,837	622,127	796,198	1,267,793	1,268,767	1,203,345	1,159,000	1,159,000	5,441
Information and Telecommunications Systems	350,193	239,326	218,480	292,080	309,390	352,961	337,584	337,584	1,585
Sales and Marketing	1,202,884	679,355	609,481	974,312	1,186,671	1,162,867	1,218,451	1,218,451	5,720
Property Operation and Maintenance	568,439	260,110	268,919	471,798	512,030	565,001	525,462	525,462	2,467
Utilities	391,776	299,406	360,632	438,100	402,832	383,830	404,829	404,829	1,901
Base Management Fee(1)	418,136	169,775	300,737	414,203	426,983	432,206	434,509	434,509	2,040
Total Operating Expenses	$9,640,358	$4,457,698	$5,469,998	$9,296,133	$9,928,419	$9,363,637	$9,401,251	$9,401,251	$44,137
Income Before Non-Operating Income and Expenses	$4,297,522	$1,201,456	$4,554,578	$4,510,636	$4,304,349	$5,043,240	$5,082,391	$5,082,391	$23,861
Ground Rent	696,276	625,352	613,172	613,122	640,471	651,670	656,425	652,793	3,065
Property and Other Taxes	892,620	817,413	668,186	706,055	723,736	724,528	701,752	758,118	3,559
Insurance	116,091	129,838	140,176	155,614	180,727	198,875	210,972	206,047	967
Parking Rent	262,941	260,055	255,272	247,305	265,181	269,969	270,520	270,520	1,270
Capital Leases	24,166	22,255	17,206	0	2,670	17,158	12,815	12,815	60
Net Operating Income	$2,305,428	($653,456)	$2,860,566	$2,788,540	$2,491,563	$3,181,039	$3,229,907	$3,182,098	$14,939
FF&E	0	0	0	0	0	0	0	579,346	2,720
Net Cash Flow	$2,305,428	($653,456)	$2,860,566	$2,788,540	$2,491,563	$3,181,039	$3,229,907	$2,602,752	$12,219

NOI DSCR	1.15x	(0.32x)	1.42x	1.39x	1.24x	1.58x	1.60x	1.58x
NCF DSCR	1.15x	(0.32x)	1.42x	1.39x	1.24x	1.58x	1.60x	1.29x
NOI Debt Yield(2)	10.2%	-2.9%	12.7%	12.4%	11.0%	14.1%	14.3%	14.1%
NCF Debt Yield(2)	10.2%	-2.9%	12.7%	12.4%	11.0%	14.1%	14.3%	11.5%

(1)	Base Management Fee is based on 3.0% of Total Operating Revenue.
(2)	Debt Yield is based on the original principal balance of the Hotel Valencia Riverwalk (TX) Mortgage Loan.

Ground Lease: The Hotel Valencia Riverwalk (TX) Property is subject to an amended ground lease that is scheduled to expire on December 31, 2101. The ground lease was entered into between Street Retail San Antonio, LP, as the lessor, and the borrower, as the lessee. The current annual base rent for the ground lease as of the Cut-off Date is equal to $465,850.00. The annual base rent for the ground lease will increase as set forth in the Hotel Valencia Riverwalk (TX) Mortgage Loan documents. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Mortgage Loan No. 14 – Milford Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/MDBRS/ Moody’s):	NR/NR/NR			Location:	Milford, CT 06460
Original Balance:	$16,000,000			General Property Type:	Retail
Cut-off Date Balance:	$16,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2016/NAP
Borrower Sponsor:	RJ Capital Holdings LLC			Size:	66,442 SF
Guarantors:	Rudolf Abramov and Iosif Abramov			Cut-off Date Balance Per SF:	$241
Mortgage Rate:	6.7000%			Maturity Date Balance Per SF:	$241
Note Date:	9/4/2025			Property Manager:	Self-Managed
Maturity Date:	10/1/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,709,136
IO Period:	60 months			UW NCF:	$1,632,728
Seasoning:	0 months			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.50x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,624,786 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,570,568 (12/31/2024)
				3rd Most Recent NOI:	$1,728,682 (12/31/2023)
				Most Recent Occupancy:	94.0% (9/1/2025)
Reserve				2nd Most Recent Occupancy:	95.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$69,984	$17,496	NAP	Appraised Value (as of):	$25,300,000 (6/3/2025)
Insurance:	$40,423	$6,677	NAP	Appraised Value Per SF:	$381
Replacement Reserve:	$831	$831	NAP	Cut-off Date LTV Ratio:	63.2%
TI/LC Reserve:	$5,537	$5,537	NAP	Maturity Date LTV Ratio:	63.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,000,000	83.8%	Loan Payoff:	$18,692,879	97.9%
Borrower Sponsor Equity:	$3,087,699	16.2%	Closing Costs:	$278,045	1.5%
			Upfront Reserves:	$116,775	0.6%
Total Sources:	$19,087,699	100.0%	Total Uses:	$19,087,699	100.0%

(1)	The Milford Square Mortgage Loan (as defined below) is currently in a cash sweep period due to the largest tenant at the Milford Square Property (as defined below), REI, approaching expiration in February 2027. The cash sweep period will continue until such time as (i) REI (the largest tenant representing 34.0% of UW Base Rent) renews its lease, or (ii) a qualified replacement lease covering at least 85% of REI’s space with an initial term of at least 5 years on market terms is entered. See “The Property” for further discussion on the cash sweep period.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Milford Square Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,000,000 and secured by the borrower’s fee interest in a 66,442 SF retail property in Milford, Connecticut (the “Milford Square Property”). The Milford Square Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 4, 2025.

The Borrower and the Borrower Sponsor. The borrower for the Milford Square Mortgage Loan is RJ Milford BPR LLC, a single-purpose Delaware limited liability company. The borrower sponsor is RJ Capital Holdings LLC. RJ Milford BPR LLC, Rudolf Abramov and Iosif Abramov are the environmental indemnitors. The non-recourse carveout guarantors are Rudolf Abramov and Iosif Abramov.

Based in Bayside, New York, RJ Capital Holdings LLC is a privately held commercial real estate investment and management firm focused on the development of projects in New York City and the acquisition of income-producing assets throughout the eastern United States. RJ Capital Holdings LLC currently has a diverse portfolio of development projects in New York City such as 609 Fifth Avenue, 106-06 Queens Boulevard, 70-28 Grand Central Parkway and 455 Fifth Avenue.

The Property. Built in 2016, the Milford Square Property is a multi-tenant, 66,442 SF, anchored retail center located along the south side of the Boston Post Road, approximately one mile west of its intersection with I-95 in Milford, Connecticut. The Milford Square Property consists of a multi-tenant neighborhood center, anchored by REI, and two free-standing stores, occupied by Verizon and Panera (which features drive through access). The Milford Square Property also features 12,000 SF (18.1% of NRA) of storage space currently utilized for materials storage. The Milford Square Property benefits from its proximity to I-95 and US Route 1, which acts as the region’s primary retail corridor and helps provide exposure to the Milford Square Property. Route 1 features over 3.4 million SF of retail within 5 miles of the Milford Square Property. Moreover, the retail corridor is anchored by the Connecticut Post Mall and is densely developed with an array of freestanding and strip retail centers with a high concentration of big box retailers, including the Milford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,000,000
1595 Boston Post Road	Milford Square	Cut-off Date LTV:	63.2%
Milford, CT 06460		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.7%

Market featuring a Whole Foods directly across the street from the Milford Square Property. As such, the location draws consumers from New Haven County, as well as areas of Fairfield and Middlesex counties. There are 280 on-site parking spaces at the Milford Square Property, resulting in a parking ratio of 4.21 per 1,000 SF of NRA.

The Milford Square Property was acquired by the borrower in March 2018 and has since maintained near 100% occupancy, while generating stable income with limited turnover and leasing costs. Shortly after the Milford Square Property was initially built in 2016, five tenants executed leases, representing 68.8% of NRA, all of which remain in occupancy as of September 1, 2025. As of September 1, 2025, the Milford Square Property was 94.0% occupied by a diverse roster of well-recognized national retailers. According to a third-party market research report, REI’s foot traffic is ranked first in Connecticut and 36th in the nation among REI stores. In addition, the REI recorded approximately 246,000 visits annually, representing a 9.3% increase over the previous year. The Milford Square Mortgage Loan was structured with an excess cash flow sweep taking effect upon the origination date and continuing until such time as REI (i) renews its lease, or (ii) a qualified replacement lease covering at least 85% of REI’s space with an initial term of at least 5 years on market terms is entered. Based on the lender underwritten net cash flow, assuming no additional rollover prior to the REI lease expiration date, the cash flow sweep is expected to trap approximately $912,884 ($35.97 PSF attributable to the REI leased space) prior to the REI lease expiration in February 2027, all of which may be utilized towards re-tenanting the REI space in the event of a non-renewal.

Major Tenants.

REI (25,377 SF, 38.2% of NRA, 34.0% of UW rent). Founded in 1938, REI is an American retail and outdoor recreation services corporation and is headquartered near Seattle, WA. REI is the nation’s largest consumer co-op, with a community of 25 million members and approximately 14,000 employees. As an award-winning brand and clothing cooperative, REI delivers top-quality gear and apparel, expert advice and rental equipment. REI currently operates 181 retail stores throughout 41 states. In 2024, REI recorded $3.53 billion in net sales. REI also became the first major U.S. retailer to achieve the industry definition of zero waste, diverting 90% of waste from landfills across its operations. According to a third-party market research report, the REI located at the Milford Square Property has seen visitor interest increase 9.3% year-over-year, with approximately 246,000 visits annually. REI has occupied its leased space at the Milford Square Property since it was initially constructed in 2016. REI has a lease expiration date in February 2027, with four, 5-year renewal options remaining and no termination options.

Salons by JC (7,500 SF, 11.3% of NRA, 15.9% of UW rent). Salons by JC was founded by Jack Griffey and Cecil Miller in 1997, with the first storefront opening in Dallas, Texas. Today, Salons by JC has grown to over 150 locations nationwide and serves over 4,000 salon owners. Salons by JC now operates as a franchise company that provides a wide range of beauty, health and wellness products. Services include haircuts, nails, waxing, tattoos, eyelashes and more. Salons by JC has been consistently ranked highly by critics, being ranked first in 2019 and 2018 by a third party trade publication. Salons by JC has been at the Milford Square Property since it was initially constructed in 2016. Salons by JC has a lease expiration date in May 2026, with two, 5-year renewal options remaining and no termination options.

Verizon (5,600 SF, 8.4% of NRA, 15.5% of UW rent). Verizon is one of the world’s leading providers of communications, technology, information and streaming products and services to consumers, businesses and government entities. With a presence around the world, Verizon offers data, video and voice services and solutions on its networks and platforms. According to a third party market publication, Verizon is America’s most awarded brand for network quality, winning the award 35 times in a row. Similarly, in the first half of 2025, a third party market publication named Verizon the nation’s best, fastest and most reliable 5G network. As of March 31, 2024 Verizon had 115.0 million subscribers, with the largest network in the United States. Verizon has been at the Milford Square Property since it was initially constructed in 2016. Verizon has a lease expiration in October 2026, with two, 5-year, renewal options remaining and no termination option.

The following table presents a summary regarding the major tenants at the Milford Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P) (2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
REI(3)	NR/NR/NR	25,377	38.2%	$634,425	34.0%	$25.00	2/28/2027	4 x 5 year	N
Milford Storage(4)	NR/NR/NR	12,000	18.1%	$88,000	4.7%	$7.33	12/31/2027	4 x 10 year	N
Salons by JC(5)	NR/NR/NR	7,500	11.3%	$297,000	15.9%	$39.60	5/10/2026	2 x 5 year	N
Verizon	Baa1/A-/BBB+	5,600	8.4%	$289,520	15.5%	$51.70	10/31/2026	2 x 5 year	N
Panera	Baa1/NR/BBB	4,250	6.4%	$228,693	12.2%	$53.81	1/19/2031	4 x 5 year	N
Subtotal/Wtd. Avg.		54,727	82.4%	$1,537,638	82.3%	$28.10

Other Tenants		7,715	11.6%	$330,182	17.7%	$42.80
Occupied Subtotal/Wtd. Avg.		62,442	94.0%	$1,867,820	100.0%	$29.91

Vacant Space		4,000	6.0%
Total/Wtd. Avg.		66,442	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	If more than 30.0% of the Milford Square Property is not leased and operating for 180 days, REI may pay 50.0% of base rent until the condition is fixed. If unresolved for 24 months, REI can terminate the lease within 90 days; otherwise full rent resumes.
(4)	Alkan Trading LLC, a merchant wholesaler specializing in durable goods, subleases 12,000 SF from Milford Storage at the prime rental rate through September 29, 2027 and utilizes its space for materials storage.
(5)	Salons by JC may pay a reduced rent if less than 60.0% of the Milford Square Property is open and may terminate the lease after 9 months of non-satisfaction, with notice, until the requirement is met.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,000,000
1595 Boston Post Road	Milford Square	Cut-off Date LTV:	63.2%
Milford, CT 06460		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the Milford Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	13,100	19.7%	19.7%	$586,520	31.4%	31.4%	$44.77
2027	2	37,377	56.3%	76.0%	$722,425	38.7%	70.1%	$19.33
2028	0	0	0.0%	76.0%	$0	0.0%	70.1%	$0.00
2029	1	1,515	2.3%	78.3%	$66,660	3.6%	73.6%	$44.00
2030	0	0	0.0%	78.3%	$0	0.0%	73.6%	$0.00
2031	2	7,250	10.9%	89.2%	$370,263	19.8%	93.5%	$51.07
2032	0	0	0.0%	89.2%	$0	0.0%	93.5%	$0.00
2033	0	0	0.0%	89.2%	$0	0.0%	93.5%	$0.00
2034	0	0	0.0%	89.2%	$0	0.0%	93.5%	$0.00
2035	1	3,200	4.8%	94.0%	$121,952	6.5%	100.0%	$38.11
2036 & Thereafter	0	0	0.0%	94.0%	$0	0.0%	100.0%	$0.00
Vacant	NAP	4,000	6.0%	100.0%	NAP	NAP	100.0%	NAP
Total/Wtd. Avg.(3)	8	66,442	100.0%		$1,867,820	100.0%		$29.91

(1)	Based on the underwritten rent roll as of September 1, 2025.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Milford Square Property is located in the New Haven-Milford Core-Based Statistical Area (“CBSA”). The New Haven-Milford CBSA has its economy anchored by the educational and health services sector, which accounts for 28.7% of employment in the region, 12.1% higher than the national average. Moreover, the New Haven-Milford CBSA has affluent demographics, with a population that is two years older than the median age of the nation and earns $7,965 more in terms of average annual household income, with 37.2% of households earning over $100,000 annually. Similarly, the area also contains a higher concentration of educational attainment than the national average, with 35.3% of its population possessing a bachelor’s degree. Aggregate retail sales for the New Haven-Milford CBSA was $52.45 billion last year, with average retail sales per household of $226,636, higher than the U.S. average of $210,983. According to the appraisal, the New Haven-Milford CBSA is expected to continue expansion of its high-tech offerings in the education and health services and trade, transportation and utilities sectors, allowing for added payroll expansion and more recession resilience for future years. Additionally, a number of housing developments and projects are projected to make living in the downtown area more accessible and attract additional businesses upon completion. Additionally, according to the appraisal, the local economy displays stable growth concentrated in retail development, where the limited amount of space in primary retail corridors represents a strong barrier to market entry.

The Milford Square Property is within the Orange/Milford retail submarket of New Haven. According to the appraisal, the Orange/Milford retail submarket features 2,212,000 SF of inventory with an average asking rent per square foot of $18.52 and an average vacancy rate of 20.2%. Of the four retail submarkets that comprise the New Haven retail market, Orange/Milford features the highest average asking rent. Overall vacancy of the New Haven retail market for the first quarter of 2025 was 15.6%, and is projected to decline with vacancy projected to decrease to 12.4% in 2029. New development in the Orange/Milford retail submarket has been limited, with no new space being completed from 2020 to 2024. According to the appraisal, an additional 43,000 SF is projected to be completed in the submarket over the next five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,000,000
1595 Boston Post Road	Milford Square	Cut-off Date LTV:	63.2%
Milford, CT 06460		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for inline, anchor, outparcel and storage tenants at the Milford Square Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursement)	Rent Increase Projection
Inline	$37.00	10	Net	2% every year
Anchor	$23.00	10	Net	10% every five years
Outparcel	$45.00	10	Net	10% every five years
Storage	$7.50	10	Gross	10% every five years

Source: Appraisal

Appraisal. The appraisal concluded to an “As Is” value for the Milford Square Property of $25,300,000 as of June 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 11, 2025, there was no evidence of any recognized environmental conditions at the Milford Square Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Milford Square Property:

Cash Flow Analysis(1)
	2023	2024	June 2025 TTM	UW	UW PSF
Rents In Place(2)	$1,801,020	$1,641,062	$1,696,123	$1,867,820	$28.11
Vacant Income	$0	$0	$0	$29,320	$0.44
Total Reimbursements	$657,962	$632,531	$647,103	$732,772	$11.03
Other Income	$2,367	$6,174	$0	$0	$0.00
Vacancy	$0	$0	$0	($131,496)	($1.98)
Effective Gross Income	$2,461,350	$2,279,767	$2,343,225	$2,498,416	$37.60

Real Estate Taxes	$391,562	$418,603	$421,255	$419,906	$6.32
Insurance	$38,720	$47,176	$10,265	$77,800	$1.17
Operating Expenses	$302,385	$243,420	$286,919	$291,575	$4.39
Total Expenses	$732,667	$709,199	$718,439	$789,280	$11.88

Net Operating Income	$1,728,682	$1,570,568	$1,624,786	$1,709,136	$25.72
Capital Expenditures	$0	$0	$0	$9,966	$0.15
TI/LC	$0	$0	$0	$66,442	$1.00
Net Cash Flow	$1,728,682	$1,570,568	$1,624,786	$1,632,728	$24.57

Occupancy %(3)	100.0%	95.0%	94.0%	95.0%
NOI DSCR	1.59x	1.45x	1.49x	1.57x
NCF DSCR	1.59x	1.45x	1.49x	1.50x
NOI Debt Yield	10.8%	9.8%	10.2%	10.7%
NCF Debt Yield	10.8%	9.8%	10.2%	10.2%

(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring ite ms were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	UW Rents In Place is based on the underwritten rent roll dated as of September 1, 2025.
(3)	UW Occupancy % represents economic occupancy and is based on the physical occupancy shown in the underwritten rent roll dated September 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 – Target Sayville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch /MDBRS/Moody’s):	NR/NR/NR			Location:	Sayville, NY 11782
Original Balance:	$13,487,500			General Property Type:	Leased Fee
Cut-off Date Balance:	$13,487,500			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2014/NAP
Borrower Sponsors:	John Darcy Bolton and the John Darcy Bolton Living Trust			Size:	529,130 SF
Guarantors:	John Darcy Bolton and the John Darcy Bolton Living Trust			Cut-off Date Balance PSF:	$25
Mortgage Rate:	6.620%			Maturity Balance PSF:	$25
Note Date:	8/28/2025			Property Manager:	Self-Managed
Maturity Date:	9/11/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,131,667
				UW NCF:	$1,131,667
IO Period:	60 months			UW NOI Debt Yield:	8.4%
				UW NCF Debt Yield:	8.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	8.4%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF DSCR:	1.25x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI(1):	NAV
Additional Debt Type:	No			2nd Most Recent NOI(1):	NAV
Additional Debt Balance:	NAP			3rd Most Recent NOI(1):	NAV
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (8/28/2025)
Reserves(2)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$21,000,000 (7/24/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$40
Replacements:	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.2%
Leasing Costs:	$0	Springing	NAP	Maturity Date LTV Ratio:	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$13,487,500	64.3%	Purchase Price:	$20,740,927	98.9%
Borrower Equity:	$7,484,300	35.7%	Closing Costs:	$230,873	1.1%

Total Sources:	$20,971,800	100.0%	Total Uses:	$20,971,800	100.0%
(1)	Historical financial information is not available as the property was acquired at origination in a sale/leaseback transaction, and prior to that was owner-occupied since construction and, therefore, did not operate under a lease.
(2)	The Target Sayville Mortgage Loan (as defined below) documents do not require ongoing monthly reserves for RE Taxes, Insurance, Replacements or Leasing Costs provided there is no event of default ongoing, no cash trap event period ongoing and the Target lease remains in full force and effect.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Target Sayville Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $13,487,500 and secured by a first priority fee mortgage encumbering a 529,130 SF retail property located in Sayville, New York (the “Target Sayville Property”).

The Borrower and the Borrower Sponsors. The borrower is Target Sayville NNN LLC, a Delaware limited liability company and single purpose director. The non-recourse carveout guarantors are John Darcy Bolton and the John Darcy Bolton Living Trust and the borrower sponsors are John Darcy Bolton and the John Darcy Bolton Living Trust.

John Darcy Bolton is a real estate investor who specializes in multifamily investments, currently with over 270 properties under management.

The Property. The Target Sayville Property is a single-tenant retail building totaling 529,130 SF and is situated on approximately 12.14-acres in Sayville, New York. The Target Sayville Property was built in 2014 and is 100.0% leased to Target Corporation pursuant to a ground lease between the borrower, as lessor, and Target Corporation, as lessee. The Target Sayville improvements were constructed by the Target Corporation. The Target Sayville Property has 729 parking spaces on site, resulting in a parking ratio of approximately 5.07 spaces per 1,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Leased Fee – Leased Fee	Loan #15	Cut-off Date Balance:	$13,487,500
5750 Sunrise Highway	Target Sayville	Cut-off Date LTV:	64.2%
Sayville,NY 11782		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.4%

Sole Tenant.

Target Corporation. (A/A2/A: F/M/S&P; 529,130 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Founded in 1962, Target Corporation is a general merchandise retailer offering a diverse range of products including apparel, home goods, electronics and groceries. Target Corporation operates primarily within the United States, boasting a network of approximately 2,000 stores. Target Corporation sells a broad range of household goods, food and pet supplies, apparel and accessories, electronics, decor, and other items under national brands as well as owned and exclusive brands.

Target Corporation has occupied the property since 2014. The lease commenced in June 2014 and has an expiration in January 2040 with no termination options and five, 10-year renewal options.

The following table presents certain information relating to the tenancy at the Target Sayville Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Term. Option (Y/N)	Renewal Option
Target Corporation	A/A2/A	529,130	100.0%	$1,131,667	100.0%	$2.14	1/31/2040	N	5 x 10-yr
Subtotal/Wtd. Avg.		529,130	100.0%	$1,131,667	100.0%	$2.14

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		529,130	100.0%	$1,131,667	100.0%	$2.14
(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Target Sayville Property:

	Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
Thereafter	1	529,130	100.0%	100.0%	$1,131,667	100.0%	100.0%	$2.14
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	529,130	100.0%		$1,131,667	100.0%		$2.14
(1)	Information is based on the underwritten rent roll.

The Market. The Target Sayville Property is located at 5750 Sunrise Highway, Sayville, Suffolk County, New York, situated on the southwest corner of the Eastbound Sunrise Highway Service Road and Broadway. MacArthur Airport is located approximately 5 miles northwest, offering daily flights on Southwest and other major carriers. The Long Island Expressway, which connects Long Island to Manhattan, is approximately 3 miles north of the property. Sayville’s primary retail district is located along Montauk Highway and Main Street approximately 3 miles southwest of the Target Sayville Property.

According to a third party market research report, the Target Sayville Property is located in the Central Suffolk retail submarket of the Long Island - NY market. As of September 2025, the submarket had an inventory of approximately 26.7 million SF and a vacancy rate of 5.4%. The appraiser concluded a market rent of $3.00 PSF per month for the Target Sayville Property.

According to a third party report, the 2025 population and average household income within a one-, three- and five-mile radius of the Target Sayville Property was 8,685, 78,105, and 163,986 and $161,883, $155,835 and $151,465, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Leased Fee – Leased Fee	Loan #15	Cut-off Date Balance:	$13,487,500
5750 Sunrise Highway	Target Sayville	Cut-off Date LTV:	64.2%
Sayville,NY 11782		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.4%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Target Sayville Property:

Market Rent Summary
Ground Rent
Market Rent (PSF)	$3.00
Lease Term (Years)	15
Lease Type	Net
Rent Increase Projection	10% every 5 years
Tenant Improvements (New/Renewal)	$0 / $0
Leasing Commissions (New/Renewal)	0.0% / 0.0%
Free Rent (Months)	None
Source: Appraisal

The table below presents certain information relating to comparable sales pertaining to the Target Sayville Property identified by the appraiser:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Target Sayville Property 5750 Sunrise Highway	Sayville, NY	2014 / NAP	529,130	100%
Lowe's (Ground Lease) 20 International Drive South	Mount Olive, NJ	2000 / NAP	135,039	NAV	Jul-25	$74
Giant Food (Ground Lease) 2699 Benner Pike	Bellefonte, PA	2022 / NAP	54,050	100%	May-24	$187
Lowe's (GL) 50 Narrows Shopping Center	Edwardsville, PA	2000 / NAP	137,933	100%	Feb-24	$56
Walmart (GL) 1050 West Edgar Road	Linden, NJ	2019 / NAP	185,682	100%	Jun-23	$292
Lowe's (ground lease) 3924 Summerville Way	Chester, NY	2008 / NAP	121,048	100%	Jun-22	$85

Source: Appraisal.

The following table presents certain information relating to comparable retail leases for the Target Sayville Property:

Comparable Ground Retail Leases
Property Name/Location	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (years)	Size (SF)	Annual Base Rent PSF	Lease Type
Target Sayville Property 5750 Sunrise Highway Sayville, NY	2014 / NAP	529,130	Target	Jun-14	26.0	529,130	$2.13	Net
300 West Sunrise Highway Valley Stream, NY	NAV / NAP	73,641	Chase Bank	Jun-25	25.0	73,641	$7.00	Net
500 Queen Street Southington, CT	NAV / NAP	95,832	7-Eleven	Aug-22	25.0	95,832	$2.87	Net
375 Paterson Avenue Wallington, NJ	NAV / NAP	357,200	ShopRite	Jun-22	25.0	357,200	$3.70	Net
17 Soundview Market Place Port Washington, NY	NAV / NAP	400,525	Acme Markets	Jan-22	99.0	400,525	$2.40	Net

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Leased Fee – Leased Fee	Loan #15	Cut-off Date Balance:	$13,487,500
5750 Sunrise Highway	Target Sayville	Cut-off Date LTV:	64.2%
Sayville,NY 11782		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Target Sayville Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$1,131,667	$2.14
Total Recoveries	$0	$0.00
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$1,131,667	$2.14

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Operating Expenses	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$1,131,667	$2.14
CapEx	$0	$0.00
TI/LC	$0	$0.00
Net Cash Flow	$1,131,667	$2.14

Occupancy %	100.0%
NOI DSCR	1.25x
NCF DSCR	1.25x
NOI Debt Yield	8.4%
NCF Debt Yield	8.4%

(1)	Historical financial information is not available as the property was acquired at origination. Prior to the acquisition, the property was owner-occupied since construction and, therefore, did not operate under a lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Wells Fargo Commercial Mortgage Trust 2025-5C6	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813
Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Andrew Lisa	Tel. (212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141